Exhibit 10.1

    $800,000,000
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
dated as of
May 30, 2023
between
ENSTAR GROUP LIMITED,
as Parent
ENSTAR GROUP LIMITED
KENMARE HOLDINGS LTD.
ENSTAR (US ASIA-PAC) HOLDINGS LIMITED
ENSTAR HOLDINGS (US) LLC
and
CAVELLO BAY REINSURANCE LIMITED,
as Borrowers,
ENSTAR GROUP LIMITED
KENMARE HOLDINGS LTD.
ENSTAR (US ASIA-PAC) HOLDINGS LIMITED
and
ENSTAR HOLDINGS (US) LLC
as Guarantors
The Lenders Party Hereto,
NATIONAL AUSTRALIA BANK LIMITED
as Administrative Agent and LC Administrator
and
NATIONAL AUSTRALIA BANK LIMITED
as Swingline Lender
__________
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Fronting Bank
__________
NATIONAL AUSTRALIA BANK LIMITED
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners
__________
NATIONAL AUSTRALIA BANK LIMITED
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents
__________
NATIONAL AUSTRALIA BANK LIMITED
as Documentation Agent

SCHEDULES
SCHEDULE 2.01    -     Commitments and Lenders; Eligible Affiliates
SCHEDULE 2.02    -    Pricing Grid
SCHEDULE 3.13    -    Eligible Confirming Banks
SCHEDULE 7.01    -    Indebtedness
SCHEDULE 7.02    -    Liens
SCHEDULE 7.07    -    Investments

EXHIBITS
EXHIBIT A     -     Form of Assignment and Assumption
EXHIBIT B    -    Form of Borrowing Request
EXHIBIT C    -    Form of Confirming Bank Agreement
EXHIBIT D    -    Form of Syndicated Letter of Credit Notice
EXHIBIT E-1     -     Form of U.S. Tax Compliance Certificate
EXHIBIT E-2     -     Form of U.S. Tax Compliance Certificate
EXHIBIT E-3     -     Form of U.S. Tax Compliance Certificate
EXHIBIT E-4     -     Form of U.S. Tax Compliance Certificate
EXHIBIT F    -    Form of Syndicated Letter of Credit

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of May 30, 2023 (this “Agreement”), between ENSTAR GROUP LIMITED, KENMARE HOLDINGS LTD., ENSTAR (US ASIA-PAC) HOLDINGS LIMITED, and CAVELLO BAY REINSURANCE LIMITED, as Borrowers, ENSTAR GROUP LIMITED, KENMARE HOLDINGS LTD., ENSTAR (US ASIA-PAC) HOLDINGS LIMITED and ENSTAR HOLDINGS (US) LLC as Guarantors, the LENDERS party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION as Fronting Bank and NATIONAL AUSTRALIA BANK LIMITED, as Administrative Agent, LC Administrator and Swingline Lender.
The Borrowers (as defined below), the Parent, the Administrative Agent and certain of the Lenders are parties to that certain revolving credit agreement, dated as of August 16, 2018, as amended from time to time prior to the date hereof (as amended to date, the “Existing Credit Agreement”).
In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree that the Existing Credit Agreement shall be, and it is hereby, amended and restated in its entirety by this Agreement. This Agreement shall not constitute a novation of the Existing Credit Agreement or the indebtedness created thereunder.
The Borrowers have requested that the Lenders extend credit to the Borrowers, and the Lenders are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50%, (c) the Adjusted Term SOFR for Dollars for a one-month term in effect on such day (taking into account any floor under the definition of “Term SOFR”) plus 1.00% and (d) 0.00%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Rate or such Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or such Adjusted Term SOFR, respectively.
“ABR Borrowing” means, as to any Borrowing, the ABR Loans comprising such Borrowing.
“ABR Loan” means a Loan that bears interest based on the ABR. All ABR Loans shall be denominated in Dollars.
“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Account Party” means “Account Party” as defined or referenced in the M&URs.
“Acquisition SPV” means a direct or indirect Subsidiary of the Parent other than a Loan Party, established or maintained for the purpose of making Investments that are not prohibited hereunder provided it has no other Indebtedness other than Acquisition SPV Indebtedness or Indebtedness owed to a member of the Group.
“Acquisition SPV Indebtedness” means Indebtedness incurred by an Acquisition SPV where the provider of the Indebtedness has no recourse against any member of the Group, other than to that Acquisition SPV and its respective assets.
“Adjusted Eurocurrency Rate” means, as to any Eurocurrency Rate Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the highest of (a)(i) the Eurocurrency Rate for such Interest Period divided by (ii) one minus the Eurocurrency Reserve Percentage and (b) 0.00%.

“Adjusted Term SOFR” means, for any Interest Period, (a) Term SOFR for such Interest Period plus (b) the Term SOFR Adjustment.
“Administrative Agent” means National Australia Bank Limited, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, in respect of any currency, the Administrative Agent’s address and, as appropriate, account as set forth in SECTION 11.01 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Parent, the Fronting Bank, the LC Administrator and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by or otherwise acceptable to the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, in each case regardless of whether such other Person is existing as of the date hereof.
“Agent Parties” has the meaning specified in SECTION 11.01(d)(ii).
“Agents” means, collectively, the Administrative Agent, the LC Administrator, the Syndication Agents and the Documentation Agent.
“Aggregate Available Commitments” means the Available Commitments of all the Lenders.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Aggregate Payments” has the meaning specified in SECTION 10.02.
“Agreement” has the meaning specified in the introductory paragraph hereof.
“Alternative Currency” means (a) Euros and (b) Sterling; provided that each such currency is a lawful currency that is readily available, freely transferable and able to be converted into Dollars.
“Alternative Currency Amount” means, with respect to any amount in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with such Dollars.
“Applicable Available Percentage” means, with respect to any Lender at any time, the percentage of the Aggregate Available Commitments represented by such Lender’s Available Commitment (without duplication of any commitment to make Swingline Loans) at such time.
“Applicable Commitment Fee Rate” means the rate under the column titled “Commitment Fee Rate” on the Pricing Grid for the applicable Pricing Level.
“Applicable Issuing Party” means (a) in the case of Fronted Letters of Credit, the Fronting Bank and (b) in the case of Syndicated Letters of Credit, the LC Administrator.
“Applicable LC Fee Rate” means the rate set forth in the column titled “Applicable LC Fee Rate” in the Pricing Grid for the applicable Pricing Level.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

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“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Aggregate Commitments represented by such Lender’s Commitment (without duplication of any commitment to make Swingline Loans) at such time. If the Commitment of each Lender to make Loans and issue Syndicated Letters of Credit and the obligation of the Fronting Bank to issue Fronted Letters of Credit have been terminated pursuant to SECTION 8.01 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The Applicable Percentage of each Lender as of the Closing Date is set forth opposite the name of such Lender on Schedule 2.01.
“Applicable Rate” means (a) in the case of Term SOFR Loans, the rate set forth in the column titled “SOFR Loans” in the Pricing Grid for the applicable Pricing Level, (b) in the case of Eurocurrency Rate Loans, the rate set forth in the column titled “Euro Loans” in the Pricing Grid for the applicable Pricing Level, (c) in the case of ABR Loans, the rate set forth in the column titled “ABR Loans” in the Pricing Grid for the applicable Pricing Level and (d) in the case of SONIA Loans, the rate set forth in the column titled “SONIA Loans” in the Pricing Grid for the applicable Pricing Level.
“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Fund” means any Fund that is administered, managed or advised by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, manages or advises a Lender.
“Arrangers” means, collectively, National Australia Bank Limited and Wells Fargo Securities, LLC in their capacities as joint lead arrangers and joint bookrunners.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by SECTION 11.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, as of any date of determination, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means (a) the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 2022 and the related consolidated statements of income or operations, Shareholders' Equity and cash flows for such fiscal year of the Parent and its Subsidiaries and (b) upon delivery of such later financial statements, thereafter the financial statements most recently delivered pursuant to SECTION 6.01(a).
“Available Commitment” means, as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment then in effect over (b) such Lender's share of the Outstanding Amount, including any participation interests purchased in any Fronted Letters of Credit.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any currency, as applicable, (x) if such Benchmark rate is a term rate, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement, or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to SECTION 2.24(d).

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“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Basel III” means:
(a)    the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
(b)    the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(c)    any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.
“Benchmark” means, with respect to:
(a)    Term SOFR Loans denominated in Dollars, initially, Term SOFR Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then current Benchmark for Dollars, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to SECTION 2.24(a);
(b)     Eurocurrency Rate Loans denominated in Euros, initially EURIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to EURIBOR or the then-current Benchmark for Euros, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to SECTION 2.24(a); and
(c)     SONIA Loans, initially Daily Simple SONIA; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Daily Simple SONIA or the then-current Benchmark for Sterling, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to SECTION 2.24(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)     if the applicable Benchmark is denominated in Dollars, the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or
(b)     with respect to any currency, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for such then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (1) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the

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Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such then-current Benchmark for syndicated credit facilities relating to such currency, as applicable, at such time and (ii) the related Benchmark Replacement Adjustment;
If a Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities relating to such currency, as applicable.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark of any currency:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark for any currency:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication,

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there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer , or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof) for such currency.
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with SECTION 2.24 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with SECTION 2.24.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the United States.
“Borrowers” means each of (i) Enstar Group Limited, an exempted company limited by shares and incorporated in Bermuda, (ii) Kenmare Holdings Ltd., an exempted company limited by shares and incorporated in Bermuda, (iii) Enstar (US Asia-Pac) Holdings Limited, a limited liability company incorporated in England and Wales, (iv) Enstar Holdings (US) LLC, a limited liability company formed in the State of Delaware and (v) Cavello Bay Reinsurance Limited, an exempted company limited by shares and incorporated in Bermuda and registered as a Class 3B insurer pursuant to the Insurance Act 1978.
“Borrowing” means a Revolving Borrowing or a Swingline Borrowing, as the context may require.
“Borrowing Request” means a request for a Borrowing substantially in the form of Exhibit B, with such changes as may be agreed between the applicable Borrower, the Administrative Agent and, if such Borrowing is in respect of a Swingline Loan, the Swingline Lender.
“Bribery Act” has the meaning specified in SECTION 4.18(b).
“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of New York, New York, London, England or Hamilton, Bermuda or is a day on which banking institutions in any such place are authorized or required by Law to close; provided that, when used in connection with a Term SOFR Loan, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day and, when other dealings are required pursuant to the terms of this Agreement in respect of any Alternative Currency, “Business Day” also means (x) in respect of any Eurocurrency Rate Loans, any TARGET Day.
“Capitalized Lease” means each lease that has been or is required to be, in accordance with GAAP, recorded as a financing lease.
“Cash Collateral Account” has the meaning set forth in SECTION 3.07(a).

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“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Finance Parties, as collateral for LC Obligations or obligations of Lenders to fund or fund participations in respect of Letters of Credit, cash or deposit account balances or, if each of Administrative Agent and the Applicable Issuing Party shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Fronting Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from a Credit Rating Agency;
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(e)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA and Aaa (or equivalent rating) by at least two Credit Rating Agencies and (iii) have portfolio assets of at least $5,000,000,000.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.
“Central Bank Rate” means, (a) the greater of (i) for any Loan denominated in (A) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (B) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time and (ii) 0.00%; plus (b) the applicable Central Bank Rate Adjustment.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last Business Day in such period. For purposes of this definition, (x)

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the term Central Bank Rate shall be determined disregarding clause (b) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Rate on such day at approximately the time referred to in the definition of such term for deposits in Euros for a maturity of one month (or, in the event the EURIBOR Rate, for deposits in Euros is not available for such maturity of one month, shall be based on the Interpolated Rate, as applicable, as of such time); provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00%.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, European Union or foreign regulatory authorities, in each case pursuant to Basel III or CRD IV, and in each case except to the extent attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III or CRD IV), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 50% of the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Closing Date” means the first date all the conditions precedent in SECTION 5.01 are satisfied or waived in accordance with SECTION 11.02.
“Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated and any rulings issued thereunder.
“Commitment” means with respect to each Lender on any date, the commitment of such Lender on such date to (a) make Revolving Loans, (b) to issue and participate in Letters of Credit, and (c) with respect to the Swingline Lender only, to make Swingline Loans, in each case in accordance with the terms of this Agreement, as such commitment may be reduced or increased from time to time pursuant to SECTION 11.04 or reduced from time to time pursuant to SECTION 2.09 or increased from time to time pursuant to SECTION 2.25. The initial amount of such Lender’s Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.
“Commitment Termination Date” means the date that is five years after the date of this Agreement (except that, if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day).
“Communications” has the meaning specified in SECTION 11.01(d)(i).

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“Commutation Agreement” means any agreement, contract, undertaking, commitment, instrument or other arrangement, including an Insurance Agreement, whether or not contained in a written contract, pursuant to which an Insurance Agreement is commuted, recaptured or otherwise terminated.
“Confirming Bank” means, with respect to any Lender, any other bank that has agreed, by delivery of a confirming bank agreement in substantially the form of Exhibit C (a “Confirming Bank Agreement”), or such other form as may be agreed to by the relevant Lender, the LC Administrator and the Borrower, that such other bank will itself honor the obligations of such Lender in respect of a draft complying with the terms of a Syndicated Letter of Credit as if, and to the extent, such other bank were the Lender acting as a “Letter of Credit Bank” named in such Syndicated Letter of Credit; provided that any Confirming Bank must be an Eligible Confirming Bank.
“Confirming Bank Agreement” has the meaning set forth in the definition of “Confirming Bank”.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of SECTION 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Financial Indebtedness” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any Indebtedness of members of the Group, excluding (i) any such obligations to any other member of the Group; (ii) Indebtedness incurred pursuant to any letter of credit or its equivalent in the ordinary course of business, but only in each case to the extent such letter of credit or equivalent is undrawn; (iii) Contingent Capital Instruments to the extent that such instruments would not in aggregate exceed 10% of Total Capital; (iv) Hybrid Capital to the extent that such Hybrid Capital (A) does not in aggregate exceed 15% of Total Capital and (B) does not mature or is not mandatorily redeemable or subject to any mandatory repurchase requirement at any time on or prior to the date which is six months after the Commitment Termination Date; and (v) Indebtedness in connection with undrawn amounts under any deposit facilities in the ordinary course of business of the Group.
“Consolidated Net Worth” means, as of any date of determination, the aggregate of the Shareholders' Equity of Parent excluding (a) any accumulated other comprehensive income or loss attributable to unrealized gains or losses on available-for-sale investments shown on the statement of Shareholders’ Equity of Parent as of the end of the most recent fiscal period and (b) the aggregate amount (without duplication) of total net unrealized gains or losses on investments for each fiscal period beginning after December 31, 2021.
“Contingent Capital Instruments” means unconditional, committed capital instruments which are callable on demand, but excluding Hybrid Capital.
“Contributing Guarantors” has the meaning specified in SECTION 10.02.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.
“Controlled Investment Entity” means each Investment Entity that is Controlled by the Parent or any of its Subsidiaries, from time to time.
“Corresponding Tenor” means with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“CRD” has the meaning specified in the definition of “EU CRD IV”.
“CRD IV” means EU CRD IV and UK CRD IV.
“Credit Extension” means any Borrowing or any LC Credit Extension.
“Credit Rating” means a rating as determined by a Credit Rating Agency of the Parent’s non-credit-enhanced, senior unsecured long-term indebtedness.
“Credit Rating Agency” means an internationally recognized credit rating agency that evaluates the financial condition of issuers of debt instruments and then assigns a rating that reflects its assessment of the issuer’s ability to make debt payments.
“CRR” has the meaning specified in the definition of “EU CRD IV”.
“Currency Valuation Notice” has the meaning specified in SECTION 2.08(b).
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (i) SOFR for the day (such day “i”) that is five U.S. Government Securities Business Days prior to (x) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (y) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days, and (ii) the Floor. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.
“Daily Simple SONIA” means for any day (a “SONIA Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the greater of (i) SONIA for the day (such day, a “SONIA Determination Day”) that is five (5) Business Days prior to (x) if such SONIA Rate Day is a Business Day, such SONIA Rate Day, or (y) if such SONIA Rate Day is not a Business Day, the Business Day immediately preceding such SONIA Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (ii) the Floor. If by 5:00 p.m. (local time) on the second (2nd) Business Day immediately following the SONIA Determination Day, SONIA in respect of such SONIA Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SONIA has not occurred, then the SONIA for such SONIA Determination Day will be the SONIA as published in respect of the first preceding Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided that any SONIA determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three (3) consecutive SONIA Rate Days. Any change in Daily Simple SONIA due to a change in the SONIA shall be effective from and including the effective date of such change in the SONIA without notice to the Borrowers.

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“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws in the United States or any other applicable jurisdiction from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate (before as well as after judgment) equal to (a) with respect to overdue principal, the applicable interest rate plus 2.00% per annum (provided that, with respect to a SONIA Loan, Term SOFR Loan or a Eurocurrency Rate Loan, the determination of the applicable interest rate is subject to SECTION 2.07(e) to the extent that Loans may not be converted to, or continued as, SONIA Loans, Term SOFR Loans or Eurocurrency Rate Loans, as applicable, pursuant thereto) and (b) with respect to any other overdue amount (including overdue interest), the interest rate applicable to ABR Loans in the case of overdue interest or fee plus 2.00% per annum.
“Defaulting Lender” means, subject to SECTION 2.23, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the LC Administrator, the Fronting Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participations in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, the LC Administrator, the Fronting Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, the Borrower, or, to the extent the LC Administrator or the Fronting Bank has outstanding LC Obligations at such time, the LC Administrator or the Fronting Bank, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the LC Administrator, the Fronting Bank or the Borrower), or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or other applicable governmental regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to SECTION 2.23) upon delivery of written notice of such determination to the Borrowers, the Fronting Bank, the LC Administrator and each Lender.
“Disposition”, “Dispose” or “Disposed” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or

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otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for mandatory scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one days after the Commitment Termination Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of a Loan Party or any Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the such Loan Party or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Documentation Agent” means National Australia Bank Limited.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Amount” means (a) with respect to any amount in Dollars, such amount or (b) in the case of an amount in Euros or Sterling, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Euros or Sterling.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Affiliate” means each Affiliate of the Borrowers which is listed in Schedule 2.01 hereto and any other Affiliate of the Borrowers approved by the Lenders, the LC Administrator and the Fronting Bank.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under SECTION 11.04(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under SECTION 11.04(b)(iii)).
“Eligible Confirming Bank” means (x) if an Event of Default has occurred, any bank listed on the NAIC Qualified Institution List, and (y) otherwise, a Person which is listed in Schedule 3.13 hereto and any other bank approved by the Parent; provided, in each case, that any Eligible Confirming Bank that fails to be listed on the NAIC Qualified Institution List shall automatically cease to be an Eligible Confirming Bank for so long as such Person is not listed on the NAIC Qualified Institution List.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Engagement Letter” means the engagement letter dated April 14, 2023 between the Arrangers and the Parent.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, including all common law, relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions, discharges to waste or public systems and health and safety matters.

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“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by the Parent or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by the Parent or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a “substantial cessation of operations” with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA (for which the exemption set forth in Section 4062(e)(3) of ERISA is not available); (d) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate; (j) the engagement by the Parent or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon the Parent or any ERISA Affiliate pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.
“Erroneous Payment” has the meaning specified in SECTION 9.10(a).
“Erroneous Payment Subrogation Rights” has the meaning specified in SECTION 9.10(e).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EU CRD IV” means:
(a)    Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012 (“CRR”); and

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(b)    Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC (“CRD”).
“EURIBOR” has the meaning specified in the definition of “Eurocurrency Rate”.
“EURIBOR Rate” has the meaning specified in the definition of “Eurocurrency Rate”.
“Euro” and “€” mean lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Eurocurrency Rate” means, with respect to any Eurocurrency Rate Loan for any Interest Period, the greater of (i) the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period, as displayed on the applicable Reuters page (or on any successor or substitute page or service providing such quotations as determined by the Administrative Agent from time to time; in each case, the “EURIBOR Rate”) at approximately 11:00 a.m. (Brussels time) two Business Days prior to the commencement of such Interest Period; provided that if such rate is not available at such time for any reason, then the “EURIBOR Rate” with respect to such Eurocurrency Rate Borrowing for such Interest Period shall be the Interpolated Rate and (ii) the Floor.
“Eurocurrency Rate Borrowing” means, as to any Borrowing, the Eurocurrency Rate Loans comprising such Borrowing.
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the “Eurocurrency Rate”.
“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). The Adjusted Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.
“Event of Default” has the meaning specified in ARTICLE VIII.
“Evergreen Letter of Credit” has the meaning assigned thereto in SECTION 3.04.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender, U.S. federal and U.K. withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under SECTION 2.21(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to SECTION 2.18, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c)  in respect of a Loan or Commitment made to any U.S. Borrower or U.K. Borrower, Taxes attributable to such Recipient’s failure to comply with SECTION 2.18(g) or SECTION 2.18(h), as applicable and (d) any withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning specified in the introductory paragraph hereof.
“Fair Share” has the meaning specified in SECTION 10.02.

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“Fair Share Contribution Amount” has the meaning specified in SECTION 10.02.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.
“FCA” means the United Kingdom Financial Conduct Authority and any predecessor or successor body or bodies.
“FCPA” has the meaning specified in SECTION 4.18(b).
“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fee Letters” means the NAB Fee Letter, the Wells Fee Letter and the Upfront Fee Letter.
“Finance Parties” means the LC Administrator, the Fronting Bank, the Administrative Agent and each Lender.
“Financial Officer” means, as to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.
“Finance Subsidiary” means a Wholly-Owned Subsidiary the primary activity of which is to obtain financing or provide financing for the operations of the Parent or its Subsidiaries.
“Fitch” means Fitch Ratings Inc.
“Floor” means 0.00%.
“Foreign Lender” means (a) if any Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if any Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Borrower or any Subsidiary with respect to employees employed outside the United States (other than any governmental arrangement).
“Fronted Letter of Credit” means any standby letter of credit issued by the Fronting Bank in which the Lenders purchase a risk participation pursuant to SECTION 3.03.
“Fronted Letter of Credit Exposure” means, at any time for each Lender, such Lender’s Letter of Credit Exposure in respect of Fronted Letters of Credit.
“Fronted Letter of Credit Notice” has the meaning specified in SECTION 3.03(b).
“Fronted Letter of Credit Sublimit” means $75,000,000.

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“Fronting Arrangement” means an agreement or other arrangement by Parent or a member of the Group pursuant to which an insurer, reinsurer or other entity agrees to issue insurance or reinsurance policies at the request or on behalf of Parent or such member of the Group who then assumes the obligations in respect thereof pursuant to a Reinsurance Agreement or otherwise.
“Fronting Bank” means Wells Fargo Bank, National Association (provided that Wells Fargo Bank, National Association may elect to perform any of its obligations hereunder as Fronting Bank under this Agreement or the other Loan Documents by acting through one or more of its Affiliates or branches), in its capacity as issuer of Fronted Letters of Credit, and any other Person that agrees, in its sole and absolute discretion, to become the issuer of Fronted Letters of Credit hereunder.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Fronting Bank, such Defaulting Lender’s Applicable Percentage of the outstanding LC Obligations with respect to Fronted Letters of Credit issued by the Fronting Bank other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“Funding Guarantor” has the meaning specified in SECTION 10.02.
“Funding Lender” has the meaning specified in SECTION 2.26.
“GAAP” means, subject to SECTION 1.03, generally accepted accounting principles in the United States, or as appropriate locally, as in effect as of the date of determination thereof.
“Governmental Authority” means the government of the United States, Bermuda, or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Group” means the Parent and each of its Subsidiaries from time to time.
“Group Enhanced Capital Requirement” means the enhanced capital requirement applicable to the Group pursuant to the Insurance (Group Supervision) Rules 2011 of Bermuda, as implemented and applied in Bermuda, and taking into account of any transitional measures and any capital add on permitted or applied by the Bermuda Monetary Authority.
“Group Enhanced Capital Resources” means the eligible capital of the Group which are, pursuant to the Insurance Act 1978 of Bermuda, as amended (including any rules and regulations promulgated thereunder), eligible to satisfy the Group Enhanced Capital Requirement.
“Group Structure Chart” means the most recent group structure chart of the Group delivered to the Administrative Agent by the Parent on or prior to the date of this Agreement.
“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) obligations of any Person under Policies, Insurance Agreements, Reinsurance Agreements,

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Fronting Arrangements, Retrocession Agreements, Commutation Agreements or Novation Agreements. The amount of any Guarantee made by any guarantor shall be deemed to be the lower of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (B) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the Loan Parties in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning specified in SECTION 10.01.
“Guarantor” means each of ENSTAR GROUP LIMITED, KENMARE HOLDINGS LTD., ENSTAR (US ASIA-PAC) HOLDINGS LIMITED and ENSTAR HOLDINGS (US) LLC.
“Guaranty” means the guaranty of each Guarantor set forth in ARTICLE X.
“Guaranty Beneficiary” means each Arranger, Agent and Lender.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and other substances or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.
“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.
“Hybrid Capital” means any security that constitutes Indebtedness and affords equity benefit to the issuer thereof (under the procedures and guidelines of S&P at the time of issuance of such security) by having ongoing payment requirements that are more flexible than interest payments associated with conventional indebtedness for borrowed money and by being contractually subordinated to such indebtedness.
“Incremental Commitment” has the meaning specified in SECTION 2.25(a).
“Incremental Commitment Effective Date” has the meaning specified in SECTION 2.25(e).
“Incremental Lender” has the meaning specified in SECTION 2.25(d).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    any amount raised by acceptance under any acceptance credit facility or dematerialized equivalent;
(c)    receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(d)    net obligations of such Person under any Swap Contract;
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    any counter-indemnity or reimbursement obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or

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financial institution except in respect of an underlying liability of an entity which is a member of the Group;
(g)    any amount of any liability under an advance or deferred purchase agreement if (1) one of the primary reasons behind entering into the agreement is to raise capital or (2) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply (excluding any trade accounts payable in the ordinary course of business);
(h)    any amount raised under any other transaction having the commercial effect of a borrowing;
(i)    all Attributable Indebtedness;
(j)    all obligations of such Person in respect of Disqualified Equity Interests, with the amount of Indebtedness represented by such Disqualified Equity Interests being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interest as if such Disqualified Equity Interest were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Equity Interest, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Equity Interest); and
(k)    the amount of any liability in respect of any Guarantees for any items referred to at (a) to (j) above.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or other entity that provides for the limited liability of its owners) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Indebtedness of any Person for purposes of clause (e) that is expressly made non-recourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding the foregoing, Indebtedness shall not include (A) trade payables (including payables under Insurance Agreements and reinsurance payables) and accrued expenses, in each case arising in the ordinary course of business, or (B) obligations of any Person under Policies, Reinsurance Agreements, Retrocession Agreements, Novation Agreements, Commutation Agreements or Fronting Arrangements (including Guarantees of any such obligations) which are entered into in the ordinary course of business.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning specified in SECTION 11.03(b).
“Information” has the meaning specified in SECTION 11.12.
“Insurance Agreement” means any agreement, contract, undertaking, commitment, instrument, treaty, facultative certificate, cover note, final wording, policy, certificate, endorsement, amendment or other arrangement, whether or not contained in a written contract, pursuant to which an insurer, reinsurer or other entity accepts or transfers insurance or similar risks.
“Insurance Subsidiary” means a member of the Group which is licensed by any Governmental Authority to engage in the insurance or reinsurance business.

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“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with SECTION 2.07, which shall be in such form as the Administrative Agent may approve.
“Interest Payment Date” means (a) as to any ABR Loan, the last Business Day of each March, June, September and December and the Commitment Termination Date, (b) as to any SONIA Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such SONIA Loan; provided that, as to any such SONIA Loan, (1) if any such date would be a day other than a Business Day, such date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such date shall be the next preceding Business Day and (2) the Interest Payment Date with respect to any Borrowing that occurs on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in any applicable calendar month) shall be the last Business Day of any such succeeding applicable calendar month; provided, that for purposes of this clause (b), the date of a Borrowing of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing, and (ii) the Commitment Termination Date, (c) as to any Term SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, and the Commitment Termination Date, (d) as to any Eurocurrency Rate Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, and the Commitment Termination Date and (e) as to any Swingline Loan, the date that such Swingline Loan is required to be repaid and the Commitment Termination Date.
“Interest Period” means, as to any Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no tenor that has been removed from this definition pursuant to SECTION 2.24(d) shall be available for specification in such Borrowing Request or Interest Election Request and (iv) no Interest Period shall extend beyond the Commitment Termination Date. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.
“Interpolated Rate” means, at any time, with respect to any Eurocurrency Rate Borrowings denominated in Euros and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Rate for the longest period (for which that EURIBOR Rate is available) that is shorter than the Interest Period and (b) the EURIBOR Rate for the shortest period (for which that EURIBOR Rate is available) that exceeds the Interest Period, in each case, at approximately 11:00 a.m. (Brussels time) two Business Days prior to the commencement of such Interest Period.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs Indebtedness of the type referred to in clause (k) of the definition of “Indebtedness” in respect of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in case by such Person with respect thereto.

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“Investment Entity” means any Investment Fund, Investment Fund GP, or Investment Fund Manager.
“Investment Fund” means any investment fund or other pooled investment vehicle, to the extent it would qualify as a Subsidiary under this Agreement (for purposes of this definition only, without giving effect to the last sentence of the definition of “Subsidiary”), in which any Borrower and any of its Subsidiaries, collectively, are the only or majority investors; provided that no Loan Party or Insurance Subsidiary shall be an Investment Fund.
“Investment Fund GP” means any limited liability entity that is a general partner of any Investment Fund whose assets are limited to interests in an Investment Fund or Investment Funds and other amounts received and receivable in respect of Contractual Obligations with an Investment Fund or Investment Funds.
“Investment Fund Manager” means any Person that provides fund management services to an Investment Fund; provided that if such Person is Controlled by the Parent or any of its Subsidiaries, such Person’s activities and assets shall be limited to providing such fund management services.
“IRS” means the United States Internal Revenue Service.
“Joinder Agreement” means a joinder or similar agreement entered into by any Person (including any Lender) under SECTION 2.25 pursuant to which such Person shall provide an Incremental Commitment hereunder and (if such Person is not then a Lender) shall become a Lender party hereto.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LC Administrator” means National Australia Bank Limited, in its capacity as issuer of Syndicated Letters of Credit hereunder for and on behalf of the Lenders, and as an attorney-in-fact for such Lenders; provided that National Australia Bank Limited may elect to perform any of its obligations hereunder as LC Administrator under this Agreement or the other Loan Documents (including issuing Syndicated Letters of Credit) by acting through one or more of its Affiliates or branches, including National Australia Bank Limited, New York Branch and National Australia Bank Limited, London Branch, so long as such Affiliate or branch that issues Syndicated Letters of Credit hereunder is, in respect of any Syndicated Letter of Credit issued to a beneficiary domiciled in a US State which has adopted the NAIC model laws and rules, a NAIC Qualified Lender, and which complies with the related requirements applicable to the LC Administrator issuing Syndicated Letters of Credit hereunder, provided further that any exercise of such option shall not affect the obligations of the Loan Parties to repay such obligation (including in respect of Syndicated Letters of Credit in accordance with the terms of this Agreement. For the avoidance of doubt, the LC Administrator is not acting as a fronting bank in in respect of the Syndicated Letter of Credit, together with any replacement LC Administrator arising under SECTION 9.06.
“LC Advance” has the meaning specified in SECTION 3.03(d)(i).
“LC Credit Extension” means the issuance of a Letter of Credit, the issuance of an amendment to any Letter of Credit which increases the stated amount thereof or the extension of any expiry date of any Letter of Credit.
“LC Disbursement” means (i) with respect to any Fronted Letter of Credit, any payment made by the Fronting Bank pursuant thereto and (ii) with respect to any Syndicated Letter of Credit, any payment made by an LC Issuer pursuant thereto.
“LC Expiration Date” means one (1) year after the Commitment Termination Date; provided, however, that if such date is not a Business Day, the LC Expiration Date shall be the next preceding Business Day.
“LC Issuer” means (a) with respect to a Fronted Letter of Credit, the Fronting Bank and (b) with respect to a Syndicated Letter of Credit, each Lender.

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“LC Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increased provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Obligations of any Lender at any time shall be its Applicable Percentage of the total LC Obligations at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be drawn, and the obligations of the applicable Borrower and each Lender shall remain in full force and effect until the Fronting Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Lenders” means (i) the Persons listed on Schedule 2.01 and (ii) thereafter, any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context requires otherwise, the term “Lenders” includes the Swingline Lender and the Lenders in their capacity as LC Issuers with respect to Syndicated Letters of Credit.
“Letter of Credit” means each Fronted Letter of Credit and Syndicated Letter of Credit issued hereunder.
“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any Letter of Credit Notice therefor and any other agreements, instruments, guarantees or other documents (whether general in application to all Letters of Credit issued by the Applicable Issuing Party or applicable only to such Letter of Credit) governing or providing for the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit.
“Letter of Credit Fee” has the meaning assigned thereto in SECTION 3.08(a).
“Letter of Credit Notice” means a Syndicated Letter of Credit Notice or a Fronted Letter of Credit Notice, as the context requires.
“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Lloyd's” means the society incorporated by the Lloyd's Act 1871 by the name of Lloyd's.
“Lloyd's Applicant” means SGL No.1 Limited, a company incorporated in England and Wales with company number 06454514.
“Loan” means a loan made by a Lender to a Borrower under ARTICLE II in the form of a Revolving Loan or a Swingline Loan.
“Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to SECTION 2.13(b), the Letter of Credit Documents, the Fee Letters and any other documents entered into in connection herewith, except that the term “Loan Documents” shall not include any Letters of Credit issued pursuant to this Agreement.
“Loan Parties” means, collectively, the Parent, the Borrowers and the Guarantors.
“M&URs” means the Membership and Underwriting Conditions and Requirements set out in Market Bulletin Ref: Y5353 published on October 25, 2021 (as amended or supplemented from time to time, together with any successor to or replacement thereof).
“Margin Stock” means margin stock within the meaning of Regulations T, U and X.

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“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business or financial condition of the Parent and its Subsidiaries taken as a whole; or (b) a material adverse effect on (i) the ability of a Loan Party to perform its payment obligations under the Loan Documents, or (ii) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Lender under any Loan Documents.
“Material Subsidiary” means a Subsidiary of the Parent that after the elimination of intercompany accounts, has total assets in excess of 10% of the consolidated total assets of the Parent and its Subsidiaries based upon and as of the date of delivery of the most recent consolidated financial statements of the Parent and its Subsidiaries furnished pursuant to SECTION 6.01(a) or SECTION 6.01(b), as applicable.
“Maximum Rate” has the meaning specified in SECTION 11.14.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate either currently or during the preceding five plan years, has made or been obligated to make contributions, or has any liability.
“Multiple Employer Plan” means a Plan with respect to which a Loan Party or any ERISA Affiliate is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“NAB Fee Letter” means the fee letter dated April 14, 2023 between the Parent and the Administrative Agent.
“NAIC” means the National Association of Insurance Commissioners and any successor thereto.
“NAIC Qualified Institution List” has the meaning set forth in the definition of “NAIC-Qualified Lender.”
“NAIC-Qualified Lender” means, at any time, (a) any Lender listed on the “NAIC List of Qualified U.S. Financial Institutions” maintained by the NAIC (the “NAIC Qualified Institution List”) or any branch or related entity of such Lender at such time and acting through the legal entity so listed or (b) any Lender as to which its Confirming Bank is a financial institution listed on the NAIC Qualified Institution List at such time.
“Net Worth” means, in relation to any member of the Group, at any time, the aggregate of the shareholders’ equity determined in accordance with GAAP of such Group member at such time.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of SECTION 11.02 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extension Notice Date” has the meaning specified in SECTION 3.04.
“Non-NAIC Qualified Lender” means, at any time, any Lender that is not a NAIC Qualified Lender at such time.
“Non-Pro Rata Issuance Election” has the meaning specified in SECTION 3.12(c).
“Novation Agreement” means any agreement, contract, undertaking, commitment, instrument or other arrangement, including an Insurance Agreement, whether or not contained in a written contract, pursuant to which an insurer, reinsurer or other entity assumes the exposure of, and substitutes for, an insurer, reinsurer or other entity under an Insurance Agreement.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, a Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter

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of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against a Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the Borrowers under any Loan Document and (b) the obligation of any Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent, any Lender or the Fronting Bank, in each case in compliance with the Loan Documents, may elect to pay or advance on behalf of such Borrower.
“OFAC” has the meaning specified in SECTION 4.18(a).
“Offer Period” has the meaning specified in SECTION 2.25(b).
“Organizational Documents” means (a) as to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) as to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement (or equivalent or comparable constitutive documents with respect to a non U.S. jurisdiction) and (c) as to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable constitutive documents with respect to a non U.S. jurisdiction).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, value added or goods and services or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to SECTION 2.21(b)).
“Outstanding Amount” means, as of any date, the aggregate principal amount of Loans outstanding after giving effect to any borrowings, repayments and prepayments on such date plus the amount of LC Obligations outstanding on such date after giving effect to any issuance or reimbursements made on such date.
“Parent” means Enstar Group Limited, an exempted company limited by shares and incorporated in Bermuda.
“Participant” has the meaning specified in SECTION 11.04(d).
“Participant Register” has the meaning specified in SECTION 11.04(d).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment in Full” or “Pay in Full” or “Paid in Full” means the payment in full in cash of all Obligations (or Guaranteed Obligations, as applicable) and all Letters of Credit have been cancelled (without pending drawings) (other than (i) indemnities and other contingent obligations not yet due and

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payable under any Loan Documents and (ii) undrawn Letters of Credit that have been Cash Collateralized pursuant to the terms hereof in an amount equal to 103% of the aggregate stated amount of such Letters of Credit) and termination or expiration of all Commitments.
“Payment Recipient” has the meaning specified in SECTION 9.10(a).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of a Loan Party or any ERISA Affiliate, or any such plan to which a Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees or with respect to which a Loan Party has any liability.
“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.
“Policies” means all insurance and annuity policies and contracts, guaranteed interest contracts, guaranteed investment contracts, and funding agreements, and similar undertakings or arrangements (including riders to any such policies or contracts, certificates issued with respect to life insurance or annuity contracts and any contracts issued in connection with retirement plans or arrangements) and assumption certificates issued or to be issued (or filed pending current review by applicable Governmental Authorities) by an insurer, reinsurer or other entity and any coinsurance agreements entered into or to be entered into by an insurer, reinsurer or other entity.
“Public Lender” has the meaning specified in Section 11.01(e).
“PRA” means the United Kingdom Prudential Regulation Authority and any predecessor or successor body or bodies.
“Prepayment Notice” means a notice by a Borrower to prepay Loans, which shall be in such form as the Administrative Agent may approve.
“Pricing Grid” means the Pricing Grid set forth on Schedule 2.02.
“Pricing Level” means the Pricing Level on the Pricing Grid which is applicable from time to time and in accordance with the following:
(a)    if only one of S&P and Fitch shall have in effect a Credit Rating, then the Pricing Level shall be determined by reference to the available Credit Rating from such Credit Rating Agency;

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(b)     if both S&P and Fitch shall have in effect a Credit Rating, and such Credit Ratings differ by one level, then the Pricing Level for the highest of the two Credit Ratings shall apply (with the Credit Rating for Pricing Level 1 being the highest and the Credit Rating for Pricing Level 5 being the lowest); and
(c)     if both S&P and Fitch shall have in effect a Credit Rating, and there is a split in Credit Ratings of such Credit Rating Agencies of more than one level, then the Pricing Level that is one level above the lower of the two Credit Ratings shall apply.
Each change in the Pricing Level resulting from a publicly announced change in the Credit Rating after the Closing Date shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. If the rating system of any such Credit Rating Agency shall change, or if any such Credit Rating Agency shall cease to be in the business of rating corporate debt obligations, the Parent and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Credit Rating Agencies or shall select a replacement Credit Rating Agency and, pending the effectiveness of any such amendment or replacement, for purposes of determining the Pricing Level the Credit Rating of the affected Credit Rating Agency shall be deemed to the Credit Rating of such Credit Rating Agency as most recently in effect prior to such change or cessation.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Private Act” means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to any Loan Party (not being legislation of general public application), in whole or in part.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Quarter Date” means each of March 31, June 30, September 30 and December 31.
“Rebalancing” has the meaning specified in SECTION 2.26.
“Recipient” means the Administrative Agent, any Lender or any LC Issuer, as applicable.
“Register” has the meaning specified in SECTION 11.04(c).
“Regulation” has the meaning specified in SECTION 4.17.
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Reimbursement Date” has the meaning specified in SECTION 3.02(f).

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“Reinsurance Agreement” means any agreement, contract, treaty, certificate or other arrangement whereby any insurer, reinsurer or other entity agrees to transfer, cede or retrocede to another insurer, reinsurer or other entity all or part of the liability assumed or assets held by such transferring, ceding or retroceding insurer, reinsurer or other entity under a policy or policies of insurance issued by such transferring, ceding or retroceding insurer, reinsurer or other entity.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, attorneys-in-fact and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means (a) if the applicable Benchmark is denominated in, or calculated with respect to, Dollars, the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto and (b) if the applicable Benchmark is denominated in, or calculated with respect to, any other currency, (i) the central bank for such currency or any central bank or other supervisor that is responsible for supervising either the applicable Benchmark Replacement or the administrator of the applicable Benchmark Replacement, (ii) any working group or committee officially endorsed or convened by any such central bank or administrator, (iii) any group of those central banks or other supervisors, or (iv) the Financial Stability Board or any part thereof.
“Removal Effective Date” has the meaning specified in SECTION 9.06(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resignation Effective Date” has the meaning specified in SECTION 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means (a) for all purposes, the chief executive officer, president, executive officer or a Financial Officer of a Loan Party, (b) in addition, but solely for purposes of the delivery of incumbency certificates and certified Organizational Documents and resolutions pursuant to SECTION 5.01, any secretary or assistant secretary of a Loan Party and (c) in addition, but solely for purposes of Borrowing Requests and Letter of Credit Documents, prepayment notices and notices for Commitment terminations or reductions given pursuant to ARTICLE II, any other officer or employee of a Loan Party so designated from time to time by one of the officers described in clause (a) in a notice to the Administrative Agent (together with evidence of the authority and capacity of each such Person to so act in form and substance satisfactory to the Administrative Agent). Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s shareholders, partners or members (or the equivalent Persons thereof).
“Retrocession Agreement” means any agreement, contract, treaty or other arrangement whereby one or more insurers, reinsurers or other entities, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.
“Revaluation Date” means with respect to any Loan or any Letter of Credit, each of the following: (a) each date of a Borrowing denominated in an Alternative Currency, (b) each date of a Credit Extension in respect of a Letter of Credit denominated in an Alternative Currency, (c) each date of an

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amendment of a Letter of Credit denominated in an Alternative Currency having the effect of increasing the amount thereof, and (d) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.
“Revolving”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to SECTION 2.01.
“Revolving Availability Period” means the period from and including the Closing Date to but excluding the Commitment Termination Date.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate (i) principal amount at such time of its outstanding Revolving Loans, (ii) such Lender’s participations in Fronted Letters of Credit at such time (iii) such Lender’s Applicable Percentage of outstanding Syndicated Letters of Credit at such time and (iv) with respect to the Swingline Lender only, the principal amount at such time outstanding of Swingline Loans.
“Revolving Facility” means the Commitments and all Credit Extensions thereunder.
“Revolving Loan” means a loan made by a Lender to a Borrower pursuant to SECTION 2.01.
“S&P” means Standard & Poor's Financial Services LLC.
“Sanctions” has the meaning specified in SECTION 4.18(a).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Parent as of such date determined in accordance with GAAP.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Rate Day” has the meaning set forth in the definition of “Daily Simple SOFR.”
“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

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“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SONIA Borrowing” means, as to any Borrowing, the Loans bearing interest at a rate based on Daily Simple SONIA comprising such Borrowing.
“SONIA Loan” means a Loan that bears interest at a rate based on Daily Simple SONIA.
“SONIA Rate Day” has the meaning specified in the definition of “Daily Simple SONIA”.
“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Administrative Agent does not have as of the date of determination a spot buying rate for any such currency.
“Sterling” and “£” mean lawful currency of the United Kingdom.
“Subsidiary” of a Person means, subject to the last sentence of this definition, a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person. Unless otherwise specified, subject to the last sentence of this definition, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party. For all purposes of this Agreement and the other Loan Documents, the term “Subsidiary” or “Subsidiaries” shall not include any Investment Fund, Investment Fund Manager or Investment Fund GP.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, as to any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swingline Borrowing” means a borrowing of a Swingline Loan.
“Swingline Lender” means National Australia Bank Limited, in its capacity as lender of Swingline Loans hereunder; provided that National Australia Bank Limited may elect to perform any of its obligations hereunder as Swingline Lender by acting through one or more of its Affiliates or branches.

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“Swingline Loan” means a Loan made by the Swingline Lender to a Borrower pursuant to SECTION 2.04.
“Swingline Sublimit” means an amount equal to the lesser of (a) $100,000,000, and (b) the unused Commitments of National Australia Bank Limited at such time. The Swingline Sublimit is part of, and not in addition to, the Revolving Facility.
“Syndicated Letter of Credit” means any standby letter of credit issued severally by the Lenders under, and pursuant to the terms of, SECTION 3.02.
“Syndicated Letter of Credit Notice” has the meaning assigned thereto in SECTION 3.02(b).
“Syndicate Arrangement” means any arrangement (whether pursuant to guarantees, letters of credit or otherwise) entered into by a managing agent at Lloyd's on behalf of the Lloyd's Applicant together with the other members of a syndicate with respect to financing or reinsurance for the purposes of or in connection with the underwriting business carried on by all such members of that syndicate.
“Syndication Agent” means each of National Australia Bank Limited and Wells Fargo Bank, National Association.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or any successor settlement system as determined by the Administrative Agent) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and
(b)    for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is

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not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Adjustment” means the rate specified on Schedule 2.02.
“Term SOFR Borrowing” means, as to any Borrowing, the Term SOFR Loans comprising such Borrowing.
“Term SOFR Loan” means a Loan that bears interest at a rate based on the “Adjusted Term SOFR” other than pursuant to clause (c) of the definition of “ABR”.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Total Capital” means, in respect of any date, the sum of (a) the Consolidated Financial Indebtedness on such date (excluding, to the extent otherwise included, all Hybrid Capital), (b) the Consolidated Net Worth on such date and (c) the aggregate principal amount of all Hybrid Capital on such date.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Eurocurrency Rate, Adjusted Term SOFR, Daily Simple SONIA or the ABR.
“UK” means the United Kingdom of Great Britain and Northern Ireland.
“UK Borrower” means Enstar (US Asia-Pac) Holdings Limited, or any other entity incorporated and resident, for tax purposes, in the UK and designated as a Borrower.
“UK Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant UK Borrower, which (a) where it relates to a UK Treaty Lender who is a UK Treaty Lender on the date of this Agreement contains the scheme reference number and jurisdiction of tax residence provided by the relevant UK Treaty Lender pursuant to SECTION 2.18(h)(iii), and is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or (b) where it relates to a UK Treaty Lender who becomes a party hereunder after the date of this Agreement which contains the scheme reference number and jurisdiction of tax residence stated by the UK Treaty Lender and is filed with HM Revenue & Customs within 30 days of the date on which that UK Treaty Lender becomes a party under this Agreement.
“UK CTA” means the UK Corporation Tax Act 2009.
“UK CRD IV” means:
(a)    CRR as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”);
(b)    the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020 (“WAA”)) implemented CRD and its implementing measures;

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(c)     direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the WAA) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act; and
(d)     any law or regulation of the United Kingdom which introduces into domestic law of the United Kingdom a provision which is equivalent to a provision set out in CRR or CRD or implements Basel III standards.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK ITA” means the UK Income Tax Act 2007.
“UK Qualifying Lender” means (a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance to a UK Borrower and is (i) a Lender: (1) which is a bank (as defined for the purposes of section 879 of the UK ITA) making an advance to a UK Borrower under a Loan Document; or (2) in respect of an advance made under a Loan Document to a UK Borrower by a person that was a bank (as defined for the purpose of section 879 of the UK ITA) at the time the advance was made, and which, with respect to (1) and (2) above, is within the charge to UK corporation tax as regards any payment of interest made in respect of that advance or (in the case of (1) above) which is a bank (as so designated) that would be within the charge to UK corporation tax as regards any payment of interest made in respect of that advance apart from section 18A of the UK CTA; or (ii) a Lender which is: (1) a company resident in the UK for UK tax purposes or (2) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning given by section 19 of the UK CTA); (3) a partnership each member of which is: (i) a company so resident in the UK; or (ii) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA; or (iii) a UK Treaty Lender; or (b) a building society (as defined for the purpose of section 880 UK ITA) making an advance under a Loan Document.
“UK Qualifying Non-Bank Lender” means a Lender in respect of a UK Borrower which gives a UK Tax Confirmation in the Assignment and Assumption which it executes on becoming a party to this Agreement.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Tax Confirmation” means a confirmation by a Lender in respect of a UK Borrower that the person beneficially entitled to interest payable to that Lender in respect of an advance to a UK Borrower under a Loan Document is either: (a) a company resident in the UK for UK tax purposes; or (b) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning given by section 19 of the UK CTA) or (c) a partnership each member of which is (i) a company so resident in the UK; or (ii) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA.
“UK Tax Deduction” means a deduction or withholding for or on account of Taxes imposed by the UK from a payment under a Loan Document other than a FATCA Deduction.
“UK Treaty” means the double taxation agreement between the UK and the jurisdiction in which the relevant lender is treated as resident which makes provision for full exemption form tax imposed by the UK on interest.
“UK Treaty Lender” means a Lender in respect of a UK Borrower which: (a) is treated as a resident of a jurisdiction having a double taxation agreement with the UK which makes provision for full

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exemption from tax imposed by the UK on interest; (b) does not carry on a business in the UK through a permanent establishment with which that Lender’s participation in respect of a Loan to a UK Borrower is effectively connected; and (c) fulfils any conditions which must be fulfilled under that double taxation agreement to obtain full exemption from UK tax on interest payable to that Lender in respect of an advance under a Loan Document other than the completion of procedural formalities.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or its direct or indirect parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“United States” and “U.S.” mean the United States of America.
“Upfront Fee Letter” means the upfront fee letter dated on or about the date hereof between the Parent and the Administrative Agent.
“U.S. Borrower” means any Borrower that is a U.S. Person.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in SECTION 2.18(g)(ii).
“Wells Fee Letter” means the fee letter dated April 14, 2023 among the Parent, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association.
“Wholly-Owned” means, as to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares and (b) shares issued to foreign nationals to the extent required by Applicable Law) are owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
“Withholding Agent” means each Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” is not exclusive. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall

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be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (g) the words “renew”, “renewal” and variations thereof as used herein with respect to a Letter of Credit means to extend the term of such Letter of Credit or to reinstate an amount drawn under such Letter of Credit or both.
SECTION 1.03    Accounting Terms; Changes in GAAP.
(a)    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP. Financial statements and other information required to be delivered by any Loan Party to the Lenders pursuant to SECTION 6.01(a) and SECTION 6.01(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of any Loan Party and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If a Loan Party notifies the Administrative Agent that such Loan Party requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Loan Parties that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
SECTION 1.04    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to any Benchmark or Term SOFR, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark, or (b) the effect, implementation or composition of any Conforming Changes.
SECTION 1.05    Exchange Rates; Currency Equivalents.
(a)    The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Amount equivalent of Credit Extensions and any portion of the outstanding Loans denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for the purposes of Loan Documents shall be such Dollar Amount equivalent as so determined by the Administrative Agent.
(b)    Wherever in this Agreement in connection with a Borrowing, continuation or prepayment of a Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Amount equivalent of such Dollar Amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.
SECTION 1.06    Change of Currency.

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(a)    Each obligation of a Loan Party to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euros at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate (and which are acceptable to the Parent (acting reasonably)) to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate (and which are acceptable to the Parent (acting reasonably)) to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
SECTION 1.07    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount, or the Dollar Amount of the stated amount, as applicable, of such Letter of Credit available to be drawn at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Document related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount, or the Dollar Amount of the maximum stated amount, as applicable, of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is available to be drawn at such time.
SECTION 1.08    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS
SECTION 2.01    Commitments. Subject to the terms and conditions set forth herein, (a) each Lender severally agrees to make Revolving Loans in Dollars or in an Alternative Currency to the Borrowers from time to time on any Business Day during the Revolving Availability Period in such Lender's Applicable Percentage of such aggregate amount as the Borrower may from time to time request, (b) each Lender severally agrees to issue, extend and renew in such Lender’s Applicable Percentage, Syndicated Letters of Credit at the request of and for the account of any Borrower or any Eligible Affiliate from time to time during the Revolving Availability Period, (c) the Fronting Bank agrees to issue, extend and renew Fronted Letters of Credit for the account any Borrower or any Eligible Affiliate from time to time during the Revolving Availability Period and each Lender agrees to purchase risk participations in the obligations of the Fronting Bank under the Fronted Letters of Credit as more fully set forth in SECTION 3.03, and (d) the Swingline Lender agrees to make Swingline Loans in Dollars to the Borrowers from time to time on any Business Day during the Revolving Availability Period in an amount not to exceed the Swingline Sublimit; provided, however, that, in each case, after giving effect to any Credit Extension (including any concurrent repayment of Swingline Loans with proceeds of such Credit Extension), (i) such Lender’s Revolving Credit Exposure shall not exceed such Lender’s Commitment, (ii) the total Revolving Credit Exposures shall not exceed the Aggregate Commitments, and (iii) the aggregate LC Obligations with respect to Fronted Letters of Credit shall not exceed the Fronted Letter of Credit Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Revolving Loans may be ABR Loans, SONIA Loans, Term SOFR Loans or Eurocurrency Rate Loans, as further provided herein.

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SECTION 2.02    Loans and Borrowings.
(a)    Borrowings. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type and currency and shall be made by the Lenders ratably in accordance with their respective Applicable Percentage.
(b)    Type of Loans. Subject to SECTION 2.19 and SECTION 2.24, each Borrowing (other than a Swingline Borrowing) shall be comprised entirely of ABR Loans, SONIA Loans, Term SOFR Loans or Eurocurrency Rate Loans having the same Interest Period or tenor as a Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    Minimum Amounts; Limitation on Number of Borrowings. Each Term SOFR Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $100,000. Each Eurocurrency Rate Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $100,000 (or, with respect to any Eurocurrency Rate Borrowing, the Dollar Amount equivalent). Each SONIA Borrowing shall be in an aggregate amount of the Dollar Amount of $5,000,000 or a larger multiple of the Dollar Amount of $100,000. Each ABR Borrowing (other than Swingline Loans) shall be in an aggregate amount equal to $5,000,000 or a larger multiple of $100,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments. Each Swingline Loan shall be in an amount equal to $100,000 or a larger multiple of $50,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not be more than a total of 20 Term SOFR Borrowings, Eurocurrency Rate Borrowings, SONIA Borrowings or ABR Borrowings in aggregate outstanding at any time.
SECTION 2.03    Borrowing Requests.
(a)    Notice by Borrower. Each Borrowing (other than a Swingline Borrowing) shall be made upon a Borrower’s irrevocable notice to the Administrative Agent. Each such notice shall be in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of such Borrower, or may be given by e-mail to the Administrative Agent (if promptly confirmed by such a written Borrowing Request consistent with such e-mail notice) and must be received by the Administrative Agent (i) in the case of a Term SOFR Borrowing, not later than 11:00 a.m. (New York City time) three Business Days prior to the date of the requested Borrowing (or (x) in respect of the initial Borrowing hereunder, such shorter period as the Administrative Agent may agree and (y) in respect of any designation of a Revolving Loan to repay any outstanding Swingline Loans, such shorter period as permitted under SECTION 2.03(c)), (ii) in the case of a Eurocurrency Rate Borrowing, not later than 11:00 a.m. (London time) three Business Days prior to the date of the requested Borrowing, (iii) in the case of a SONIA Borrowing, not later than 11:00 a.m. (London time) three Business Days prior to the date of the requested Borrowing, or (iv) in the case of an ABR Borrowing, not later than 11:00 a.m. (New York City time) two Business Day prior to the date of the requested Borrowing. Each Swingline Borrowing shall be requested in accordance with SECTION 2.04.
(b)    Content of Borrowing Requests. Subject to SECTION 2.03(d), each Borrowing Request for a Borrowing pursuant to this Section shall specify the following information in compliance with SECTION 2.02: (i) the name of the applicable Borrower, (ii) the aggregate amount and currency of the requested Borrowing; (iii) the date of such Borrowing (which shall be a Business Day); (iv) whether such Borrowing is to be an ABR Borrowing, a SONIA Borrowing, Term SOFR Borrowing or a Eurocurrency Rate Borrowing; (v) in the case of a Term SOFR Borrowing or Eurocurrency Rate Borrowing, the Interest Period therefor; and (vi) the location and the account number of such Borrower’s bank account to which the funds are to be disbursed.
(c)    Swingline Loan Repayment. Notwithstanding the foregoing, if there are any Swingline Loans outstanding on the date of:
(i)    any Borrowing Request for Revolving Loans, the applicable Borrower shall designate a portion of such Revolving Loan to repay such outstanding Swingline Loans in accordance with SECTION 2.04(c); provided, that in the event the applicable Borrower does not designate a portion of such Revolving Loan pursuant to this clause (i), the applicable Borrower shall, within one Business Day of submitting such Borrowing Request, deliver an additional supplemental Borrowing Request requesting a Revolving Loan to repay such outstanding Swingline Loans; or

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(ii)    any request for a Letter of Credit pursuant to SECTION 3.02, the Borrower shall contemporaneously (and in any event no later than one (1) Business Day after the date of such request for a Letter of Credit) deliver a Borrowing Request for a Borrowing in Dollars in an amount sufficient to repay such outstanding Swingline Loans in accordance with SECTION 2.04(c) subject to clause (i) above.
(d)    Notice by Administrative Agent to Lenders. Promptly following receipt of a Borrowing Request, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Loan to be made as part of the requested Borrowing.
(e)    Failure to Elect. If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be denominated in Dollars. If no election as to the Type of a Borrowing is specified in the applicable Borrowing Request, then the requested Borrowing shall be, (i) in the case of a Borrowing in Dollars, a Term SOFR Borrowing, (ii) in the case of a Borrowing in Euros, a Eurocurrency Rate Borrowing, and (iii) in the case of a Borrowing in Sterling, a SONIA Borrowing. If no Interest Period is specified with respect to any Term SOFR Borrowing or Eurocurrency Rate Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
SECTION 2.04    Swingline Loans.
(a)    Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to a Borrower from time to time on any Business Day during the Revolving Availability Period, in an aggregate principal amount that will not result in (i) the Revolving Credit Exposure of the Swingline Lender exceeding its Commitment, (ii) the total Revolving Credit Exposures exceeding the Aggregate Commitments or (iii) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Sublimit; provided, further, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.
(b)    Borrowing Procedures for Swingline Loans. Each Swingline Borrowing shall be made upon a Borrower’s notice to the Swingline Lender and the Administrative Agent. Each such notice shall be in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the applicable Borrower, or may be given by e-mail to the Administrative Agent (if promptly confirmed by such a written Borrowing Request consistent with such e-mail notice) and must be received by the Swingline Lender and the Administrative Agent not later than 11:00 a.m. (New York City time) on the date of the requested Swingline Borrowing, and such notice shall specify (i) the amount to be borrowed and (ii) the date of such Swingline Borrowing (which shall be a Business Day). Subject to the terms and conditions set forth herein, the Swingline Lender shall make each Swingline Loan available to the requesting Borrower by credit to such Borrower’s account with the Swingline Lender or by wire transfer in accordance with instructions provided to (and reasonably acceptable to) the Swingline Lender, not later than 3:00 p.m. (New York City time) on the requested date of such Swingline Loan.
(c)    Refinancing of Swingline Loans.
(i)    In respect of any Borrowing Request for a Revolving Loan the proceeds of which shall be used in whole or in part to repay a Swingline Loan pursuant to SECTION 2.03(c), the proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Swingline Loans in the full amount of such Swingline Loan.
(ii)    To the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded, the applicable Borrower shall pay to the Swingline Lender on the date specified in SECTION 2.10(b), in immediately available funds the amount of such Swingline Loans. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrowers from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Applicable Percentages.
(iii)    If any Lender fails to make available to the Administrative Agent, for the account of the Swingline Lender, any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 2.04(c) by the time specified in SECTION 2.06(a), the Swingline Lender shall be entitled to recover from such Lender (acting through the

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Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this SECTION 2.04(c)(iii) shall be conclusive absent manifest error.
SECTION 2.05    Reserved.
SECTION 2.06    Funding of Borrowings.
(a)    Funding by Lenders. Subject to SECTION 2.04(c), each Lender shall make the amount of each Borrowing to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by not later than (i) 1:00 p.m., London time, in the case of Eurocurrency Rate Loans denominated in Euros or SONIA Loans or (ii) 1:00 p.m. New York City time in the case of Term SOFR Loans denominated in Dollars or ABR Loans, in each case to the Administrative Agent in the applicable currency at the Administrative Agent’s Office applicable to such Loan; provided that Swingline Borrowings shall be made as provided in SECTION 2.04. Subject to SECTION 2.04(c), the Administrative Agent will make all such funds so received available to the applicable Borrower in like funds, by wire transfer of such funds in accordance with the instructions provided in the applicable Borrowing Request.
(b)    Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with SECTION 2.06(a) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Swingline Lender or applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower or the Swingline Lender, as applicable, to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by the Swingline Lender or such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the applicable Borrower, the interest rate applicable to ABR Loans. If the Swingline Lender or the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Swingline Lender or the applicable Borrower, as applicable, the amount of such interest paid by the applicable Borrower for such period. If the Swingline Lender or such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute the Swingline Lender or such Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against the Swingline Lender or a Lender that shall have failed to make such payment to the Administrative Agent.
SECTION 2.07    Interest Elections.
(a)    Elections by Borrowers for Borrowings. Subject to SECTION 2.02, the Loans comprising each Borrowing initially shall be of the Type and currency specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing or a Eurocurrency Rate Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Term SOFR Borrowing or a Eurocurrency Rate Borrowing, may elect the Interest Period therefor, all as provided in this Section. Such Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b)    Notice of Elections. Each such election pursuant to this Section shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent. Each such notice shall be in the form of a written Interest Election Request, appropriately completed and signed by a Responsible Officer of such Borrower, or may be given by e-mail to the Administrative Agent (if promptly confirmed in

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writing by delivery of such a written Interest Election Request consistent with such e-mail notice) and must be received by the Administrative Agent not later than the time that a Borrowing Request would be required under SECTION 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.
(c)    Content of Interest Election Requests. Each Interest Election Request pursuant to this Section shall specify the following information in compliance with SECTION 2.02:
(i)    the name of the applicable Borrower;
(ii)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iv) and (v) below shall be specified for each resulting Borrowing);
(iii)    the applicable currency for such Borrowing;
(iv)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(v)    whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or Term SOFR Borrowing;
(vi)    whether, in the case of a Borrowing denominated in any Alternative Currency, the resulting Borrowing is to be a SONIA Borrowing or a Eurocurrency Rate Borrowing; and
(vii)    if the resulting Borrowing is a Term SOFR Borrowing or a Eurocurrency Rate Borrowing, the Interest Period therefor after giving effect to such election.
(d)    Notice by Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and such Lender’s portion of each resulting Borrowing.
(e)    Failure to Elect; Events of Default. If the applicable Borrower fails to deliver a timely and complete Interest Election Request with respect to a SONIA Borrowing prior to the Interest Payment Date therefor, then, unless such SONIA Borrowing is repaid as provided herein, the applicable Borrower shall be deemed to have selected that such SONIA Borrowing shall automatically be continued as a SONIA Borrowing bearing interest at a rate based upon Daily Simple SONIA as of such Interest Payment Date. If the applicable Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term SOFR Borrowing or Eurocurrency Rate Borrowing prior to the end of the Interest Period therefor, then, unless such Term SOFR Borrowing or Eurocurrency Rate Borrowing is repaid as provided herein, such Borrower shall be deemed to have selected that such Term SOFR Borrowing or Eurocurrency Rate Borrowing shall, at the end of such Interest Period, remain as a Term SOFR Borrowing or Eurocurrency Rate Borrowing and such Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent, then, so long as such Event of Default is continuing, outstanding Term SOFR Borrowing or Eurocurrency Rate Borrowings may only be continued for Interest Periods of one month's duration.
SECTION 2.08    Prepayments.
(a)    Optional Prepayments. Each applicable Borrower may, upon notice to the Administrative Agent, at any time and from time to time prepay any Borrowing in whole or in part without premium or penalty, subject to the requirements of this Section.
(b)    Mandatory Prepayments in respect of Currency Fluctuations. Promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the aggregate outstanding principal or face amount of all Loans denominated in Alternative Currencies. For the purpose of this determination, the outstanding principal of any Loan denominated in an Alternative Currency shall be deemed to be the Dollar Amount equivalent of such Loan determined as of such date or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 10:00 a.m., London time, on a Business Day, on such Business Day or, in the case of a

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Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Lenders and the applicable Borrowers thereof. For purposes hereof, “Currency Valuation Notice” means a notice given by the Required Lenders to the Administrative Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Administrative Agent determine the Dollar Amount equivalent of the then outstanding Loans denominated in Alternative Currencies. The Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any month. If, on the date of such determination, the total Revolving Credit Exposure (including the Dollar Amount equivalent of the Revolving Credit Exposure denominated in Alternative Currencies) exceeds 105% of the Aggregate Commitments, the applicable Borrowers shall, if requested by the Required Lenders (through the Administrative Agent), immediately prepay the Loans (whether denominated in Dollars or Alternative Currencies) in an amount sufficient to eliminate such excess.
(c)    Notices. Each such notice pursuant to this Section shall be in the form of a written Prepayment Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower, or may be given by e-mail to the Administrative Agent (and in the case of prepayments of a Swingline Loan, the Swingline Lender) (if promptly confirmed by such a written Prepayment Notice consistent with such e-mail notice) and must be received by the Administrative Agent (and in the case of the Swingline Loans, the Swingline Lender) (i) in the case of prepayment of a Term SOFR Borrowing, not later than 11:00 a.m. (New York City time) three Business Days before the date of prepayment, (ii) in the case of prepayment of a SONIA Borrowing or a Eurocurrency Rate Borrowing, not later than 11:00 a.m. (London time) three Business Days before the date of prepayment, (iii) in the case of prepayment of a ABR Borrowing, not later than 11:00 a.m. (New York City time) one Business Day before the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m. (New York time) on the date of prepayment. Each Prepayment Notice shall specify (x) the prepayment date and (y) the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each Prepayment Notice shall be irrevocable; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by SECTION 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with SECTION 2.09.
(d)    Amounts; Application. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in SECTION 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by SECTION 2.11, together with any additional amounts required pursuant to SECTION 2.16.
SECTION 2.09    Termination or Reduction of Commitments.
(a)    Optional. The Parent may, upon notice to the Administrative Agent, terminate the unused portion of the Commitments, or from time to time reduce the unused Commitments; provided that (a) each such notice shall be in writing and must be received by the Administrative Agent at least three Business Days prior to the effective date of such termination or reduction, and shall be irrevocable (provided that a notice of termination of the Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied), (b) any such partial reduction shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000 and (c) the Parent shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the sum of the total Revolving Credit Exposures would exceed the Aggregate Commitments. Unless previously terminated, the Commitments shall automatically terminate on the Commitment Termination Date.
(b)    Application of Commitment Reductions. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Commitments pursuant to this Section. Upon any reduction of unused Commitments, the Commitment of each Lender shall be reduced by such Lender’s ratable share of the amount of such reduction.
SECTION 2.10    Repayment of Loans.
(a)    Loans. Each Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Commitment Termination Date the aggregate principal amount of all Revolving Loans made to such Borrower outstanding on such date.

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(b)    Swingline Loans. The applicable Borrower shall repay to the Swingline Lender each Swingline Loan made by the Swingline Lender on the earlier to occur of (i) the date ten (10) Business Days after such Swingline Loan is made and (ii) the Commitment Termination Date; provided, that, on each date that a Credit Extension is made, the applicable Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.
SECTION 2.11    Interest.
(a)    Interest Rates. Subject to paragraph (b) of this Section, (i) each ABR Loan (including each Swingline Loan) shall bear interest at a rate per annum equal to the ABR plus the Applicable Rate, (ii) each SONIA Loans shall bear interest at a rate per annum equal to Daily Simple SONIA plus the Applicable Rate, (iii) each Term SOFR Loan shall bear interest at a rate per annum equal to the Adjusted Term SOFR for the Interest Period therefor plus the Applicable Rate and (iv) each Eurocurrency Rate Loan shall bear interest at a rate per annum equal to the Adjusted Eurocurrency Rate for the Interest Period therefor plus the Applicable Rate.
(b)    Default Interest. If any amount payable by the Borrowers under this Agreement or any other Loan Document (including principal of any Loan, interest, fees and other amount) is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the applicable Default Rate. Upon the request of the Required Lenders, while any Event of Default exists, interest on the principal amount of all Loans outstanding hereunder shall accrue at a rate per annum equal to the applicable Default Rate.
(c)    Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Borrowing or Eurocurrency Rate Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.
(d)    Interest Computation. All interest hereunder shall be computed on the basis of a year of 360 days (except that (i) interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) interest on Loans denominated in Sterling shall be computed on the basis of a year of 365 days) and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable ABR, Daily Simple SONIA, Adjusted Term SOFR or Adjusted Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.12    Fees.
(a)    Commitment Fees. The Parent agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the average daily unused amount of the Commitment of such Lender, which shall accrue at a rate per annum equal to the Applicable Commitment Fee Rate during the period from and including the Closing Date to but excluding the Commitment Termination Date. Accrued commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the date hereof, and on the Commitment Termination Date. For purposes of computing commitment fees, the Commitment of any Lender shall be deemed to be used to the extent of the aggregate principal amount at such time of such Lender's outstanding Loans and such Lender's outstanding LC Obligations and participation in LC Obligations.
(b)    Administrative Agent Fees. The Parent agrees to pay to the Administrative Agent for its own account the fees payable in the amounts and at the times agreed pursuant to the NAB Fee Letter or otherwise in writing between the Parent and the Administrative Agent.
(c)    L/C Processing Fees. The Borrower agrees to pay to the LC Administrator or Fronting Bank, as applicable, for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the LC Administrator or Fronting Bank, as applicable relating to letters of credit as from time to time in effect, which fees, costs and charges shall

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be payable to the LC Administrator or Fronting Bank, as applicable, within three Business Days after its demand therefor and are nonrefundable.
(d)    Other Fees. The Parent agrees to pay to the Finance Parties and the Arrangers fees in the amounts and at the times agreed upon separately between the Parent and the Finance Parties or the Arrangers, as applicable, pursuant to the Fee Letters.
(e)    Letter of Credit Fees. The Borrowers agree to pay the fees related to the Letters of Credit set forth in SECTION 3.08.
(f)    Fee Computation. All fees payable under this Section shall be computed on the basis of a year of 360 days (except that fees denominated in Sterling shall be computed on the basis of a year of 365 days) and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of a fee hereunder shall be conclusive absent manifest error.
SECTION 2.13    Evidence of Debt.
(a)    Maintenance of Records. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of each Borrower to such Lender resulting from each Credit Extension made by such Lender. The Administrative Agent shall maintain the Register in accordance with SECTION 11.04(c). The entries made in the records maintained pursuant to this paragraph (a) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of any Lender or the Administrative Agent to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrowers under this Agreement and the other Loan Documents. In the event of any conflict between the records maintained by any Lender and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error.
(b)    Promissory Notes. Upon the request of any Lender made through the Administrative Agent, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form approved by the Administrative Agent, which shall evidence such Lender’s Loans in addition to such records.
SECTION 2.14    Payments Generally; Several Obligations of Lenders.
(a)    Payments by Borrowers. All payments to be made by a Loan Party hereunder and the other Loan Documents shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments with respect to principal and interest on Loans and unreimbursed LC Disbursements denominated in Dollars shall be made to the Administrative Agent, for the account of the respective Finance Parties to which such payment is owed, at the Administrative Agent’s Office in Dollars in immediately available funds not later than 12:00 noon (New York City time) on the date specified herein. Except as otherwise expressly provided herein, all payments by the Loan Parties hereunder with respect to principal and interest on Loans and unreimbursed LC Disbursements denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Alternative Currency in immediately available funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, a Loan Party is prohibited by Law from making any required payment hereunder in an Alternative Currency, such Loan Party shall make such payment in Dollars in the Dollar Amount equivalent of the Alternative Currency Amount. All amounts received by the Administrative Agent after such specified times on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue. The Administrative Agent will promptly distribute to the Fronting Bank or Lender its ratable share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Fronting Bank or Lender’s applicable lending office (or otherwise distribute such payment in like funds as received to the Person or Persons entitled thereto as provided herein). If any payment to be made by a Loan Party shall fall due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such next succeeding Business Day would fall after the Commitment Termination Date, payment shall be made on the immediately preceding Business Day.

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Except as otherwise expressly provided herein, all payments hereunder or under any other Loan Document shall be made in Dollars.
(b)    Application of Insufficient Payments. Subject to SECTION 8.02, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal or unreimbursed LC Disbursements, as applicable, then due to such parties.
(c)    Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the LC Issuers hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the LC Issuers, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the LC Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or LC Issuer, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    Deductions by Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to SECTION 2.06, SECTION 2.15 or SECTION 11.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the applicable LC Issuer to satisfy such Lender’s obligations to the Administrative Agent and such LC Issuer, as applicable, until all such unsatisfied obligations are fully paid or (ii) hold any such amounts in a segregated account as cash collateral for, and for application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
(e)    Several Obligations of Lenders. The obligations of the Lenders hereunder to make Loans, make payment on Syndicated Letters of Credit, to fund participations in Fronted Letters of Credit, as applicable, and to make payments pursuant to SECTION 11.03(c) are several and not joint. The failure of any Lender to make any Loan or, as applicable, to fund any such Letter of Credit or participation or to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its applicable Loan, make payment on Syndicated Letters of Credit, to purchase its participations, as applicable, or to make its payment under SECTION 11.03(c).
SECTION 2.15    Sharing of Payments. If any Lender or the Fronting Bank shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, LC Disbursements participations in LC Disbursements or other obligations hereunder resulting in such Lender or Fronting Bank receiving payment of a proportion of the aggregate amount of its Revolving Loans, reimbursements of LC Distributions or participations in LC Disbursements and accrued interest thereon or other such obligations greater than its Applicable Percentage thereof as provided herein, then the Lender or the Fronting Bank receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans, LC Disbursements and such other obligations of the other Lenders or Fronting Bank, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders and Fronting Bank, as applicable, ratably in accordance with their respective Total Credit Exposure; provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by a Loan Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting

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Lender), (y) the application of Cash Collateral provided for in SECTION 3.07, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to a Loan Party or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender or Fronting Bank acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender or Fronting Bank were a direct creditor of such Loan Party in the amount of such participation.

SECTION 2.16    Compensation for Losses. In the event of (a) the payment of any principal of any Term SOFR Loan or Eurocurrency Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SONIA Loan other than on the Interest Payment Date therefor or any Term SOFR Loan or Eurocurrency Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan or Eurocurrency Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under SECTION 2.09(b) and is revoked in accordance therewith), or (d) the assignment of any SONIA Loan other than on the Interest Payment Date therefor or any Term SOFR Loan or Eurocurrency Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent pursuant to SECTION 2.21(b), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Term SOFR Loan or Eurocurrency Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Term SOFR or Adjusted Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits denominated in the same currency as such Loan of a comparable amount and period from other banks in the London or other applicable offshore interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.17    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)) special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Finance Party (except any reserve requirement reflected in the Adjusted Eurocurrency Rate);
(ii)    subject any Lender or Fronting Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Finance Party or, in respect of any Eurocurrency Rate Loans, any applicable offshore market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation in any such Loan or Letter of Credit;
and the result of any of the foregoing shall be to increase the cost to such Finance Party or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or Fronting Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of

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Credit), or to reduce the amount of any sum received or receivable by such Finance Party or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Finance Party or other Recipient, the Borrowers will pay to such Finance Party or other Recipient, as the case may be, such additional amount or amounts as will compensate such Finance Party or other Recipient , as the case may be, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender or Fronting Bank determines that any Change in Law affecting such Lender or Fronting Bank or any lending office of such Lender or such Lender’s or Fronting Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Fronting Bank’s capital or on the capital of such Lender’s or Fronting Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit s held by, such Lender, or the Letters of Credit issued by the Fronting Bank to a level below that which such Lender or Fronting Bank or such Lender’s or Fronting Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Fronting Bank’s policies and the policies of such Lender’s or Fronting Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or Fronting Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Fronting Bank or such Lender’s or Fronting Bank’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or Fronting Bank setting forth the amount or amounts necessary to compensate such Lender or Fronting Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Parent, shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Fronting Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or Fronting Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Fronting Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Fronting Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Fronting Bank, as the case may be, notifies the Parent of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Fronting Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 2.18    Taxes.
(a)    Defined Terms. For purposes of this Section, the term “Lender” includes the Fronting Bank and the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and subject to paragraph (i) below, if such Tax is an Indemnified Tax, then the sum payable by the Loan Parties shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by Loan Parties. Each Loan Party shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by Loan Parties. The Loan Parties (other than Cavello Bay, which is severally liable only) are jointly and severally liable to indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally

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imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Parent by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or Fronting Bank, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender and Fronting Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender or Fronting Bank (but only to the extent that the applicable Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of such Loan Party to do so), (ii) any Taxes attributable to such Lender’s or Fronting Bank’s failure to comply with the provisions of SECTION 11.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or Fronting Bank by the Administrative Agent shall be conclusive absent manifest error. Each Lender and Fronting Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Fronting Bank under any Loan Document or otherwise payable by the Administrative Agent to such Lender or Fronting Bank from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Withholding Agent to a Governmental Authority pursuant to this Section, such Withholding Agent shall deliver to the Administrative Agent and Parent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent and Parent.
(g)    Status of Lenders in respect of non-U.K. Borrowers. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Parent and the Administrative Agent, at the time or times reasonably requested by the Parent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Parent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Parent or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Parent or the Administrative Agent as will enable the Parent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Borrower,
(A)    any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan

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Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Loan Party and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the applicable Loan Party or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Loan Party and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Loan Party or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Loan Party or the Administrative Agent as may be necessary for such Loan Party and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)    Status of Lenders in respect of UK Borrowers.
(i)    A UK Treaty Lender that holds a passport under the HM Revenue & Customs DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm in writing its scheme reference number and its jurisdiction of tax residence to any UK Borrower and the Administrative Agent and a UK Treaty Lender who confirms its scheme reference number and its jurisdiction of tax residence in the documentation it executes on becoming a UK Treaty Lender shall be under no further obligation in respect of an advance to any such UK Borrower. Each UK Treaty Lender that includes such confirmation thereby notifies each UK Borrower that the HMRC DT Treaty Passport Scheme is to apply in

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respect of that Loan Commitment and that UK Borrower must file a Borrower DTTP Filing. If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with this subsection (i) and: (a) a UK Borrower making a payment to that Lender has not made a UK Borrower DTTP Filing in respect of that Lender; or (b) a UK Borrower making a payment to that Lender has made a UK Borrower DTTP Filing but (A) that UK Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (B) HM Revenue & Customs have not given the applicable UK Borrower authority to make payments to that Lender without a UK Tax Deduction within 60 days of the date of the UK Borrower DTTP Filing, and in each case, the applicable UK Borrower has notified that Lender in writing, that Lender and the applicable UK Borrower shall co-operate in completing any additional procedural formalities necessary for that UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.
(ii)    If a UK Treaty Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with subsection (i) above, no UK Borrower shall make a UK Borrower DTTP Filing or file any other form relating to the HM Revenue & Customs DT Treaty Passport scheme in respect of that Lender’s Loan(s) unless that Lender otherwise agrees.
(iii)    A UK Borrower shall, promptly on making a UK Borrower DTTP Filing, deliver a copy of that UK Borrower DTTP Filing to the Administrative Agent for delivery to the relevant UK Treaty Lender.
(iv)    A UK Qualifying Non-Bank Lender which becomes a party to this Agreement gives a UK Tax Confirmation to any UK Borrower by entering into this Agreement. A UK Qualifying Non-Bank Lender shall promptly notify any UK Borrower and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.
(v)    Each Lender in respect of a UK Borrower which becomes a party to this Agreement after the date of this Agreement shall indicate in the Assignment and Assumption, and for the benefit of the Administrative Agent and without liability to any Borrower, which of the following categories it falls in: (a) not a UK Qualifying Lender; (b) a UK Qualifying Lender (other than a UK Treaty Lender); or (c) a UK Treaty Lender. If a Lender fails to indicate its status in accordance with this subsection (v) then such Lender shall be treated for the purposes of this Agreement (including by each UK Borrower) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform each UK Borrower).
(i)    Payments by UK Borrowers. A payment shall not be increased under paragraph (b) above by reason of a UK Tax Deduction, if on the date on which the payment falls due:
(i)    the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement in force with the UK or any published practice or published concession of any relevant taxing authority; or
(ii)    the relevant Lender is a UK Qualifying Lender solely by virtue of subsection (a)(ii) of the definition of “UK Qualifying Lender” and: (A) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the UK ITA which relates to the payment and that Lender has received from the UK Borrower making the payment a certified copy of that Direction; and (B) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made; or
(iii)    the relevant Lender is a UK Qualifying Lender solely by virtue of subsection (a)(ii) of the definition of “UK Qualifying Lender” and: (A) the relevant Lender has not given a UK Tax Confirmation to the applicable UK Borrower; and (B) the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the applicable UK Borrower, on the basis that the UK Tax Confirmation would have enabled the applicable UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the UK ITA; or

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(iv)    the relevant Lender is a UK Treaty Lender and the UK Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under subsection (h)(i) above.
(j)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (j) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (j), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (j) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(k)    Updating of Forms or Certificates. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Loan Parties and the Administrative Agent in writing of its legal inability to do so, including in respect of subsections (g) and (h) above.
(l)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the Fronting Bank, the termination of the Aggregate Commitments, the expiration or cancellation of all Letters of Credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.19    Inability to Determine Rates.
(a)    With respect to SONIA Loans, subject to SECTION 2.24, if (1) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Daily Simple SONIA” cannot be determined pursuant to the definition thereof, or (2) the Required Lenders determine that for any reason in connection with any request for a SONIA Loan or a conversion thereto or a continuation thereof that Daily Simple SONIA does not adequately and fairly reflect the cost to such Lenders of funding such Loan and, in each case, the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrowers and each Lender. Upon notice thereof by the Administrative Agent to the Borrowers, any obligation of the Lenders to make or continue SONIA Loans shall be suspended until the Administrative Agent (in the case of clause (2) above, upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the relevant Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SONIA Loans or, failing that, then such request shall be ineffective and (ii) any outstanding affected SONIA Loans shall bear interest at the Central Bank Rate for Sterling plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Sterling cannot be determined or is not administratively feasible for the Administrative Agent, such outstanding affected SONIA Loans, at the relevant Borrower's election, shall either (x) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount thereof) immediately or (y) be prepaid in full immediately; provided that if no election is made by the relevant Borrower by the date that is three Business Days after receipt by such Borrower of a notice from the Administrative Agent that the Central Bank Rate for Sterling cannot be determined or is not administratively feasible for the Administrative Agent, the relevant Borrower shall be deemed to have elected clause (x) above.
(b)    With respect to Eurocurrency Rate Loans, subject to SECTION 2.24, if, on or prior to the first day of any Interest Period: (i) (A) deposits are not being offered to banks in the London or other applicable offshore interbank market for the applicable amount, currency and Interest Period of a Eurocurrency Rate Loan or (B) by reason of circumstances affecting the London interbank market for the

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applicable currency, the “Eurocurrency Rate” cannot be determined pursuant to the definition thereof for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (ii) the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion thereto or a continuation thereof that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan and, in each case, the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Parent and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the applicable currency shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) a Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Eurocurrency Rate Loans in each such affected currency (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, in the case of any request for an affected Eurocurrency Rate Borrowing, then such request shall be ineffective and (B) any outstanding affected Eurocurrency Rate Loans, shall bear interest at the Central Bank Rate for Euros plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Euros cannot be determined or is not administratively feasible for the Administrative Agent, such outstanding affected Eurocurrency Rate Loans at the relevant Borrower’s election, shall either (1) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of Euros) at the end of the applicable Interest Period or (2) be prepaid in full at the end of the applicable Interest Period; provided that if no election is made by the relevant Borrower by the earlier of (x) the date that is three Business Days after receipt by the relevant Borrower of notice from the Administrative Agent that the Central Bank Rate for Euros cannot be determined or is not administratively feasible for the Administrative Agent and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the relevant Borrower shall be deemed to have elected clause (1) above.
(c)    With respect to Term SOFR Loans, subject to SECTION 2.24 if, on or prior to the first day of any Interest Period: (i) the Administrative Agent determines (which determination shall be conclusive and binding manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof for the applicable amount and Interest Period of such Term SOFR Loan or (ii) the Required Lenders determine that for any reason in connection with any request for a Term SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan and, in each case, the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Parent and each Lender. Thereafter, the obligation of the Lenders to make or maintain Term SOFR Loans denominated in Dollars shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the applicable Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, the applicable Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period.
SECTION 2.20    Illegality. If it becomes unlawful in any applicable jurisdiction for a Finance Party to perform any of its obligations as contemplated by this Agreement to issue or maintain any Letter of Credit or to fund, issue or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:
(a)    that Finance Party shall promptly notify the Administrative Agent upon becoming aware of that event and the Administrative Agent shall promptly notify the Parent;
(b)    upon the Administrative Agent notifying the Parent, the Commitment of that Lender will be immediately cancelled; and
(c)    each Borrower shall repay that Lender's pro rata share in the LC Disbursements (together with any Cash Collateral) or participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Administrative Agent has notified the Parent or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law).
If it becomes unlawful in any applicable jurisdiction for the LC Administrator or the Fronting Bank to maintain any outstanding Letters of Credit issued by the LC Administrator or the Fronting

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Bank, the applicable Borrower shall use its best efforts to obtain the return of any affected outstanding Letters of Credit.
SECTION 2.21    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending or Issuing Office. If any Lender, Fronting Bank or LC Issuer requests compensation under SECTION 2.17, or requires any Loan Party to pay any Indemnified Taxes or additional amounts to any Lender, Fronting Bank or LC Issuer or any Governmental Authority for the account of any Lender, Fronting Bank or LC Issuer pursuant to SECTION 2.18, then such Lender, Fronting Bank or LC Issuer shall (at the request of such Loan Party) use reasonable efforts to, as applicable, designate a different lending or issuing office for funding or booking its Loans hereunder or issuing Letters of Credit or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, Fronting Bank or LC Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 2.17 or SECTION 2.18, as the case may be, in the future, and (ii) would not subject such Lender or Fronting Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Fronting Bank. The Parent hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders, Fronting Banks and LC Issuers. If any Lender, Fronting Bank or LC Issuer requests compensation under SECTION 2.17, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender, Fronting Bank or LC Issuer or any Governmental Authority for the account of any Lender, Fronting Bank or LC Issuer pursuant to SECTION 2.18 and, in each case, such Lender, Fronting Bank or LC Issuer has declined or is unable to designate a different lending or issuing office in accordance with paragraph (a) of this Section, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Parent may, at its sole expense and effort, upon notice to such Lender, Fronting Bank or LC Issuer and the Administrative Agent, require such Lender, Fronting Bank or LC Issuer to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, SECTION 11.04), all of its interests, rights (other than its existing rights to payments pursuant to SECTION 2.16, SECTION 2.17 or SECTION 2.18) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Parent shall have paid to the Administrative Agent the assignment fee (if any) specified in SECTION 11.04;
(ii)    such Lender, Fronting Bank or LC Issuer shall have received, as applicable, payment of an amount equal to the outstanding principal of its Loans, LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under SECTION 2.17) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or a Loan Party (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under SECTION 2.17 or payments required to be made pursuant to SECTION 2.18, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with Applicable Law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent to require such assignment and delegation cease to apply.
Notwithstanding anything in this Section to the contrary, (i) any Lender that acts as the LC Administrator or Fronting Bank may not be replaced hereunder at any time it has any applicable Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a back-stop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the LC Administrator or the Fronting Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to the LC

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Administrator or the Issuing Bank) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of SECTION 9.06.
SECTION 2.22    Reserved.
SECTION 2.23    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in the definition of Required Lenders and SECTION 11.02(b).
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to SECTION 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Fronting Bank; third, to Cash Collateralize the Fronting Bank Fronting Exposure with respect to such Defaulting Lender in accordance with SECTION 2.23(a)(v); fourth, as the Parent may request (so long as no Default or Event of Default exists), to the funding of any Loan or Syndicated Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Parent, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Syndicated Letters of Credit or Loans under this Agreement and (y) Cash Collateralize the Fronting Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Fronted Letters of Credit issued under this Agreement, in accordance with SECTION 2.23(a)(v); sixth, to the payment of any amounts owing to the Lenders, the Fronting Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Fronting Banks or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Loan Parties as a result of any judgment of a court of competent jurisdiction obtained by such Loan Parties against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans , LC Disbursements or funded participations in Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in SECTION 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, an LC Disbursements owed to, all applicable Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans or funded participations in Letters of Credit of such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations are held by the applicable Lenders pro rata in accordance with their respective Applicable Percentages without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender and the Fronting Bank irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Lender shall be entitled to receive any commitment fee pursuant to SECTION 2.12(a) for any period during which that Lender is a Defaulting Lender (and no Loan Party shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

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(B)    Each Lender shall be entitled to receive Letter of Credit Fees as provided in SECTION 3.08 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to SECTION 2.23.
(C)    With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Lender that is a Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Fronting Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Fronting Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations with respect to Fronted Letters of Credit shall be reallocated among the Lenders that are Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any such Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to SECTION 11.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Fronting Exposure. During any period in which there is a Defaulting Lender, the applicable Borrower shall Cash Collateralize the Fronting Bank’s Fronting Exposure in accordance with the procedures set forth in SECTION 3.07, in each case within three (3) Business Days following the written request of the Administrative Agent or the Fronting Bank (with a copy to the Administrative Agent) and without prejudice to any right or remedy available to the Borrowers hereunder or under law.
(b)    Defaulting Lender Cure. If the Parent, the Administrative Agent and the Fronting Banks agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to SECTION 2.23(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Loan Party while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Letters of Credit. So long as any Lender is a Defaulting Lender, no Fronting Bank shall be required to issue, extend, increase, reinstate or renew any Fronted Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
(d)    Termination of Defaulting Lender. The Parent may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than 15 Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of SECTION 2.23(a)(ii) will apply to all amounts thereafter paid by the Parent for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Loan Parties, the Administrative Agent, the Fronting Bank or any Lender may have against such Defaulting Lender.

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SECTION 2.24    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this SECTION 2.24), with respect to any currency, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of any then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this SECTION 2.24, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this SECTION 2.24.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including Term SOFR or EURIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrowers may revoke any request for a Borrowing based on Term SOFR, the Eurocurrency Rate or Daily Simple SONIA of, conversion to or continuation of a Borrowing based on Term SOFR, the Eurocurrency Rate or Daily Simple SONIA to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i)(A) in the case of any request for an affected Term SOFR Borrowing, if applicable, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or

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conversion to ABR Loans in the amount specified therein and (B) in the case of any request for any affected SONIA Borrowing or Eurocurrency Rate Borrowing, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period and (B) any outstanding affected SONIA Loans or Eurocurrency Rate Loans, at the Borrower’s election, shall either (1) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any SONIA Loan, if no election is made by the relevant Borrower by the date that is three Business Days after receipt by the relevant Borrower of such notice, the relevant Borrower shall be deemed to have elected clause (1) above; provided, further that, with respect to any Eurocurrency Rate Loan, if no election is made by the relevant Borrower by the earlier of (x) the date that is three Business Days after receipt by the relevant Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the relevant Borrower shall be deemed to have elected clause (1) above. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.
SECTION 2.25    Increases in Commitments.
(a)    Request for Increase. The Parent may, at any time from the Closing Date to and including the date falling 60 days prior to the Commitment Termination Date, by notice to the Administrative Agent (who shall promptly (and in any event within two (2) Business Days) notify the Lenders), request an increase in the Commitments (each such increase, an “Incremental Commitment”) by an aggregate amount (for all such requests) not exceeding $200,000,000; provided that (i) any such request for an increase shall be in a minimum amount of the lesser of (x) $25,000,000 (or such lesser amount as may be approved by the Administrative Agent) and (y) the entire remaining amount of increases available under this Section and (ii) the Parent shall make no more than a total of three requests for increases of Commitments under this Section.
(b)    Offer Period. The Incremental Commitments notice from the Parent shall be open only for acceptance by the Lenders for a period of 10 Business Days from the date on which the Administrative Agent receives such notice (the “Offer Period”) and shall specify the amount of the proposed Incremental Commitments and the proposed date on which the Incremental Commitments are to become effective. The allocation of the Incremental Commitments shall first be requested from the existing Lenders in the same proportion that the Total Credit Exposure held by each Lender bears to the Total Credit Exposures of all Lenders. Each existing Lender that is willing to provide all or part of such Incremental Commitments shall confirm its commitment to do so and its agreement to assume Incremental Commitments by delivering an executed Incremental Commitments confirmation notice to the Parent and the Administrative Agent by no later than the last day of the Offer Period.
(c)    Other Lenders. If, following receipt of the confirmations referred to in paragraph (b) above, there remains a portion of the Incremental Commitments that the existing Lenders have not agreed to provide, the Parent may, at its discretion, seek commitments from any other Eligible Assignee to provide all or part of the Incremental Commitments shortfall. Any such Eligible Assignee that is willing to provide all or any of the Incremental Commitments shall deliver to the Parent and the Administrative Agent an executed Joinder Agreement confirming the Incremental Commitments it is willing to provide and agreeing to become a Lender and a party to this Agreement on the Incremental Commitment Effective Date. Any such additional Lender shall not be paid an arrangement fee or similar fee in respect of its Incremental Commitment at a rate that is higher than any fee paid to any Lender in connection with their Incremental Commitments.
(d)    Incremental Lenders. Any existing Lender or other Person that is an Eligible Assignee that agrees to provide an Incremental Commitment (each, an “Incremental Lender”) shall be subject to the consent (in each case, not to be unreasonably withheld or delayed) of the Administrative Agent and the Fronting Bank. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to increase its Commitment, or to provide a Commitment, pursuant to this Section and any election to do so shall be in the sole discretion of such Lender.
(e)    Terms of Incremental Commitments. The Administrative Agent and the Parent shall determine the effective date for such increase pursuant to this Section (an “Incremental Commitment Effective Date”) and, if applicable, the final allocation of such increase among the Persons providing such

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increase; provided that such date shall be a Business Day at least 10 Business Days after delivery of the request for such increase (unless otherwise approved by the Administrative Agent) and at least 30 days prior to the Commitment Termination Date then in effect. In order to effect such increase, the Parent, the applicable Incremental Lender(s) and the Administrative Agent (but no other Lenders or Persons) shall enter into one or more Joinder Agreements, each in form and substance satisfactory to the Parent and the Administrative Agent, pursuant to which the applicable Incremental Lender(s) will provide the Incremental Commitment(s). Effective as of the applicable Incremental Commitment Effective Date, subject to the terms and conditions set forth in this Section, each Incremental Commitment shall be a Commitment (and not a separate facility hereunder), each Incremental Lender providing such Incremental Commitment shall be, and have all the rights of, a Lender, and the Revolving Loans made by it on such Incremental Commitment Effective Date pursuant to this Section shall be Revolving Loans, for all purposes of this Agreement.
(f)    Conditions to Effectiveness. Notwithstanding the foregoing, the increase in the Commitments pursuant to this Section shall not be effective with respect to any Incremental Lender unless:
(i)    no Default or Event of Default shall have occurred and be continuing on the Incremental Commitment Effective Date and after giving effect to such increase;
(ii)    the Parent shall be in pro forma compliance with SECTION 7.12 after giving effect to such increase, calculated based on the most recently delivered financial statements under SECTION 6.01(a) or SECTION 6.01(b);
(iii)    the representations and warranties contained in this Agreement are true and correct on and as of the Incremental Commitment Effective Date and after giving effect to such increase, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(iv)    the Administrative Agent shall have received one or more Joinder Agreements contemplated above, providing for Incremental Commitments in the amount of such increase; and
(v)    the Administrative Agent shall have received in form and substance satisfactory to it such legal opinions and other documents reasonably requested by the Administrative Agent in connection therewith.
As of such Incremental Commitment Effective Date, upon the Administrative Agent’s receipt of the documents required by this paragraph (f), the Administrative Agent shall record the information contained in the applicable Joinder Agreement(s) in the Register and give prompt notice of the increase in the Commitments to the Parent and the Lenders (including each Incremental Lender).
(g)    Adjustments to Revolving Outstandings and Letters of Credit. On each Incremental Commitment Effective Date, (i) if there are Revolving Loans then outstanding, the Borrowers shall prepay such Revolving Loans (and pay any additional amounts required pursuant to SECTION 2.16 in connection therewith), and borrow Revolving Loans from the Incremental Lender(s), as shall be necessary in order that, after giving effect to such prepayments and borrowings, all Revolving Loans will be held ratably by the Lenders (including the Incremental Lender(s)) in accordance with their respective Applicable Percentages after giving effect to the applicable Incremental Commitment(s), (ii) if there are Fronted Letters of Credit then outstanding, the participations of the Lenders in such Fronted Letters of Credit will be automatically adjusted to reflect the Applicable Percentages of all the Lenders (including each Incremental Lender) after giving effect to the applicable Incremental Commitment(s), and (iii) if there are any Syndicated Letters of Credit then outstanding, the LC Administrator shall promptly either replace or amend each such Syndicated Letter of Credit to reflect the Applicable Percentage of the Lenders (including each Incremental Lender) after giving effect to the applicable Incremental Commitment(s). Any prepayments or borrowings made pursuant to this paragraph (g) may be made on a non –pro rata basis in order to effect the purpose of this paragraph (g).
SECTION 2.26    Non-Pro Rata Rebalancing. Notwithstanding the provisions of this ARTICLE II or ARTICLE III the following provisions apply in the event that a Borrower has made a Non-Pro Rata Issuance Election:
(a)    While any Borrower requests (i) a Loan, (ii) a Syndicated Letter of Credit or (iii) a Fronted Letter of Credit, in the case of clause (i) such Loan shall be funded by each Lender hereunder on

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the basis of its Applicable Available Percentage instead of its Applicable Percentage, subject to the other terms and provisions hereof, in the case of clause (ii) above, such Syndicated Letter of Credit shall be issued by each LC Issuer on the basis of its Applicable Available Percentage instead of its Applicable Percentage, subject to the other terms hereof, and in the case of clause (iii), upon the issuance of such Fronted Letter of Credit, each Lender shall be deemed to have purchased a participation in such Fronted Letter of Credit in an amount equal to its Applicable Available Percentage of the stated amount of such Fronted Letter of Credit instead of an amount equal to such Lender's Applicable Percentage of the stated amount of such Fronted Letter of Credit, subject to the other terms and provisions hereof; provided, that, for the avoidance of doubt, the aggregate Outstanding Amounts of any Lender shall not exceed the Commitment of such Lender.
(b)    Upon the first Interest Payment Date to occur following each Non-Pro Rata Issuance Election with respect to any Loan outstanding that has been funded on the basis of each Lender's Applicable Percentage and not its Applicable Available Percentage, the Borrower shall be deemed to have requested a rebalancing of such Loan to the effect that such Loan is thereafter funded by each Lender on the basis of its Applicable Available Percentage (a “Rebalancing”). In respect of each Rebalancing, each Lender whose share of such Loan would be increased by such Rebalancing (each, a “Funding Lender”) shall be required to fund such amount to the Administrative Agent by 10:00 a.m. (New York time) on such Interest Payment Date, the proceeds of which funding shall be applied by the Administrative Agent to make payments to each Lender whose share of the relevant Loan is decreasing as a result of such Rebalancing on a pro rata basis, in each case in the amount necessary to ensure that following the Rebalancing, each Lender's share of such Loan is equal to its Applicable Available Percentage at such time. In respect of each Rebalancing, the Administrative Agent shall notify each Lender of the Rebalancing three Business Days in advance of the applicable Interest Payment Date, with notice shall include the amount owed by each Funding Lender.
ARTICLE III

LETTERS OF CREDIT
SECTION 3.01    General.
(a)    Subject to the terms and conditions set forth herein, the Borrowers may request the Fronting Bank and/or the Lenders to issue, at any time and from time to time prior to the Commitment Termination Date, Letters of Credit. Letters of Credit issued hereunder shall constitute utilization of the Commitments. Neither the Lenders nor the Fronting Bank nor the LC Administrator on their behalf shall be under any obligation to issue any Letter of Credit if:
(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Lenders (or the Fronting Bank or the LC Administrator on their behalf) from issuing such Letter of Credit, or any Law applicable to any Lender, the Fronting Bank or the LC Administrator shall prohibit, or request that any Lender, the Fronting Bank or the LC Administrator refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon any Lender, the Fronting Bank or the LC Administrator with respect to such Letter of Credit any restriction, reserve or capital requirement (for which any Lender, the Fronting Bank or the LC Administrator is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon any Lender, the Fronting Bank or the LC Administrator any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that any Lender, the Fronting Bank or the LC Administrator in good faith deems material to it;
(ii)    the issuance of such Letter of Credit would violate one or more policies of any Lender, the Fronting Bank or the LC Administrator applicable to letters of credit generally;
(iii)    with respect to Syndicated Letters of Credit only, except as otherwise agreed by the Administrative Agent and the LC Administrator, such Syndicated Letter of Credit is in an initial amount less than $1,000,000; or
(iv)    a Lender, the LC Administrator or the Fronting Bank notifies the Borrower prior to the issuance of such Letter of Credit that the beneficiary thereof could reasonably be expected to create any of the following issues for such Lender, the LC Administrator or the Fronting Bank, which notice shall contain a reasonable explanation of the basis for such Lender’s, the LC Administrator's or the Fronting Bank's determination: (A) a violation of Sanctions, (B) a violation of any “know your customer” and/or anti-money-laundering

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rules and regulations, including the PATRIOT Act, (C) a breach of law due to an inability of the Lender, the LC Administrator or the Fronting Bank, as applicable, to issue a letter of credit into the domiciliary jurisdiction of the proposed additional beneficiary, and (D) additional costs arising on account of providing such Lender, the LC Administrator or Fronting Bank with relevant comfort it may reasonably request (including the issuance of legal opinions) in order to confirm that it is permitted to issue letters of credit into the applicable jurisdiction (if none of the then-current beneficiaries is domiciled in such jurisdiction), if such costs are not borne by the Borrowers; and in each case of clauses (A) through (D) such matter is not resolved or alleviated to the reasonable satisfaction of such Lender, the LC Administrator or Fronting Bank.
(b)    Neither the Fronting Bank nor the LC Administrator shall be required to amend any Letter of Credit (for itself or on behalf of the Lenders) if (i) the Lenders or the Fronting Bank, as applicable, would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof; provided, that, notwithstanding the foregoing, upon the applicable Borrower’s written request, the Fronting Bank and the LC Administrator shall reduce the amount of a Letter of Credit or (ii) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
SECTION 3.02    Syndicated Letters of Credit.
(a)    General. Subject to SECTION 2.01, at the request of any Borrower, each Lender agrees, on and subject to the terms and conditions of this Agreement, to issue Letters of Credit as Syndicated Letters of Credit for the account of such Borrower or the account of any Eligible Affiliate in Dollars or any Alternative Currency from time to time during the Revolving Availability Period. Each Syndicated Letter of Credit shall be issued severally by all of the Lenders acting through the LC Administrator, at the time of issuance as a single multi-bank letter of credit, and shall be substantially in the form of Exhibit F or in such other form as the LC Administrator and the Administrative Agent may otherwise agree (in consultation with the applicable Borrower) are acceptable to them and not adverse to the interests of the Lenders, provided that it is the intention of the parties to this Agreement that Syndicated Letters of Credit issued to support reinsurance-related obligations shall have terms and conditions necessary to qualify such Syndicated Letters of Credit as permissible collateral under applicable Law and, subject to the terms and conditions of this Agreement, the LC Issuers agree to issue such Syndicated Letters of Credit.
(b)    Notice of Issuance. To request the issuance of a Syndicated Letter of Credit (or the extension, increase, amendment or renewal of any existing Syndicated Letter of Credit), the applicable Borrower shall hand deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the LC Administrator; provided that the LC Administrator hereby approves such electronic communication delivered by email) to the LC Administrator and the Administrative Agent (which shall promptly notify the Lenders) not later than 11:00 a.m. (New York city time) three (3) Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to the LC Administrator, including any request for the issuance of a Syndicated Letter of Credit on the Closing Date, subject to approval by the LC Administrator) a letter of credit notice on the LC Administrator’s standard form (with such changes as the LC Administrator shall reasonably deem appropriate) or other electronic notice acceptable to the LC Administrator, which notice, in the case any request for the issuance of a Syndicated Letter of Credit shall be in the form of Exhibit D (collectively, a “Syndicated Letter of Credit Notice”) requesting the issuance of a Syndicated Letter of Credit, or identifying the Syndicated Letter of Credit to be amended, renewed, extended or increased, as the case may be, and specifying: (A) the date of issuance, extension or increase (which shall be a Business Day), (B) the date on which such Syndicated Letter of Credit is to expire (which shall comply with SECTION 3.04), (C) the stated amount of such Syndicated Letter of Credit (it being agreed that all Syndicated Letters of Credit shall be issued in Dollars or any Alterative Currency), (D) the name and address of the beneficiary thereof (E) the Eligible Affiliate, if any, for whose account the Syndicated Letter of Credit is being issued and (F) such other customary information as shall be necessary to prepare, amend, renew, extend or increase, as the case may be, such Syndicated Letter of Credit, it being understood and agreed that Syndicated Letters of Credit may be extended and renewed in accordance with SECTION 3.04. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Syndicated Letter of Credit Notice or other Letter of Credit Document submitted by the applicable Borrower to, or entered into by the applicable Borrower with, the LC Administrator relating to any Syndicated Letter of Credit issued for its account, the terms and conditions of this Agreement shall control.
(c)    Obligation of Lenders. The obligation of any LC Issuer under any Syndicated Letter of Credit shall be several and not joint and shall be in an amount equal to such LC Issuer’s Applicable Percentage of the aggregate undrawn amount of such Syndicated Letter of Credit and each

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Syndicated Letter of Credit shall expressly so provide. Absent the prior written consent of each LC Issuer, no Syndicated Letter of Credit may be issued that would vary the several and not joint nature of the obligations of the LC Issuers thereunder as provided in this SECTION 3.02(c). The failure of any LC Issuer to make any LC Disbursement in respect of any Syndicated Letter of Credit on any date shall not relieve any other LC Issuer of its corresponding obligation, if any, hereunder to do so on such date, but no LC Issuer shall be responsible for the failure of any other LC Issuer to make its LC Disbursement in respect of any Syndicated Letter of Credit. Concurrently with or promptly following any change in Commitments pursuant to SECTION 11.06 or any other event or circumstance resulting in a change in the Applicable Percentages of the Lenders, the LC Administrator shall amend or replace each outstanding Syndicated Letter of Credit to reflect the new Applicable Percentages of the Lenders. Until a Syndicated Letter of Credit has been so amended or replaced, the Lenders (both before and after giving effect to the change in Applicable Percentages) shall be deemed to have irrevocably and unconditionally sold and purchased participations in such Syndicated Letter of Credit (including each drawing made thereunder and the obligations of the applicable Borrower under this Agreement with respect thereto and any Cash Collateral or other security therefor or guaranty pertaining thereto) as necessary to give effect to the change in Applicable Percentages.
(d)    Issuance Administration. Each Syndicated Letter of Credit shall be executed and delivered by the LC Administrator in the name and on behalf of, and as attorney-in-fact for, each LC Issuer, and the LC Administrator shall act under each Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly provide that the LC Administrator shall act, as the agent of each such LC Issuer to (i) execute and deliver such Syndicated Letter of Credit, (ii) receive drafts, other demands for payment and other documents presented by the beneficiary under such Syndicated Letter of Credit, (iii) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Syndicated Letter of Credit, (iv) notify such LC Issuer and the applicable Borrower that a valid drawing has been made and the date that the related LC Disbursement is to be made and (v) exercise all rights held by the issuer of a letter of credit under the documents for which such Syndicated Letter of Credit shall provide credit enhancement (or designate any Person as its representative for all such purposes under such documents); provided that the LC Administrator shall have no obligation or liability for any LC Disbursement under such Syndicated Letter of Credit (other than in its capacity as a LC Issuer), and each Syndicated Letter of Credit shall expressly so provide. Each LC Issuer hereby irrevocably appoints and designates the LC Administrator as its attorney-in-fact, acting through any duly authorized officer, to execute and deliver in the name and on behalf of such LC Issuer each Syndicated Letter of Credit to be issued by such LC Issuer hereunder and to take such other actions contemplated by this SECTION 3.02(d). Promptly upon the request of the LC Administrator, each LC Issuer will furnish to the LC Administrator such additional powers of attorney or other evidence as any beneficiary of any Syndicated Letter of Credit may reasonably request in order to demonstrate that the LC Administrator has the power to act as attorney-in-fact for such LC Issuer to execute and deliver such Syndicated Letter of Credit.
(e)    Disbursement Procedures. The LC Administrator shall, promptly following its receipt thereof (and, in any event, within any time specified in the text of the relevant Syndicated Letter of Credit), examine all documents purporting to represent a demand for payment under a Syndicated Letter of Credit. The LC Administrator shall promptly on the Business Day of completion of such examination and before such LC Disbursement notify each applicable LC Issuer and the applicable Borrower by telephone (confirmed by email) of such demand for payment. With respect to any demand for payment made under a Syndicated Letter of Credit which the LC Administrator has informed the applicable LC Issuers is valid, each such LC Issuer will promptly on such date of being informed, if such notice is received no later than 9:00 a.m. (New York city time) on such date, otherwise on the next Business Day, make a LC Disbursement in respect of such Syndicated Letter of Credit in accordance with the amount of its liability under such Syndicated Letter of Credit and this Agreement, and such LC Disbursement is to be made to the account of the LC Administrator most recently designated by it for such purpose by notice to the LC Issuers. On the date of receipt of such LC Disbursement, if received no later than 3:00 p.m. (New York city time) on such date, otherwise on the next Business Day, the LC Administrator will make such LC Disbursement available to the beneficiary of such Syndicated Letter of Credit by promptly crediting the amounts so received, in the funds so received, to the account identified by such beneficiary in connection with such demand for such LC Disbursement. Promptly following any LC Disbursement by any LC Issuer in respect of any Syndicated Letter of Credit, the LC Administrator will notify the applicable Borrower of such LC Disbursement; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the LC Issuers with respect to any such LC Disbursement or the Guarantors of their guarantee of such obligation.
(f)    Reimbursement. Each Borrower agrees that it shall reimburse the applicable LC Issuers in respect of any LC Disbursement made under such Borrower’s Syndicated Letters of Credit by

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paying to the Administrative Agent an amount in Dollars or the applicable Alternative Currency equal to the amount of such LC Disbursement, with interest payable thereon as provided in SECTION 3.06, no later than 11:00 a.m. (New York city time) on the fourth (4th) Business Day after the date of such Borrower’s receipt of notification from the Applicable Issuing Party of such LC Disbursement (the “Reimbursement Date”). Each Borrower’s obligation to reimburse the LC Issuers with respect to such Borrower’s LC Disbursements shall be absolute and unconditional and subject to the provisions of SECTION 2.25.
SECTION 3.03    Fronted Letters of Credit.
(a)    General. Subject to SECTION 2.01, at the request of any Borrower, the Fronting Bank may, on and subject to the terms and conditions of this Agreement and in reliance upon the agreements of the Lenders set forth in this SECTION 3.03, in its sole discretion, issue Letters of Credit as Fronted Letters of Credit for the account of such Borrower or the account of any Eligible Affiliate in Dollars or any Alternative Currency from time to time during the Revolving Availability Period in an aggregate stated amount not to exceed the Fronted Letter of Credit Sublimit. Each Fronted Letter of Credit shall be in a form customarily used or otherwise approved by the Fronting Bank (in consultation with the applicable Borrower), provided that it is the intention of the parties to this Agreement that Fronted Letters of Credit issued to support reinsurance-related obligations shall have terms and conditions necessary to qualify such Fronted Letters of Credit as permissible collateral under applicable law and, subject to the terms and conditions of this Agreement, the Fronting Bank agrees to issue such Fronted Letters of Credit.
(b)    Notice of Issuance. To request the Issuance of a Fronted Letter of Credit (or the extension, increase, amendment or renewal of any existing Fronted Letter of Credit), the applicable Borrower shall hand deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the Fronting Bank; provided that the Fronting Bank hereby approves such electronic communication delivered by email) to the Fronting Bank and the Administrative Agent (which shall promptly notify the Lenders) not later than 11:00 a.m. (New York city time) three (3) Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to the Administrative Agent and the Fronting Bank, including any request for the issuance of a Fronted Letter of Credit on the Closing Date, subject to approval by the Administrative Agent and the Fronting Bank) a letter of credit notice on the Fronting Bank’s standard form (with such changes as the Fronting Bank shall reasonably deem appropriate) or other electronic notice acceptable to the Fronting Bank (a “Fronted Letter of Credit Notice”) requesting the issuance of a Fronted Letter of Credit, or identifying the Fronted Letter of Credit to be amended, renewed, extended or increased, as the case may be, and specifying: (A) the date of issuance (which shall be a Business Day), (B) the date on which such Fronted Letter of Credit is to expire (which shall comply with SECTION 3.04), (C) the stated amount of such Fronted Letter of Credit (it being agreed that all Fronted Letters of Credit shall be issued in Dollars or any Alternative Currency), (D) the name and address of the beneficiary thereof and (E) such other customary information as shall be necessary to prepare, amend, renew, extend or increase, as the case may be, such Fronted Letter of Credit, it being understood and agreed that Fronted Letters of Credit may be extended and renewed in accordance with SECTION 3.04. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Fronted Letter of Credit Notice or other Letter of Credit Document submitted by the applicable Borrower to, or entered into by the applicable Borrower with, the Fronting Bank relating to any Fronted Letter of Credit issued for its account, the terms and conditions of this Agreement shall control.
(c)    Participations. By the issuance of a Fronted Letter of Credit by the Fronting Bank and without any further action on the part of the Fronting Bank or the Lenders, the Fronting Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Fronting Bank, without recourse or warranty, an undivided interest and participation in such Fronted Letter of Credit in an amount equal to such Lender’s Applicable Percentage of the stated amount of such Fronted Letter of Credit and the applicable Borrower’s reimbursement obligations with respect thereto. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Fronted Letters of Credit is absolute, irrevocable and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any such Fronted Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Aggregate Commitments. In consideration and in furtherance of the foregoing, as set forth in SECTION 3.03(d)(i) each Lender hereby absolutely and unconditionally agrees to pay in Dollars or the applicable Alternative Currency to the Administrative Agent, for account of the Fronting Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Fronting Bank in respect of any Fronted Letter of Credit or at any time after any reimbursement payment is required to be disgorged or refunded to the applicable Borrower for any reason. Such payment shall be made without any offset, abatement,

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withholding or reduction whatsoever. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to SECTION 3.03(e), the Administrative Agent shall distribute such payment to the Fronting Bank or, to the extent that any Lenders have made payments pursuant to this paragraph to reimburse the Fronting Bank, then to such Lenders and the Fronting Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Fronting Bank for any LC Disbursement shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.
(d)    Disbursement Procedures; Funding of Participations.
(i)    The Fronting Bank shall, promptly following its receipt thereof (and, in any event, within any time specified in the text of the relevant Fronted Letters of Credit), examine all documents purporting to represent a demand for payment under a Fronted Letter of Credit. The Fronting Bank shall promptly on the Business Day of completion of such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by email) of such demand for payment and whether the Fronting Bank has made or will make a LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the Fronting Bank and the Lenders with respect to any such LC Disbursement. If the applicable Borrower shall fail to reimburse the Fronting Bank for such LC Disbursement on the date and time specified in SECTION 3.03(e), the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Each Lender (including the Lender acting as Fronting Bank) shall upon such notice make funds available in Dollars to the Administrative Agent for the account of the Fronting Bank in an amount equal to its Applicable Percentage of the unpaid LC Disbursement (such amount, its “LC Advance”) not later than 2:00 p.m. (New York city time) on the Business Day specified in such notice by the Administrative Agent, and the Administrative Agent shall distribute such funds to the Fronting Bank. No such making of a LC Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the Fronting Bank for the amount of any payment made by the Fronting Bank under such Letter of Credit, together with interest as provided herein.
(ii)    If any Lender fails to make available to the Administrative Agent for the account of the Fronting Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 3.03(d) by the time specified therein, the Fronting Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Fronting Bank at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Fronting Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error. Until a Lender funds its LC Advance pursuant to this SECTION 3.03(d) to reimburse the Fronting Bank for any LC Disbursement, interest in respect of such Lender’s LC Advance shall be solely for the account of the Fronting Bank.
(e)    Reimbursement. Each Borrower agrees that it shall reimburse the Fronting Bank in respect of any LC Disbursement made under such Borrower’s Fronted Letters of Credit by paying to the Administrative Agent an amount in Dollars or the applicable Alternative Currency equal to the amount of such LC Disbursement, with interest payable thereon as provided in SECTION 3.06, not later than 11:00 a.m. (New York city time) one (1) Business Day after receipt of notice of such LC Disbursement. Each Borrower’s obligation to reimburse the Fronting Bank with respect to its LC Disbursements shall be absolute and unconditional and subject to the provisions of SECTION 2.11.
(f)    Repayment of Participations.
(i)    At any time after the Fronting Bank has made a payment under any Fronted Letter of Credit and has received from any Lender such Lender’s LC Advance in respect of such payment in accordance with SECTION 3.03(d)(i), if the Administrative Agent receives for the account of the Fronting Bank any payment in respect of the related unpaid LC Disbursement or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s LC Advance was outstanding) in the same funds as those received by the Administrative Agent.

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(ii)    If any payment received by the Administrative Agent for the account of the Fronting Bank pursuant to SECTION 3.03(e) is required to be returned for any reason, each Lender shall pay to the Administrative Agent for the account of the Fronting Bank its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.
SECTION 3.04    Expiry Date of Letters of Credit. Each Letter of Credit shall expire at or prior to the earlier of (a) the close of business on the date one (1) year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension), or (b) the LC Expiration Date; provided, however, if any Borrower so requests in any applicable Letter of Credit Notice, the LC Administrator or the Fronting Bank, as applicable, agrees to issue a Letter of Credit that provides for the automatic renewal for successive periods of one year or less (but not beyond the LC Expiration Date) (each, an “Evergreen Letter of Credit”) unless and until the LC Administrator or Fronting Bank, as applicable, shall have delivered prior written notice of nonrenewal to the beneficiary of such Letter of Credit no later than the date specified in such Letter of Credit (such time, the “Non-Extension Notice Date”). Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the LC Administrator or Fronting Bank, as applicable, to permit the extension of such Letter of Credit at any time to an expiry date not later than the LC Expiration Date; provided, however, that the LC Administrator or Fronting Bank, as applicable, shall not permit any such extension, nor shall it be required to extend such Letter of Credit, if (x) the LC Administrator or Fronting Bank, as applicable, has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit (as extended) under the terms hereof (by reason of the provisions of SECTION 5.02), (y) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, the Required Lenders or the applicable Borrower that one or more of the applicable conditions specified in SECTION 5.02 is not then satisfied or (z) the Revolving Availability Period has ended. It is further agreed that the Fronting Bank or the LC Administrator, as applicable, may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a replacement marked as such or waive a requirement for its presentation.
SECTION 3.05    Obligations Absolute.
(a)    The obligations of each Borrower with respect to a LC Disbursement under any Letter of Credit issued for the account of such Borrower and the obligation of any Lender to make its LC Advance to the Fronting Bank with respect to any LC Disbursement under any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and any Letter of Credit Document under all circumstances, including the following circumstances:
(i)    any lack of validity or enforceability of this Agreement, any other Loan Document, any Letter of Credit Document or any other agreement or instrument relating thereto;
(ii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of such Borrower in respect of any Letter of Credit Document or any other amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents;
(iii)    the existence of any claim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any LC Issuer, the Administrative Agent, the LC Administrator, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any other Letter of Credit Document or any unrelated transaction;
(iv)    any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(v)    payment by any LC Issuer under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; provided, that such draft or certificate substantially complies with the terms of such Letter of Credit;

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(vi)    any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of such Borrower;
(vii)    any failure of any condition to such Letter of Credit being satisfied or provided; or
(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower, any other Loan Party or any other guarantor, other than as may be expressly set forth in this Agreement.
(b)    None of the Administrative Agent, the LC Administrator, any LC Issuer or any Lender, or any of their Related Parties, shall have any liability or responsibility to any Borrower by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond their control; provided that the foregoing shall not be construed to excuse the Fronting Bank or the LC Administrator from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by the bad faith, gross negligence or willful misconduct of the Fronting Bank or the LC Administrator (as determined by a court of competent jurisdiction by a final and nonappealable judgment) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is expressly understood and agreed that (i) the acceptance by the Fronting Bank or the LC Administrator, as the case may be, of documents that appear on their face to comply with the terms of a Letter of Credit, without responsibility for further investigation, (ii) the exclusive reliance by the Fronting Bank or the LC Administrator, as the case may be, on the documents presented to it under a Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute bad faith, gross negligence or willful misconduct of the Fronting Bank or the LC Administrator.
SECTION 3.06    Interest. Unless the applicable Borrower reimburses each LC Disbursement made in respect of Letters of Credit issued for its account in full on the date such LC Disbursement is made, the unpaid amount of the reimbursement obligation thereof shall bear interest from the date of each LC Disbursement until such amount shall be Paid in Full as follows: (i) from and including the date such LC Disbursement is made to and including the fourth (4th) Business Day following such date, (x) if such LC Disbursement is denominated in Dollars, at ABR, plus the Applicable Rate at such time applicable to Dollars or (y) if such LC Disbursement is denominated in an Applicable Currency, at the applicable Benchmark, plus the Applicable Rate at such time applicable to such Applicable Currency, and (ii) thereafter, (x) if such LC Disbursement is denominated in Dollars, at ABR, plus the Applicable Rate at such time applicable to Dollars plus 2% or (y) if such LC Disbursement is denominated in an Applicable Currency, at the applicable Benchmark, plus the Applicable Margin at such time applicable to such Applicable Currency plus 2%. Such interest shall be payable on demand.
SECTION 3.07     Cash Collateralization of Letters of Credit.
(a)    If (i) as of the expiration of the Revolving Availability Period, any Letter of Credit may for any reason remain outstanding, (ii) any payment made hereunder is rescinded, avoided, set-aside or must otherwise be returned by a Lender or the Fronting Bank, upon the insolvency, bankruptcy, reorganization, or dissolution of any Borrower or otherwise or (iii) any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require each Borrower to Cash Collateralize the aggregate LC Obligations issued for its account pursuant to SECTION 8.01, then in each case, each Borrower shall deliver to the Administrative Agent an amount of Cash Collateral in the currency of the applicable Letter of Credit equal to 103% of the aggregate stated amount of all Letters of Credit issued for its account outstanding at such time (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), (x) within three (3) Business Days

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following a written request of the Administrative Agent or the Fronting Bank in connection with SECTION 2.23(a)(v) and (y) in all other cases, (A) on the Business Day of written request from the Administrative Agent or any other Finance Party if such demand is made on or prior to 10:00 a.m. (New York city time), or (B) not later than 11:00 a.m. (New York city time) one (1) Business Day after a written request of the Administrative Agent or any other Finance Party, if such demand is made after 10:00 a.m. (New York city time); provided that in the case of clause (ii) above, the Borrowers shall only be required to deliver an amount of Cash Collateral equal to the amount of the applicable excess. The Administrative Agent shall deposit such Cash Collateral in a special collateral account of each Borrower pursuant to arrangements reasonably satisfactory to the Administrative Agent (such account, the “Cash Collateral Account”) for the benefit of the Administrative Agent, the Applicable Issuing Parties and the Lenders.
(b)    Each Borrower hereby grants to the Administrative Agent, for the benefit of the LC Administrator, the Fronting Bank and the other LC Issuers, a Lien upon and security interest in its Cash Collateral Account and all amounts held therein from time to time as security for the LC Obligations of such Borrower, and for application to its aggregate LC Obligations, as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account for the benefit of the Fronting Bank and the other LC Issuers and the Borrowers shall have no interest therein except as set forth in SECTION 3.07(c). Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the applicable Borrower (unless an Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such Cash Collateral Account.
(c)    In the event of a drawing, and subsequent payment by any LC Issuer, under any Letter of Credit at any time during which any amounts are held in the applicable Cash Collateral Account, the Administrative Agent will deliver to such LC Issuer an amount equal to the reimbursement obligation created as a result of such payment (or, if the amounts so held are less than such reimbursement obligation, all of such amounts) to reimburse the LC Issuer therefor. Any amounts remaining in any Cash Collateral Account (including interest and profits) after the expiration of the Letters of Credit of the applicable Borrower and the reimbursement in full of the Applicable Issuing Parties for all of their respective obligations thereunder shall be held by the Administrative Agent, for the benefit of such Borrower, to be applied against the then due LC Obligations of such Borrower in such order and manner as the Administrative Agent may direct. If any Borrower is required to provide Cash Collateral pursuant hereto, such amount (including interest and profits), to the extent not applied as aforesaid, shall be returned to such Borrower; provided that after giving effect to such return (i) the Total Credit Exposure would not exceed the Aggregate Commitments at such time and (ii) no Event of Default shall have occurred and be continuing at such time. If any Borrower is required to provide Cash Collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three (3) Business Days after all Events of Default have been cured or waived.
SECTION 3.08    Letter of Credit Fees and Other Charges. The Borrowers agree to pay the following amounts:
(a)    to the Administrative Agent, for the account of each Lender, a letter of credit fee (the “Letter of Credit Fee”) in respect of all Letters of Credit issued for the account of the Borrowers and the Eligible Affiliates and outstanding during such quarter, at a per annum rate equal to Applicable LC Fee Rate in effect for such fee from time to time on such Lender’s Applicable Percentage of the average daily aggregate stated amount of such Letters of Credit. The Letter of Credit Fee shall be due and payable quarterly in arrears (i) on the last Business Day of March, June, September and December after the Closing Date through the LC Expiration Date, (ii) on the LC Expiration Date and (iii) on the date when the LC Expiration Date has occurred, all Letters of Credit have expired or terminated and all Obligations owing hereunder and in the other Loan Documents have been Paid in Full; and
(b)    (i) to the Fronting Bank, for its own account, with respect to each Fronted Letter of Credit issued by the Fronting Bank hereunder, a fronting fee as described in the Wells Fee Letter, on the terms, in the amount and at the times set forth therein, and (ii) to the Fronting Bank and the LC Administrator, such reasonable fees and expenses as the Fronting Bank or the LC Administrator customarily require in connection with the issuance, amendment, transfer, negotiation, processing or administration of letters of credit.
SECTION 3.09    The Fronting Bank and LC Administrator. The Fronting Bank and the LC Administrator shall act on behalf of the Lenders with respect to any Letters of Credit issued or administered by it and the documents associated therewith, and the Fronting Bank and LC Administrator shall have all of

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the rights, benefits and immunities (i) provided to the Administrative Agent in ARTICLE IX with respect to any acts taken or omissions suffered in connection with Letters of Credit issued or proposed to be issued by it or administered by it and any documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in ARTICLE IX included the Fronting Bank or LC Administrator with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Fronting Bank or the LC Administrator, as applicable.
SECTION 3.10    Letters of Credit Issued for Eligible Affiliates. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, an Eligible Affiliate, the applicable Borrower shall be liable for all Obligations under such Letter of Credit as if it had been issued for its own account, including being obligated to reimburse the applicable LC Issuer hereunder for any and all drawings under such Letter of Credit and provide Cash Collateral for such LC Obligations if required hereunder. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Eligible Affiliates inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.
SECTION 3.11    Reserved.
SECTION 3.12    Provisions Relating to NAIC-Qualified Lenders.
(a)    Each Lender agrees to use commercially reasonable efforts in order to, at all times, (i) be listed on the NAIC Qualified Institution List or (ii) maintain in effect a Confirming Bank Agreement with a Person which is listed on the NAIC Qualified Institution List to act as Confirming Bank for such Lender in respect of its obligations under the Syndicated Letters of Credit (which Person, prior to entering into such Confirming Bank Agreement, shall be subject to the prior written consent of each of the Borrowers, the LC Administrator and the Administrative Agent, such consent, in each case, shall not be unreasonably withheld). If any Lender shall enter into a Confirming Bank Agreement hereunder at any time, it shall promptly furnish a copy thereof to the Borrowers, the LC Administrator and the Administrative Agent. If at any time any Lender shall cease to be a NAIC-Qualified Lender, such Lender shall promptly notify the Borrowers, the LC Administrator and the Administrative Agent and forthwith comply with its obligations under this SECTION 3.12. In connection with the execution or termination of any Confirming Bank Agreement, the LC Administrator is authorized to amend or replace each outstanding Syndicated Letters of Credit to add or remove the applicable Lender or Confirming Bank, as the case may be, and upon written request of the Parent, each Lender shall promptly provide evidence to the Administrative Agent or the Borrowers of such Lender’s compliance with the requirements of this SECTION 3.12.
(b)    Notwithstanding anything herein to the contrary, so long as (i) any Lender shall not be an NAIC-Qualified Lender in respect of any Syndicated Letter of Credit, or (ii) any Lender is a Disqualified Lender, the Borrower may, upon notice to such Lender, the LC Administrator and the Administrative Agent, require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in SECTION 11.04), all its interests, rights and obligations under this Agreement and the Letters of Credit issued, or participated in, by such Lender to any Person that shall assume such obligations (which assignee may be another Lender, if it accepts such assignment) with (and subject to) the consent of the LC Administrator and the Administrative Agent (which consent shall not unreasonably be withheld); provided that such Lender shall have received payment of an amount equal to the outstanding amount of its LC Disbursements (including participations therein), principal of Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding LC Disbursements, Loans and accrued interest and fees) or the applicable Borrower (in the case of all other amounts).
(c)    During the period that such Non-NAIC Qualified Lender (i) does not have a Confirming Bank Agreement in effect and (ii) continues to be a Lender hereunder, the applicable Borrower may, subject to the terms and conditions set forth in this clause (d), elect that all Syndicated Letters of Credit that are requested to be issued or that are outstanding, be issued or renewed, extended or amended, as applicable, by the Lenders on an adjusted pro rata basis that excludes the Commitment of such Non-NAIC Qualified Lender (such election, a “Non-Pro Rata Issuance Election”), provided that, if the applicable Borrower makes a Non-Pro Rata Issuance Election, (i) such issuance, renewal, extension or adjustment shall be made only to the extent that it would not cause the Outstanding Amount of any Lender to exceed such Lender’s Commitment and (ii) thereafter, if the applicable Borrower elects to request a Loan, such Loan shall be advanced as provided in SECTION 2.26.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Finance Parties that:
SECTION 4.01    Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, in each case referred to in clause (a) (other than with respect to each Loan Party), (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 4.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of its Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under any material Contractual Obligation to which any Loan Party is a party or affecting any Loan Party or the properties of any Loan Party or any Subsidiary of a Loan Party, (c) conflict with or result in the breach or contravention of any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Loan Party or any Subsidiary of a Loan Party or its property is subject or (d) violate any Law.
SECTION 4.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and in full force and effect.
SECTION 4.04    Execution and Delivery; Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.
SECTION 4.05    Financial Statements; No Material Adverse Effect.
(a)    Financial Statements. The Audited Financial Statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)    No Material Adverse Change. Since the date of the Audited Financial Statements, there has been no event or circumstance that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
SECTION 4.06    Litigation. There are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of any Loan Party, threatened, at Law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary of a Loan Party or against any of their properties or revenues that (a) if adversely determined, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (b) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby.

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SECTION 4.07    No Material Adverse Effect; No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
SECTION 4.08    Property.
(a)    Ownership of Properties. Each Loan Party and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(b)    Intellectual Property. Each Loan Party and its Subsidiaries owns, licenses or possesses the right to use all of the trademarks, tradenames, service marks, trade names, copyrights, patents, franchises, licenses and other intellectual property rights that are necessary for the operation of their respective businesses, as currently conducted, business, and the use thereof by each Loan Party and its Subsidiaries does not conflict with the rights of any other Person, except to the extent that such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The conduct of the business of each Loan Party or any of its Subsidiaries as currently conducted or as contemplated to be conducted does not infringe upon or violate any rights held by any other Person, except to the extent that such infringements and violations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Loan Party, threatened that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
SECTION 4.09    Taxes.
(a)    Each Loan Party and its Subsidiaries have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    Each Loan Party is resident for Tax purposes only in the country of its incorporation.
(c)    As of the Closing Date, no UK Borrower is required to make any deduction for or on account of Tax from any payment it may make under a Loan Document to a UK Qualifying Lender (or in the case of a UK Treaty Lender, would not be so required upon the receipt of a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).
SECTION 4.10    Disclosure.
(a)    The reports, financial statements, certificates and other written information (other than projected or pro forma financial information) furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected or pro forma financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from actual results and that such variances may be material).
(b)    As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

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SECTION 4.11    Compliance with Laws. Each of the Loan Parties and its Subsidiaries is in compliance with the requirements of all Laws (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 4.12    ERISA Compliance.
(a)    Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS, or the Plan is covered by an opinion issued to a pre-approved plan document sponsor, and, to the knowledge of any Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the knowledge of any Loan Party, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(c)    No ERISA Event has occurred, and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(d)    The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by a material amount. As of the most recent valuation date for each Multiemployer Plan, the potential liability of any Loan Party or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero.
(e)    To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Neither the Parent nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of the Parent or its Subsidiaries, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by a material amount, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued.
SECTION 4.13    Environmental Matters. Except with respect to any matters that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Parent nor any of its Subsidiaries nor any Controlled Investment Entity (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) knows of any basis for any permit, license or other approval required under any Environmental Law to be revoked, canceled, limited, terminated, modified, appealed or otherwise challenged, (c) has or could reasonably be expected to become subject to any Environmental Liability, (d) has received notice of any claim, complaint, proceeding, investigation or inquiry with respect to any Environmental Liability (and no such claim, complaint, proceeding, investigation or inquiry is pending or, to the knowledge of the Borrowers, is threatened or contemplated) or (e) knows of any facts, events or

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circumstances that could give rise to any basis for any Environmental Liability of the Parent or any of its Subsidiaries or any Controlled Investment Entity.
SECTION 4.14    Margin Regulations. No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock and no part of the proceeds of any Credit Extension has been used, whether directly or indirectly, for the purchase or carry of Margin Stock (other than Margin Stock in Enstar Group Limited) and no part of the proceeds of any Credit Extension used, directly or indirectly, to purchase or carry Margin Stock in Enstar Group Limited has been used, whether directly or indirectly, for any purpose that entailed a violation of any of the regulations of the Board, including Regulation T, Regulation U and Regulation X. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of a Borrower only or of the Group on a consolidated basis) will be Margin Stock.
SECTION 4.15    Net Worth. On the date of this Agreement, the Consolidated Net Worth of the Parent is not less than $4,300,000,000.
SECTION 4.16    Investment Company Act. Neither the Parent nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 4.17    Center of Main Interests and Establishments. In relation to each Loan Party incorporated in a member state of the European Union, for the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), its center of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction.
SECTION 4.18    Sanctions; Anti-Corruption.
(a)    None of the Parent, any of its Subsidiaries or any Controlled Investment Entity or any director, officer, employee, agent, or affiliate of the Parent or any of its Subsidiaries or any Controlled Investment Entity is an individual or entity (“person”) that is, or is owned or controlled by persons that are: (i) the subject of any sanctions or trade embargoes administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, the Bermuda Monetary Authority, Australia (including the Australian Department of Foreign Affairs and Trade), or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, the Crimea, Zaporizhzhia and Kherson regions of Ukraine, Cuba, Iran, North Korea, Syria and the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).
(b)    The Parent, its Subsidiaries and each Controlled Investment Entity and their respective directors, officers and employees and, to the knowledge of the Parent, the agents of the Parent and its Subsidiaries and each Controlled Investment Entity, are in compliance with all applicable Sanctions and with the Bribery Act 2010 of the United Kingdom, the Foreign Corrupt Practices Act of 1977 and the PATRIOT Act, each as amended, and the rules and regulations thereunder (the “FCPA”, the “Bribery Act” and the PATRIOT Act respectively) and any other applicable anti-corruption and anti-money laundering law. None of the Parent, its Subsidiaries, any Controlled Investment Entity and their respective directors, officers and employees and, to the knowledge of the Parent, the agents of the Parent and its Subsidiaries and each Controlled Investment Entity, are under investigation by any Governmental Authority for an alleged breach of Sanctions, the Bribery Act, the FCPA, the PATRIOT Act or any other applicable anti-corruption or anti-money laundering law. The Parent, its Subsidiaries and each Controlled Investment Entity have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable Sanctions, the Bribery Act, the FCPA, the PATRIOT Act and any other applicable anti-corruption and anti-money laundering laws.
SECTION 4.19    Solvency. Each Loan Party is Solvent.
SECTION 4.20    Group Structure Chart. As of the date of this Agreement, the Group Structure Chart is true complete and accurate in all material respects.

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SECTION 4.21    Ownership. Each of the Loan Parties (other than the Parent) is a direct or indirect Wholly-Owned Subsidiary of the Parent.
SECTION 4.22    Affected Financial Institution. No Loan Party is an Affected Financial Institution.
ARTICLE V

CONDITIONS
SECTION 5.01    Closing Date. The obligation of the Finance Parties each Lender to make Credit Extensions on the Closing Date is subject to the satisfaction (or waiver in accordance with SECTION 11.02) of the following conditions (and, in the case of each document specified in this Section to be received by the Administrative Agent, such document shall be in form and substance satisfactory to the Administrative Agent):
(a)    Executed Counterparts. The Administrative Agent shall have received from each party thereto a counterpart signed on behalf of such party of this Agreement and the Fee Letters.
(b)    Certificates. The Administrative Agent shall have received such customary certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents (including provision of specimen signatures for all authorized signatories who will sign any Loan Documents or related documents on behalf of any Loan Party).
(c)    Corporate Documents. The Administrative Agent shall have received such other documents and certificates (including Organizational Documents, good standing certificates or their equivalent in each applicable jurisdiction and the Group Structure Chart) as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party and any other legal matters relating to each Loan Party, the Loan Documents or the transactions contemplated thereby.
(d)    Opinion of Counsel to Loan Parties. The Administrative Agent shall have received an opinion of Faegre Drinker Biddle & Reath LLP, New York and Delaware counsel to the Loan Parties, addressed to the Finance Parties and dated the Closing Date, in form and substance satisfactory to the Administrative Agent (and the Parent hereby instructs such counsel to deliver such opinion to such Persons).
(e)    Opinions of Counsel to Administrative Agent. The Administrative Agent shall have received opinions of (i) Ashurst LLP, English counsel to the Administrative Agent, and (ii) Appleby (Bermuda) Limited, Bermuda counsel to the Administrative Agent, each addressed to the Finance Parties and Arrangers and dated the Closing Date, in form and substance satisfactory to the Administrative Agent (and the Administrative Agent hereby instructs such counsel to deliver such opinion to such Persons).
(f)    Fees and Expenses. Each Loan Party shall have paid all fees, costs and expenses (including all reasonable and documented legal fees and expenses) agreed in writing to be paid by it to the Finance Parties and Arrangers in connection herewith (including pursuant to the Fee Letters) to the extent due (and, in the case of expenses (including legal fees and expenses), to the extent that statements for such expenses shall have been delivered to the Parent on or prior to the Closing Date).
(g)    KYC Information. Each Loan Party shall have provided to the Finance Parties such documentation and other information that such Finance Party may reasonably require connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, including, in respect of any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certificate in relation to such Loan Party.
(h)    Reserved.
(i)    Government Approvals. The Loan Parties shall have obtained all necessary authorizations from Governmental Authorities in connection with the entry into and performance of the

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transactions contemplated by the Loan Documents (and for the validity or enforceability of the Loan Documents).
(j)    Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Parent, confirming (x) satisfaction of the conditions set forth in this SECTION 5.01, (y) that the representations and warranties of each Loan Party set forth in this Agreement and in any other Loan Document are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the Closing Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date) and (z) that no Default has occurred and is continuing.
(k)    Other Documents. The Administrative Agent shall have received such other authorizations or documents as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request in connection with the entry into and performance of the transactions contemplated by any Loan Document or for the validity and enforceability of any Loan Document.
Without limiting the generality of SECTION 9.03(c), for purposes of determining satisfaction of the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
The Administrative Agent shall notify the Parent and the Lenders of the Closing Date, and such notice shall be conclusive and binding.
SECTION 5.02    Conditions to All Credit Extensions. The obligation of the Finance Parties to make a Credit Extension (including the initial Credit Extension) is additionally subject to the satisfaction of the following conditions:
(a)    with respect to Loans, the Administrative Agent shall have received a written Borrowing Request in accordance with the requirements hereof;
(b)    with respect to Syndicated Letters of Credit, the LC Administrator and the Administrative Agent shall have received a written Syndicated Letter of Credit Notice in accordance with the requirements hereof;
(c)    with respect to Fronted Letters of Credit, the Fronting Bank and the Administrative Agent shall have received a written Fronted Letter of Credit Notice in accordance with the requirements hereof;
(d)    the representations and warranties of each Loan Party set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such Credit Extension (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date);
(e)    no Default shall have occurred and be continuing or would result from such Credit Extension or from the application of proceeds thereof; and
(f)    if any Swingline Loan is then outstanding hereunder, such Swingline Loan shall be repaid on or prior to (or using the proceeds of) such Credit Extension.
Each Borrowing Request or Letter of Credit Notice hereunder and each Credit Extension shall be deemed to constitute a representation and warranty by the Loan Parties on and as of the date of the applicable Credit Extension as to the matters specified in clauses (b) and (c) above in this Section.

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ARTICLE VI

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and all Obligations shall have been Paid in Full, each Loan Party covenants and agrees with the Finance Parties that:
SECTION 6.01    Financial Statements. The Parent will procure that each Loan Party furnish to the Administrative Agent for distribution to each Lender:
(a)    within 120 days (or 90 days in respect of the Parent) after the end of each of its fiscal years (or, if earlier, 5 days after the date required to be filed with the SEC) (commencing with the fiscal year ended December 31, 2023), (i) a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, Shareholders' Equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, audited and accompanied by a report and opinion of independent public accountants of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards (and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition, results of operations, Shareholders' Equity and cash flows of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) the management prepared financial statements of each Loan Party other than the Parent as at the end of such fiscal year and the related statements of income or operations, shareholders' equity and cash flows for such fiscal year of such Loan Party setting forth in each case in comparative form the figures for the previous fiscal year, to the effect that such management prepared financial statements present fairly in all material respects the financial condition, results of operations, shareholders' equity and cash flows of such Loan Party in accordance with GAAP consistently applied; provided, however, that to the extent that any Investment Fund, Investment Fund Manager or Investment Fund GP is consolidated with the Parent or any other Loan Party under GAAP for any fiscal year (or any truncated period of any fiscal year), any consolidated financial statements delivered pursuant to this SECTION 6.01(a) for such fiscal year may include the component parts contributed by such Investment Fund, Investment Fund Manager or Investment Fund GP as a consolidated subsidiary for such period despite that it is not a “Subsidiary” for purposes of this Agreement;
(b)    within (x) 45 days, in the case of clause (i) below and (y) 60 days, in the case of clause (ii) below after the end of each of the first three fiscal quarters of each fiscal year of the Parent (or, if earlier, 5 days after the date required to be filed with the SEC) (commencing with the fiscal quarter ended June 30, 2023):
(i)    a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations, Shareholders' Equity and cash flows for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, certified by a Financial Officer of the Parent as fairly presenting in all material respects the financial condition, results of operations, Shareholders’ Equity and cash flows of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject only to normal year-end audit adjustments and the absence of notes; and
(ii)    management prepared financial statements of each Loan Party other than the Parent as at the end of such fiscal quarter, the related statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of such Loan Party's fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, certified by a Financial Officer of such Loan Party as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of such Loan Party in accordance with GAAP consistently applied, subject only to normal year-end audit adjustments and the absence of notes;
provided, however, that to the extent that any Investment Fund, Investment Fund Manager or Investment Fund GP is consolidated with the Parent or any other Loan Party under GAAP for any fiscal quarter (or any truncated period of any fiscal quarter), any consolidated financial statements delivered pursuant to

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this SECTION 6.01(b) for such fiscal quarter may include the component parts contributed by such Investment Fund, Investment Fund Manager or Investment Fund GP as a consolidated subsidiary for such period despite that it is not a “Subsidiary” for purposes of this Agreement; and
(c)    within 190 days after the end of each fiscal year of the Parent, an actuarial report of the Group (on a consolidated basis) on the sufficiency of its consolidated loss and loss adjustment expense reserves, which report shall be prepared by the Group's duly qualified internal team of actuaries; provided, however, that to the extent any Investment Fund, Investment Fund Manager or Investment Fund GP is consolidated with the Parent or any other Loan Party under GAAP for any fiscal year (or any truncated period of such fiscal year), such Investment Fund, Investment Fund Manager or Investment Fund GP may be included in such report despite that it is not a “Subsidiary” and not part of the “Group” for purposes of this Agreement.
SECTION 6.02    Certificates; Other Information. The Parent will deliver to the Administrative Agent for distribution to each Lender:
(a)    (i) within 90 days after the end of the fiscal year of the Parent and (ii) concurrently with the delivery of the financial statements of the Loan Parties, other than the Parent, referred to in SECTION 6.01(b), a duly completed certificate signed by a Responsible Officer of the Parent (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with SECTION 7.12.
(b)    promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other material report or communication sent to the shareholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements that the Parent or any Subsidiary may file or be required to file with the SEC or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, and not otherwise required to be delivered pursuant hereto;
(c)    promptly after the furnishing thereof, copies of any material request or notice received by the Parent or any Subsidiary, or any statement or report furnished by the Parent or any Subsidiary to any holder of debt securities of the Parent or any Subsidiary, pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished pursuant hereto;
(d)    promptly after receipt thereof by the Parent or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other similar inquiry by such agency regarding financial or other operational results of the Parent or any Subsidiary thereof; and
(e)    promptly following any request therefor, (i) such other information regarding the operations, business or financial condition of the Parent or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request; or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation, any other applicable “know your customer” requirements under the Bribery Act, the FCPA, the PATRIOT Act or other applicable anti-money laundering laws.
Documents required to be delivered pursuant to SECTION 6.01(a) or SECTION 6.01(b) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Parent shall notify the Administrative Agent and each Lender (by electronic mail) of the posting of any such material documentation and provide to the Administrative Agent by electronic mail versions (i.e., with soft copies) of such documents.
SECTION 6.03    Notices. The Parent will promptly notify the Administrative Agent and each Lender of:
(a)    the occurrence of any Default;

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(b)    the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof, including pursuant to any applicable Environmental Laws, that could reasonably be expected to be adversely determined, and, if so determined, could reasonably be expected to have a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, either individually or together with any other ERISA Events, could reasonably be expected to have a Material Adverse Effect;
(d)    notice of any action arising under any Environmental Law or of any noncompliance by any Loan Party or any Subsidiary or any Controlled Investment Entity with any Environmental Law or any permit, approval, license or other authorization required thereunder that, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
(e)    any material change in accounting or financial reporting practices by a Loan Party; provided that any such changes that are described in any annual, regular, periodic or special reports and registration statements that the Parent files with the SEC shall not be deemed to be material per se.
(f)    any change in the Credit Ratings from a Credit Rating Agency, or the placement by a Credit Rating Agency of any Loan Party on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or the cessation by a Credit Rating Agency of, or its intent to cease, rating any Loan Party’s debt; and
(g)    any matter or development that has had or could reasonably be expected to have a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the relevant Loan Party setting forth the details of the occurrence requiring such notice and stating what action the relevant Loan Party has taken and proposes to take with respect thereto.
SECTION 6.04    Preservation of Existence, Etc. Each Loan Party will, and will cause each of its Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by SECTION 7.03 or 7.04; (b) take all reasonable action to maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
SECTION 6.05    Maintenance of Properties. Each Loan Party will, and will cause each of its Subsidiaries to, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear excepted) and (b) make all necessary repairs thereto and renewals and replacements thereof.
SECTION 6.06    Maintenance of Insurance. Each Loan Party will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the relevant Loan Party and its Subsidiaries) as are customarily carried under similar circumstances by such Persons.
SECTION 6.07    Payment of Obligations. Each Loan Party will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities, including Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the relevant Loan Party or such Subsidiary, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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SECTION 6.08    Compliance with Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 6.09    Environmental Matters. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Loan Party will, and will cause each of its Subsidiaries and each Controlled Investment Entity to, (a) comply with all Environmental Laws, (b) obtain, maintain in full force and effect and comply with any permits, licenses or approvals required for the facilities or operations of such Loan Party or any of its Subsidiaries or any Controlled Investment Entity, and (c) conduct and complete any investigation, study, sampling or testing, and undertake any corrective, cleanup, removal, response, remedial or other action necessary to identify, report, remove and clean up all Hazardous Materials present or released at, on, in, under or from any of the facilities or real properties of such Loan Party or any of its Subsidiaries or any Controlled Investment Entity.
SECTION 6.10    Books and Records. Each Loan Party will, and will cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.
SECTION 6.11    Inspection Rights. Each Loan Party will, and will cause each of its Subsidiaries to, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of such Loan Party and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that, other than with respect to such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent on behalf of the Lender may exercise rights under this Section and (b) the Administrative Agent shall not exercise such rights more often than two times during any calendar year; provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing under this Section at the expense of such Loan Party and at any time during normal business hours and without advance notice.
SECTION 6.12    Use of Proceeds. The Borrowers will, and will cause each of their Subsidiaries to, use the Letters of Credit and the proceeds of the Loans for general corporate purposes of the Group, including acquisitions permitted under this Agreement, not in contravention of any Law or of any Loan Document, and to support reinsurance obligations and regulatory solvency capital of members of the Group.
SECTION 6.13    Sanctions; Anti-Corruption Laws. Each Loan Party will maintain in effect policies and procedures designed to promote compliance by such Loan Party, its Subsidiaries, each Controlled Investment Entity and their respective directors, officers, employees, and agents with applicable Sanctions and with the Bribery Act, the FCPA and any other applicable anti-corruption and anti-money laundering laws.
SECTION 6.14    Bermuda Solvency Coverage Ratio. The Parent shall ensure at all times that the Group Enhanced Capital Resources exceed 100 percent of the Group Enhanced Capital Requirement.
ARTICLE VII.

NEGATIVE COVENANTS
Until the Commitments have expired or been terminated and all Obligations have been Paid in Full, each Loan Party covenants and agrees with the Finance Parties that:
SECTION 7.01    Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness under the Loan Documents;

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(b)    Indebtedness outstanding on the date hereof and listed on Schedule 7.01 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;
(c)    Guarantees:
(i)    of any Loan Party or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of such Loan Party or any Wholly-Owned Subsidiary;
(ii)    given in respect of netting or set-off arrangements permitted pursuant to SECTION 7.02(m);
(iii)    given by the Parent or any Subsidiary of Parent in the ordinary course of its insurance business excluding, for the avoidance of doubt, (x) any Guarantee of Indebtedness which Indebtedness is not otherwise permitted under this SECTION 7.01 and (y) any Guarantee of Indebtedness incurred by any Investment Entity;
(iv)    not otherwise permitted hereunder made in the ordinary course of business in an aggregate amount not exceeding $100,000,000 (but in no event shall this subclause (iv) permit any Guarantees in respect of which the “primary obligor” is an Investment Entity), provided that no new Guarantees of Indebtedness will be permitted at any time after the occurrence of a Default which is continuing, other than Guarantees of Indebtedness provided in the ordinary course of trading by members of the Group which are not Loan Parties;
(d)    obligations (contingent or otherwise) of a Loan Party or any Subsidiary existing or arising under any Swap Contract entered into in compliance with SECTION 7.17;
(e)    Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created or increased or has its maturity date extended (other than by the waiver of any applicable change of control provision) in contemplation of, or in connection with, or since such Person becoming a Subsidiary and (ii) the principal amount of any such Indebtedness that remains outstanding for a period of more than six months following the applicable acquisition shall not at any time exceed 5% of the Consolidated Net Worth of the Parent;
(f)    Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(g)    Indebtedness (i) resulting from a bank or other financial institution honoring a check, draft or similar instrument in the ordinary course of business or (ii) arising under or in connection with cash management services in the ordinary course of business;
(h)    Acquisition SPV Indebtedness in an aggregate principal amount not exceeding 25% of Consolidated Net Worth at any time outstanding (provided that no such Acquisition SPV Indebtedness shall be utilized in respect of or for the benefit of any Investment Entity);
(i)    Indebtedness incurred pursuant to any letter of credit or its equivalent in the ordinary course of business or any deposit facility in the ordinary course of business;
(j)    Indebtedness incurred under any Syndicate Arrangement;
(k)    other Indebtedness of any member of the Group that is not a Loan Party in an aggregate principal amount for all such Indebtedness under this paragraph (k) not exceeding 7.5% of Consolidated Net Worth at any time outstanding (provided that this basket shall not be utilized to Guarantee Indebtedness of an Investment Entity);

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(l)    other Indebtedness of a Loan Party, any Insurance Subsidiary, any Holding Company of an Insurance Subsidiary or any Finance Subsidiary, in each case, that would not cause a breach of SECTION 7.12 and which is unsecured and, to the extent such Indebtedness is an obligation of a Loan Party, ranks pari passu with, or is subordinated to, any rights or claims of the Lenders under any of the Loan Documents (provided that this basket shall not be utilized to Guarantee Indebtedness of an Investment Entity);
(m)    to the extent constituting Indebtedness, Investments of any Loan Party in any Subsidiary or in another Loan Party and Investments of any Subsidiary in any Loan Party or in another Subsidiary not otherwise prohibited by this Agreement; provided that any such Indebtedness shall, by its terms, be expressly subordinated in right of payment to the Obligations; and
(n)    Indebtedness of Insurance Subsidiaries owing to Federal Home Loan Banks in an aggregate principal amount for all such Indebtedness under this SECTION 7.01(n) not exceeding 5% of Consolidated Net Worth at any time outstanding.
SECTION 7.02    Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens existing on the date hereof and listed on Schedule 7.02 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by SECTION 7.01(b), (iii) the direct or any contingent obligor with respect thereto is not changed (except to release an obligor) and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by SECTION 7.01(b);
(b)    Liens for Taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(c)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(d)    pledges or deposits in the ordinary course of business in connection with (i) workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, and (ii) public utility services provided to a Loan Party or a Subsidiary;
(e)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(f)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, and any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of a Loan Party and its Subsidiaries;
(g)    Liens securing judgments for the payment of money (or appeal bonds related thereto) not constituting an Event of Default under SECTION 8.01(j);
(h)    any Lien existing on any property or asset prior to the acquisition thereof by a Loan Party or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of, in connection with or since such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrowers or any Subsidiary, (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, or replacement and (iv) the principal amount of any obligations secured by such Liens that remains outstanding for a

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period of more than six months following the applicable acquisition shall not at any time exceed 5% of the Consolidated Net Worth of Parent;
(i)    Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) in favor of a banking institution encumbering deposits (including the right of setoff) that are customary in the banking industry, (iii) in favor of a custodian bank on assets subject to the custodial arrangement with such custodian bank which arrangements are entered into in the ordinary course of business and (iv) securing Indebtedness permitted under SECTION 7.01(g);
(j)    any interest or title of a lessor, sublessor, licensor or sublicensor under leases or licenses permitted by this Agreement that are entered into in the ordinary course of business;
(k)    leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (i) interfere in any material respect with the ordinary conduct of the business of the Borrowers and their Subsidiaries, or (ii) secure any Indebtedness;
(l)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(m)    any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group but only so long as (A) such arrangement does not permit credit balances of Loan Parties to be netted or set-off against debit balances of members of the Group which are not Loan Parties and (B) such arrangement does not give rise to other Lien over the assets of Loan Parties in support of liabilities of members of the Group which are not Loan Parties;
(n)    Liens provided by an Acquisition SPV to the provider of any credit facilities constituting Acquisition SPV Indebtedness over all or part of the assets of that Acquisition SPV or any limited recourse Liens provided by any Holding Company of an Acquisition SPV over all or part of the Equity Interests or other ownership interests held in that Acquisition SPV;
(o)    Liens in support of (i) a letter of credit or its equivalent or (ii) a deposit facility, in both cases, in the ordinary course of business;
(p)    Liens arising by virtue of trust arrangements, withheld balances, administrative accounts, or any other collateral or security arrangements incurred in connection with any Policies, Insurance Agreements, Novation Agreements, Retrocession Agreements, Fronting Arrangements, Reinsurance Agreements or related agreements in the ordinary course of business or capital support agreements or any other agreements by the Loan Parties in support of the capital of any member of the Group, or guarantees or any other agreements by the Loan Parties guaranteeing the obligations of any member of the Group under any Policies, Insurance Agreements, Novation Agreements, Retrocession Agreements, Fronting Arrangements or Reinsurance Agreements, or related agreements;
(q)    Liens encumbering any (i) cash or Cash Equivalents, or (ii) any marketable securities or other financial instruments owned or held by a Loan Party or any Subsidiary (excluding any securities or financial instrument that is issued by any Subsidiary or Investment Entity), in each case securing obligations (contingent or otherwise) of such Loan Party or any Subsidiary existing or arising under any Swap Contract entered into in compliance with SECTION 7.17;
(r)    Liens granted or subsisting under any deed or agreement required by or on behalf of the Account Party in connection with its insurance business at, or its membership of, Lloyd’s;
(s)    any Liens over or affecting any asset forming part of a trust fund (or, in the case of reinsurance recoveries or other things in action, whose proceeds will form part of a trust fund) which is held subject to the provisions of any deed or agreement of the kind referred to in clause (r) above, where such Lien is created to secure obligations arising under a Syndicate Arrangement; and
(t)    Liens securing Indebtedness and other obligations (other than Indebtedness and other obligations of an Investment Entity) in an aggregate amount not exceeding 5% of Consolidated Net Worth at any time outstanding.

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SECTION 7.03    Fundamental Changes. No Loan Party will, nor will it permit any Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)    any Subsidiary may merge with (i) a Loan Party, provided that a Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries (other than a Loan Party), provided that when any Wholly-Owned Subsidiary is merging with another Subsidiary, a Wholly-Owned Subsidiary shall be the continuing or surviving Person;
(b)    any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Loan Party or to another Subsidiary; provided that if the transferor in such a transaction is a Wholly-Owned Subsidiary, then the transferee shall either be a Loan Party or another Wholly-Owned Subsidiary and if the transferor is a Loan Party, then the transferee shall be a Loan Party;
(c)    a Loan Party and its Subsidiaries may make Dispositions permitted by SECTION 7.04;
(d)    any Investment not otherwise prohibited by this Agreement may be structured as a merger, consolidation or amalgamation; and
(e)    any Subsidiary may dissolve, liquidate or wind up its affairs if it owns no material assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its existence and good standing.
SECTION 7.04    Dispositions. No Loan Party will, and will not permit any Subsidiary to, make any Disposition or enter into any agreement to make any Disposition, except:
(a)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)    Dispositions of inventory and Investments in the ordinary course of business (other than Equity Interests of Subsidiaries, lines of business, real property or intellectual property);
(c)    Dispositions of assets (other than Equity Interests of Subsidiaries, lines of business, real property or intellectual property) to the extent that such assets are exchanged for other assets comparable or superior as to type, value and quality;
(d)    Dispositions of property by (i) any Wholly-Owned Subsidiary (which is not itself a Loan Party) to a Loan Party or to another Wholly-Owned Subsidiary, (ii) any Subsidiary (which is not itself a Loan Party or a Wholly-Owned Subsidiary) to a Loan Party or to another Subsidiary or (iii) a Loan Party to another Loan Party or a Wholly-Owned Subsidiary;
(e)    Dispositions of property as a result of a casualty event involving such property or any Disposition of real property to a Governmental Authority as a result of a condemnation of such real property;
(f)    Dispositions of assets (other than cash) to an Acquisition SPV;
(g)    Dispositions permitted by SECTION 7.03;
(h)    Dispositions of intellectual property rights that are no longer used or useful in the business of a Loan Party and its Subsidiaries;
(i)    Restricted Payments permitted by SECTION 7.05 and Investments not otherwise prohibited by this Agreement;
(j)    Dispositions of all or part of any Investments acquired after the date of this Agreement provided that such disposal is completed within 180 days of that acquisition;
(k)    Dispositions of assets by a Loan Party and its Subsidiaries, including Insurance Subsidiaries, in connection with an Insurance Agreement, Policy, Retrocession Agreement, Novation

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Agreement, Commutation Agreement, Fronting Arrangement or Reinsurance Agreement or any related agreement, in each case in the ordinary course of business;
(l)    Dispositions of Equity Interests of Subsidiaries; provided that the aggregate book value of Equity Interests Disposed of pursuant to this clause (l) in any fiscal year shall not exceed 5% of Consolidated Net Worth of Parent; and
(m)    Dispositions by a Loan Party and its Subsidiaries not otherwise permitted under this Section; provided that the aggregate book value of all property Disposed of pursuant to this clause (m) in any fiscal year shall not exceed 5% of Consolidated Net Worth of the Parent.
SECTION 7.05    Restricted Payments. Parent will not declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)    the Parent may declare and make dividend payments or other distributions payable solely in Equity Interests of the Parent;
(b)    the Parent may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new common Equity Interests;
(c)    the Parent may (i) declare or pay cash dividends to its shareholders and (ii) purchase, redeem or otherwise acquire for cash its Equity Interests if no Default or Event of Default exists either before or after giving effect thereto; and
(d)    the Parent may pay withholding or similar taxes payable by any future, present or former employee, director or officer (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) in connection with any repurchases of Equity Interests or the exercise of stock options.
SECTION 7.06    Investments in Investment Funds. No Loan Party will, and will not permit any Subsidiary to, make any Investments in any Investment Entity except Investments made in accordance with the investment policy of the Parent and its Subsidiaries as approved by the board of directors (or a committee thereof) of the Parent from time to time.
SECTION 7.07    Transactions with Affiliates. Each Loan Party will not, and will not permit any Subsidiary to, enter into any transaction of any kind with any Affiliate of a Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Loan Party or such Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions between or among the Loan Parties and any of their Wholly-Owned Subsidiaries or between and among any Wholly-Owned Subsidiaries, (b) Restricted Payments permitted by SECTION 7.05, (c) Investments in Subsidiaries, (d) Investments in existence on the Closing Date and identified on Schedule 7.07, and any refinancing, refunding, renewal or extension of any such Investment that does not increase the amount thereof except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal or extension, (e) Investments approved by the audit subcommittee of the board of directors of the Parent, and (f) transactions in the ordinary course of business with Investment Funds, Investment Fund Managers and Investment Fund GPs.
SECTION 7.08    Reserved.
SECTION 7.09    Changes in Fiscal Periods. Each Loan Party will not permit the last day of its fiscal year to end on a day other than December 31 or change any Loan Party’s method of determining its fiscal quarters.
SECTION 7.10    Changes in Nature of Business. Each Loan Party will not, and will not permit any Subsidiary to, engage to any material extent in any business other than those businesses conducted by such Loan Party and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.
SECTION 7.11    Restriction on Use of Proceeds. No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock (other than Margin Stock in Enstar Group Limited) and no part of the

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proceeds of any Credit Extension used, directly or indirectly, to purchase or carry Margin Stock in Enstar Group Limited will be used for any purpose that entails a violation of or is inconsistent with any of the regulations of the Board, including Regulation T, Regulation U and Regulation X. If requested by any Lender, the Borrowers will furnish to such Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1 referred to in Regulation U.
SECTION 7.12    Financial Covenants.
(a)    Parent Net Worth. The Consolidated Net Worth of the Parent shall at all times not be less than the aggregate of:
(i)    $4,300,000,000; plus
(ii)    50.0% of the net income available for distribution to common shareholders of the Parent at any time after June 30, 2022, excluding the aggregate amount (without duplication) of total net unrealized gains or losses on investments for each fiscal period beginning after June 30, 2022; plus
(iii)    50.0% of the proceeds of any common stock issuance of the Parent made after June 30, 2022.
The calculations in clauses (ii) and (iii) above shall be made as of the last day of each fiscal quarter or fiscal year of the Borrowers as set forth in the financial statements delivered pursuant to SECTION 6.01(a) and SECTION 6.01(b).
(b)    Gearing Ratio. The Consolidated Financial Indebtedness of the Parent shall not at any time be more than 35.0% of the Total Capital.
(c)    The financial covenants in this SECTION 7.12 shall be in effect at all times but shall be tested on each Quarter Date commencing with the first Quarter Date after the Closing Date. The financial covenants set out in SECTIONS 7.12(a) and 7.12(b) shall be calculated in accordance with GAAP and, in each case, shall be tested first by reference to the quarterly consolidated balance sheet and related financial statements and, where available, by reference to the annual consolidated balance sheet and related financial statements (each delivered in accordance with SECTION 6.01(b) and SECTION 6.01(a)(i) respectively). No item shall be deducted or credited more than once in any such calculation. Where an amount in any financial statement is not denominated in Dollars, it shall be converted into Dollars at the rate specified in the financial statements so long as such rate has been set in accordance with GAAP.
(d)    Notwithstanding anything set forth in this Agreement, for purposes of calculating the financial covenant set forth in SECTION 7.12(b), no Investment Entity shall be consolidated with the Parent, but rather shall be accounted for on a non-consolidated basis with its carrying value contributing to the various components of the financial covenant set forth in SECTION 7.12(b), in each case in a manner that is consistent with the treatment of InRe Fund in the Parent’s consolidated financial statements for the fiscal year ended December 31, 2020 and in the case of any other Investment Fund, the applicable Borrower’s consolidated financial statements for the fiscal year ended most recently prior to such Investment Fund’s consolidation.
SECTION 7.13    Sanctions; Anti-Corruption Use of Proceeds. Each Loan Party will not, directly or indirectly, use the proceeds of any Credit Extension of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the Bribery Act, the FCPA or any other applicable anti-corruption law, or (b) (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as an Agent, an Arranger, a Lender, the Fronting Bank, an underwriter, an advisor, an investor or otherwise).
SECTION 7.14    Bermuda Private Act. No Loan Party will become subject to a Private Act which, in the reasonable determination of the Administrative Agent, would be adverse in any material respect to the rights or interests of the Lenders.

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SECTION 7.15    Share Capital. No Loan Party (other than the Parent) will issue any Equity Interests except to another Loan Party.
SECTION 7.16    Amendments. No Loan Party shall amend its Organizational Documents in a way that could reasonably be expected to materially and adversely affect the interests of the Lenders.
SECTION 7.17    Swap Contracts. No Loan Party will enter into any Swap Contract for speculative purposes, unless such Swap Contract is consistent with Parent’s or such Loan Parties’ investment policies.
ARTICLE VIII

EVENTS OF DEFAULT
SECTION 8.01    Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)    any Loan Party shall fail to pay any principal of any Loan or reimburse any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any Loan Party shall fail to pay (i) any interest on any Loan, when the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days, or (ii) any fee or other amount due and payable under this Agreement or under any other Loan Document (other than an amount referred to in clause (a) of this Section), when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty under this Agreement or any other Loan Document already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;
(d)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in SECTION 6.01, SECTION 6.02, SECTION 6.03(a), SECTION 6.04 (with respect to any Loan Party’s existence), SECTION 6.12, SECTION 6.13, SECTION 7.04 and SECTION 7.05 or SECTION 7.09 to SECTION 7.16 (inclusive);
(e)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section) and such failure shall continue unremedied for a period of 10 or more Business Days after the earlier of notice thereof by the Administrative Agent to the Parent or a Loan Party becoming aware of the failure to comply;
(f)    any Loan Party or any Subsidiary shall fail to observe or perform any agreement or condition relating to any Indebtedness (other than Indebtedness under the Loan Documents) having an aggregate principal amount of more than $100,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness;

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(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, rehabilitation, conservatorship, delinquency or other relief in respect of any Loan Party or any of its Material Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of its Material Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 45 or more days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)    any Loan Party or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of its Material Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(i)    any Loan Party or any of its Material Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(j)    there is entered against any Loan Party or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $100,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage), or (ii) a non-monetary final judgment or order that, either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;
(k)    an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of the Borrowers under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount that could reasonably be expected to have a Material Adverse Effect;
(l)    a Change of Control shall occur or a Loan Party (other than the Parent) ceases to be a Wholly-Owned Subsidiary of the Parent;
(m)    the cessation, variation or imposition of limitations (for any reason) of any consent, authorization, license or exemption which is required to enable the Parent or any Subsidiary to carry on its business, or the taking by any governmental, regulatory or other authority of any action in relation to the Parent or any Subsidiary which is reasonably likely to have a Material Adverse Effect, save that no Event of Default under this SECTION 8.01(m) will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of (i) the Administrative Agent giving notice to the Parent and (ii) the Parent becoming aware of the failure to comply;
(n)    any fine, levy or sanctions are imposed upon any member of the Group or any Controlled Investment Entity by the Bermuda Monetary Authority, the PRA or the FCA or by any equivalent regulatory authority in any other jurisdiction or under the Financial Services and Markets Act 2000 of the United Kingdom or any equivalent legislation or regulation in any other jurisdiction which is reasonably likely to have a Material Adverse Effect; or
(o)    the Guaranty or any other material provision of this Agreement or any other Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or Loan Party denies in writing that it has any or further liability or obligation under any Loan Document to which it is a party, or purports in writing to revoke, terminate or rescind any such Loan Document;
then, and in every such event (other than an event with respect to the Borrowers described in clause (g) or (h) of this Section), and at any time thereafter during the continuance of such event, the Administrative

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Agent may, and at the request of the Required Lenders shall, by notice to the Parent, take any or all of the following actions, at the same or different times:
(i)    terminate the Commitments, and thereupon the Commitments shall terminate immediately;
(ii)    declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties;
(iii)    require that the applicable Borrower Cash Collateralize its LC Obligations as provided in SECTION 3.07;
(iv)    exercise on behalf of itself, the Lenders, the LC Administrator and the Fronting Bank all rights and remedies available to it, the Lenders , the LC Administrator and the Fronting Bank under the Loan Documents and Applicable Law; and
(v)    require the Borrowers to obtain the return of any outstanding Letters of Credit;
provided that, in case of any event with respect to a Loan Party described in clause (g) or (h) of this Section, the Commitments shall automatically terminate and the principal of the Loans and the unreimbursed LC Disbursements then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall automatically become due and payable, and the obligations of the Borrowers to Cash Collateralize the LC Obligations as provided in clause (iii) above shall automatically become effective, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.
SECTION 8.02    Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Parent or the Required Lenders, all payments received on account of the Obligations shall, subject to SECTION 3.07 and SECTION 2.23, shall be applied by the Administrative Agent as follows:
(a)    first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable and documented fees and disbursements and other charges of counsel payable under SECTION 11.03 and amounts payable under the NAB Fee Letter) payable to the Administrative Agent in its capacity as such;
(b)    second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, reimbursement obligations in respect of LC Disbursements and Letter of Credit fees) payable to the Lenders and the Fronting Bank (including reasonable and documented fees and disbursements and other charges of counsel payable under SECTION 11.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (b) payable to them;
(c)    third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Fronting Bank in proportion to the respective amounts described in this clause (c) payable to them;
(d)    fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and LC Disbursements, ratably among the Lenders and the Fronting Bank in proportion to the respective amounts described in this clause (d) payable to them;
(e)    fifth, to the Administrative Agent for the account of the Fronting Bank and the Lenders, to Cash Collateralize that portion of the LC Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrowers pursuant to SECTION 3.07;

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(f)    sixth, to the payment in full of all other Obligations, in each case ratably among the Finance Parties based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(g)    finally, the balance, if any, after all Obligations have been Paid in Full, to the Borrowers or as otherwise required by Law.
Subject to SECTION 3.03 and SECTION 3.07, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause (e) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and the balance paid to the Borrowers.
SECTION 8.03    Cash Collateral Account.
(a)    If at any time after a Borrower has been required to deposit amounts in the Cash Collateral Account, the Administrative Agent determines that the amount on deposit in the Cash Collateral Account is less than the amount required under SECTION 3.07, the Administrative Agent may demand the applicable Borrower to pay, and such Borrower shall, upon such demand and without any further notice, pay to the Administrative Agent for deposit in the Cash Collateral Account, funds necessary to cure any shortfall.
(b)    The Administrative Agent may, at any time or from time to time, after funds are deposited in a Cash Collateral Account apply such funds to the payment of the LC Obligations then due and payable by such Borrower to the Lenders or the Fronting Bank under the Loan Documents.
(c)    Neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Cash Collateral Account until all of the Obligations have been Paid in Full, the Commitments have been terminated and all Letters of Credit have been terminated or expired, at which time any funds remaining in the Cash Collateral Account shall be returned by the Administrative Agent to the Borrowers.
ARTICLE IX

AGENCY
SECTION 9.01    Appointment and Authority. Each of the Lenders, the LC Administrator and the Fronting Banks hereby irrevocably appoints National Australia Bank Limited to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as otherwise provided in SECTION 9.06(b), the provisions of this Article are solely for the benefit of the Finance Parties, and no Loan Party or other Person shall have any rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 9.02    Rights as a Lender or Fronting Bank. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or Fronting Bank as any other Lender or Fronting Bank and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its branches and Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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SECTION 9.03    Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its branches or Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in SECTION 8.01 and SECTION 11.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by a Loan Party or a Lender.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in ARTICLE V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, amendment, increase, reinstatement or renewal of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or the Fronting Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Fronting Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Fronting Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such

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sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Revolving Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 9.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Fronting Banks and the Parent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Parent, to appoint a successor, which shall be a bank with an office in New York, or an Affiliate of any such bank with an office in New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Fronting Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Parent and such Person remove such Person as Administrative Agent and, in consultation with the Parent, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Fronting Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Parent to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and SECTION 11.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent. To the extent the retiring or removed Administrative Agent is holding cash, deposit account balances or other credit support as collateral for Cash Collateralized Letters of Credit, the retiring or removed Administrative Agent shall at or reasonably promptly following the Resignation Effective Date cause such collateral to be transferred to the successor Administrative Agent, or if no successor Administrative Agent has been appointed and accepted such appointment, to the respective LC Issuer ratably according to the outstanding amount of Cash Collateralized Letters of Credit issued by them, in each case to be held as collateral for such Cash Collateralized Letters of Credit in accordance with this Agreement.
SECTION 9.07    Non-Reliance on Agents and Other Lenders. Each Lender, the LC Administrator and the Fronting Bank expressly acknowledges that none of the Agents nor the Arrangers has made any representation or warranty to it, and that no act by any Agent or the Arrangers hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of the Loan Parties or any of their Affiliates, shall be deemed to constitute any representation or any warranty by any Agent or the Arrangers to any Lender, the LC Administrator or the Fronting Bank as to any matter, including whether any

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Agent or the Arrangers have disclosed material information in their (or their Related Parties’) possession. Each Lender, the LC Administrator and the Fronting Bank represents to each Agent and the Arrangers that it has, it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender, the LC Administrator and the Fronting Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers, the LC Administrator, the Fronting Bank or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender and the Fronting Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or Fronting Bank for the purpose of making, acquiring or holding commercial loans set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and Fronting Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and Fronting Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, as may be applicable to such Lender or Fronting Bank, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, is experienced in making, acquiring or holding such commercial loans.
SECTION 9.08    No Other Duties. Anything herein to the contrary notwithstanding, the Arrangers, the Syndication Agents and the Documentation Agent listed on the cover page of this Agreement shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in their capacity, as applicable, as Lenders hereunder.
SECTION 9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Fronting Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, Fronting Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, Fronting Banks and the Administrative Agent under SECTION 11.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Fronting Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Fronting Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under SECTION 11.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, Fronting Banks or any other Agent any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, Fronting Bank or any other Agent or to authorize the Administrative Agent to vote in respect of the claim of any Lender, Fronting Bank or any other Agent in any such proceedings.

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SECTION 9.10    Erroneous Payments.
(a)    If the Administrative Agent (x) notifies a Finance Party, or any Person who has received funds on behalf of a Finance Party (any such Finance Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Finance Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this SECTION 9.10 and held in trust for the benefit of the Administrative Agent, and such Finance Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Finance Party or any Person who has received funds on behalf of a Finance Party and each of their respective successors and assigns) , agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Finance Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment;
(ii)    such Finance Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this SECTION 9.10(b). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this SECTION 9.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to SECTION 9.10(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Finance Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Finance Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Finance Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for

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any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Finance Party, to the rights and interests of such Finance Party under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party; provided that this SECTION 9.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of any Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document) the Borrowers for the purpose of making a payment on the obligations.
(e)    To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(f)    Each party’s obligations, agreements and waivers under this SECTION 9.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Finance Party, the termination of the applicable Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
SECTION 9.11 Withholding Tax. To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the IRS or any other Governmental Authority, or the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.
ARTICLE X

GUARANTY
SECTION 10.01 Guaranty of the Obligations. The Guarantors hereby jointly and severally guarantee to the Administrative Agent, for the ratable benefit of the Beneficiaries, the due and punctual Payment in Full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).
SECTION 10.02 Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor

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as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law or the laws of the jurisdiction of incorporation or organization of any Guarantor; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this SECTION 10.02, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this SECTION 10.02), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this SECTION 10.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this SECTION 10.02 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this SECTION 10.02.
SECTION 10.03 Payment by Guarantors. The Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Guaranty Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of any Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), the Guarantors will immediately upon demand pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of the Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for any Borrower becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrowers for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.
SECTION 10.04 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Payment in Full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)    this Guaranty is a guaranty of payment when due and not of collectability;
(b)    this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(c)    Administrative Agent may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between any other Loan Party and any Guaranty Beneficiary with respect to the existence of such Event of Default;
(d)    the obligations of each Guarantor hereunder are independent of the obligations of any other Loan Party of the obligations of any Loan Party, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against any other Loan Party and whether or not such Loan Party is joined in any such action or actions;
(e)    payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(f)    any Guaranty Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction,

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limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Guaranty Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Guaranty Beneficiary may have against any such security, in each case as such Guaranty Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Loan Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and
(g)    this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security; (iii) (the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Guaranty Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Guaranty Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which any Loan Party may allege or assert against any Guaranty Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
SECTION 10.05 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Guaranty Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against any other Loan Party or any other Person with respect to the Guaranteed Obligations, (ii) proceed against or exhaust any security held from the Borrowers, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Guaranty Beneficiary in favor of any Loan Party or any other Person, or (iv) pursue any other remedy in the power of any Guaranty Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any other Loan Party including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any other Loan Party from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be

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neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Guaranty Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Guaranty Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in SECTION 10.04 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
SECTION 10.06 Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been Paid in Full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any other Loan Party or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any other Loan Party with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Guaranty Beneficiary now has or may hereafter have against any other Loan Party, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Guaranty Beneficiary. In addition, until the Guaranteed Obligations shall have been Paid in Full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by SECTION 10.02. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any other Loan Party or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Guaranty Beneficiary may have against any Loan Party, to all right, title and interest any Guaranty Beneficiary may have in any such collateral or security, and to any right any Guaranty Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and Paid in Full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
SECTION 10.07 Subordination of Other Obligations. Any Indebtedness of any Loan Party or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations.
SECTION 10.08 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been Paid in Full and the Commitments terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
SECTION 10.09 Authority of Loan Parties. It is not necessary for any Guaranty Beneficiary to inquire into the capacity or powers of any Loan Party or the officers, directors or any agents acting or purporting to act on behalf of any of them.
SECTION 10.10 Financial Condition of Loan Parties. Any Credit Extension may be made to any Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of any Loan Party at the time of any such grant or continuation. No Guaranty Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of any Loan Party. Each Guarantor has adequate means to obtain information from any Loan Party on a continuing basis concerning the financial condition of such Loan Party and its ability to perform its obligations under the Loan Documents and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of

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each Loan Party and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Guaranty Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of any Loan Party now known or hereafter known by any Guaranty Beneficiary.
SECTION 10.11 Bankruptcy, etc.
(a)    So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against any other Loan Party. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any other Loan Party or by any defense which any other Loan Party may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)    Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Loan Party or any of its Subsidiaries of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)    In the event that all or any portion of the Guaranteed Obligations are paid by any Loan Party or any of its Subsidiaries, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Guaranty Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
SECTION 10.12 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the Guarantee in SECTION 10.01 constitutes an instrument for the payment of money, and consents and agrees that the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion/action under New York CPLR Section 3213.
SECTION 10.13 General Limitation on Guarantee Obligations    . In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under SECTION 10.01 would otherwise, taking into account the provisions of SECTION 10.02, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under SECTION 10.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Guaranty Beneficiary or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
ARTICLE XI

MISCELLANEOUS
SECTION 11.01 Notices.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email as follows:

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(i)    if to a Loan Party or to Enstar (US) Inc., to it at Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM11, Bermuda, Attention of Peter Kalaev (Telephone No. +1 (646) 596-0241; Email: peter.kalaev@enstargroup.com) with a copy to 411 5th Ave., 5th Fl., New York, NY 10016 Attention of Liam Leyden (Telephone No. +1 (267) 290-4745; Email: liam.leyden@enstargroup.com);
(ii)    if to the Administrative Agent: to National Australia Bank Limited, at The Scalpel, 52 Lime Street, London EC3M 7AF; Attention of Lending Admin / Agency Services, Northern Hemisphere; Email: ;
(iii)    if to the LC Administrator: to National Australia Bank Limited, at The Scalpel, 52 Lime Street, London EC3M 7AF; Attention of Lending Admin / Agency Services, Northern Hemisphere; Email: , with a copy to National Australia Bank Limited at Level 19, 277 Park Avenue, New York, N.Y. 10172, Attention of Marie Healey (Telephone No. 212-916-9691 / 212-916-9622; Email: ;
(iv)    if to the Swingline Lender: to National Australia Bank Limited at Level 19, 277 Park Avenue, New York, N.Y. 10172, Attention of Marie Healey (Telephone No. 212-916-9691 / 212-916-9622; Email: , with a copy to National Australia Bank Limited, at The Scalpel, 52 Lime Street, London EC3M 7AF; Attention of Lending Admin / Agency Services, Northern Hemisphere; Email: ;
(v)    if to the Fronting Bank: to Wells Fargo Bank, National Association at 550 S. Tryon Street, 14th Floor, MAC D1086-148, Charlotte NC 28202-4200, Attention of Will Goley (Telephone No. 704-410-0854; Email: ); and
(vi)    if to a Lender, to it at its address (or email address) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the Fronting Bank hereunder may be delivered or furnished by electronic communication (including e-mail, FpML, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Fronting Bank pursuant to ARTICLE II or ARTICLE III if such Lender or Fronting Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto.
(d)    Platform.
(i)    The Loan Parties agree that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on the Platform.

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(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the Fronting Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or the Fronting Bank by means of electronic communications pursuant to this Section, including through the Platform.
(e)    Public Information. The Loan Parties hereby acknowledges that certain of the Lenders and Fronting Bank (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of that Loan Party hereunder and under the other Loan Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” such Loan Party shall be deemed to have authorized the Agents, the Fronting Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to such Loan Party or its securities for purposes of U.S. federal and state securities Laws (provided, however, that to the extent that such Borrower Materials constitute Information, they shall be subject to SECTION 11.12); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) the Agents shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders.
SECTION 11.02     Waivers; Amendments.
(a)    No Waiver; Remedies Cumulative; Enforcement. No failure or delay by the Administrative Agent, Fronting Bank or any Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent, Fronting Bank and the Lenders hereunder and under the Loan Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against any Loan Party shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with SECTION 8.01 for the benefit of all the Lenders and the Fronting Banks; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) the Fronting Bank or the Swingline Lender from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Fronting Bank or the Swingline Lender, as applicable) hereunder and under the other Loan Documents, (iii) any Lender or Fronting Bank from exercising setoff rights in accordance with SECTION 11.08 (subject to the terms of SECTION 2.15) or (iv) any Lender or Fronting Bank from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrowers under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights

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otherwise provided to the Administrative Agent pursuant to SECTION 8.01 and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to SECTION 2.15, any Lender or Fronting Bank may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.
(b)    Amendments, Etc. Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing executed by the applicable Loan Party and the Required Lenders, and acknowledged by the Administrative Agent, or by the applicable Loan Party and the Administrative Agent with the consent of the Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(i)    extend or increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in ARTICLE V or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender);
(ii)    reduce the principal of, or rate of interest specified herein on, any Loan or any LC Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive the obligation of any Loan Party to pay interest at the Default Rate or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder);
(iii)    postpone any date scheduled for any payment of principal of, or interest on, any Loan or any LC Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby;
(iv)    change SECTION 2.14(b) or SECTION 2.15 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(v)    waive any condition set forth in SECTION 5.01 without the written consent of each Lender;
(vi)    change SECTION 3.04 in a manner that would permit the expiration date of any Letter of Credit to occur after the LC Expiration Date without the written consent of each Lender;
(vii)    change any provision of this Section or the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(viii)    change any provision of SECTION 3.07 without the written consent of each Lender;
(ix)    release any Loan Party from its guarantee obligations under ARTICLE X of this Agreement without the written consent of each Lender;
(x)    change the definition of “Alternative Currency” without the written consent of each Lender directly and adversely affected thereby;
(xi)    without the written consent of each Lender, make any change that results in the contractual subordination of the Obligations in right of payment to any other Indebtedness for borrowed money;
(xii)    permit any Person that is not incorporated, formed or organized under laws the U.S. (or any state thereof or the District of Columbia), the United Kingdom or Bermuda

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to become a party to this Agreement as a Borrower, without the written consent of each Lender directly and adversely affected thereby; or
(xiii)    change any provision of SECTION 8.02 without the written consent of each Lender;
provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of (A) the Administrative Agent, unless in writing executed by the Administrative Agent, (B) the Fronting Bank, unless in writing executed by the Fronting Bank and (C) the Swingline Lender, unless in writing executed by the Swingline Lender, in each case in addition to the Loan Parties and the Lenders required above.
Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.
In addition, notwithstanding anything herein to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrowers and the Administrative Agent), to amend and restate this Agreement if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
In addition, notwithstanding anything in this Section to the contrary, if the Administrative Agent and the Parent shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Parent shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Fronting Bank (solely to the extent such provision affects or may affect it in its capacity as the Fronting Bank) or the Required Lenders to the Administrative Agent within 10 Business Days following receipt of notice thereof.
SECTION 11.03     Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Parent shall pay (i) all reasonable and documented out-of-pocket expenses incurred (whether incurred before or after the date hereof) by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent) in connection with syndication of the Revolving Facility, the preparation, negotiation, execution, delivery and administration of this Agreement, the Engagement Letter and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the Fronting Bank in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender, the LC Administrator or the Fronting Bank (including the reasonable fees and expenses of one primary counsel and of a single firm of local counsel in each appropriate jurisdiction) for the Administrative Agent, any Lender, the LC Administrator or the Fronting Bank), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the LC Administrator, in connection with the enforcement or protection of its rights (A) in connection with this Agreement, the Engagement Letter and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

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(b)    Indemnification. The Parent shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the Fronting Bank, the LC Administrator, each Arranger and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees and expenses of one primary counsel and of a single firm of local counsel in each appropriate jurisdiction for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Engagement Letter, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Fronting Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with the demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries or any Controlled Investment Entity, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries or any Controlled Investment Entity, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto (including preparing a defense in respect of any such claim, litigation, investigation or proceeding); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by a Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers have obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdictions, or (z) result from a claim not involving an act or omission of any Loan Party and that is brought by an Indemnitee against another Indemnitee (other than against an Arranger or an Agent in their capacities as such and other than claims with respect to a Letter of Credit brought by one Indemnitee against another Indemnitee acting in a different capacity or role with respect to such Letter of Credit such as an Fronting Bank as opposed to an advising bank, confirming bank, negotiating bank or transferring bank). Paragraph (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent), the LC Administrator, the Fronting Bank, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the LC Administrator, or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the LC Administrator, the Fronting Bank or the Swingline Lender in its capacity as such or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the LC Administrator, the Fronting Bank or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of SECTION 2.14(e). The Loan Parties shall indemnify and hold harmless each Lender in respect of any payment made by such Lender pursuant to this paragraph (c).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby or any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

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(e)    Payments. All amounts due under this Section shall be payable promptly and in any event not later than three Business Days after demand therefor.
(f)    Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.
SECTION 11.04     Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Fronting Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Parent (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

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(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)    the consent of the Fronting Bank shall be required (such consent not to be unreasonably withheld).
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Parent or any of the Parent’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or (C) except as otherwise agreed by the Borrowers, a Person that is not a NAIC-Qualified Lender.
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Fronting Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of SECTION 2.16, SECTION 2.17, SECTION 2.18 and SECTION 11.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be

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conclusive absent manifest error, and the Loan Parties, the Administrative Agent, the Fronting Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Loan Party and the Fronting Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, any Loan Party, the Fronting Bank or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Parent or any of the Parent’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its Commitment or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Loan Parties, the Fronting Banks, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under SECTION 11.03(b) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in SECTION 11.02(b)(i) through (v) that affects such Participant. The Loan Parties agree that each Participant shall be entitled to the benefits of SECTION 2.16, SECTION 2.17 and SECTION 2.18 (subject to the requirements and limitations therein, including the requirements under SECTION 2.18(g), SECTION 2.18(h) and SECTION 2.18(i) (it being understood that the documentation required under SECTION 2.18(g), SECTION 2.18(h) and SECTION 2.18(i) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of SECTION 2.21 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under SECTION 2.17 or SECTION 2.18, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Parent's request and expense, to use reasonable efforts to cooperate with the Parent to effectuate the provisions of SECTION 2.21(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 11.08 as though it were a Lender; provided that such Participant agrees to be subject to SECTION 2.15 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 11.05     Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the

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Credit Extensions hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Fronting Bank or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding and so long as the Commitments have not expired or been terminated. The provisions of SECTION 2.16, SECTION 2.17, SECTION 11.03, SECTION 11.15 and ARTICLE IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 11.06     Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in SECTION 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 11.07     Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provision of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the Fronting Bank then such provision shall be deemed to be in effect only to the extent not so limited.
SECTION 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Fronting Bank and each of their respective branches and Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, the Fronting Bank, or any such branch or Affiliate, to or for the credit or the account of any Loan Party against any and all of the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Fronting Bank or their respective branches or Affiliates, irrespective of whether or not such Lender, Fronting Bank, branch or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of any Loan Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or Fronting Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of SECTION 2.23 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Fronting Banks and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Fronting Bank and their respective branches

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and Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Fronting Bank or their respective branches and Affiliates may have. Each Lender and Fronting Bank agrees to notify the Parent and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 11.09     Governing Law; Jurisdiction; Etc.
(a)    Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Jurisdiction. Each Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the Fronting Bank or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent, the Fronting Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.
(c)    Waiver of Venue. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Enstar (US) Inc. irrevocably consents to service of process in the manner provided for notices in SECTION 11.01. Each other Loan Party irrevocably appoints Enstar (US) Inc. as its agent for service of process in relation to any proceedings before any courts located in the State of New York in connection with this Agreement, agrees to maintain Enstar (US) Inc. as its agent for service of process in the State of New York until the earlier of (i) the date falling one year after the Commitment Termination Date and (ii) the date falling one year after the date on which this Agreement and any other Loan Documents are terminated in accordance with their terms, agrees that failure by any process agent to notify such Loan Party of the process will not invalidate the proceedings concerned, and consents to the service of process relating to any proceedings by a notice given to Enstar (US) Inc. in accordance with SECTION 11.01. Enstar (US) Inc. hereby irrevocably accepts such appointment. If the appointment of Enstar (US) Inc. ceases to be effective with respect to any Loan Party, such Loan Party must immediately appoint a different Person in the State of New York to accept service of process on the terms set out in this paragraph (d) on its behalf in the State of New York and, if such Loan Party does not appoint a process agent within 15 days, such Loan Party authorizes the Administrative Agent to appoint a process agent for, and at the expense of such Loan Party. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

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SECTION 11.10     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 11.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 11.12 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Fronting Banks agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by Applicable Laws or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing provisions substantially the same as those of this Section (or as may otherwise be agreed to in writing by the Parent), to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (B) any direct, indirect, actual or prospective party (or its Related Parties) to any swap, derivative, securitization or other transaction under which payments are to be made by reference to any Loan Party and its obligations, this Agreement or payments hereunder, or (C) any actual or prospective Confirming Bank; (vii) on a confidential basis to (A) any rating agency in connection with rating any Loan Party or its Subsidiaries or the Revolving Facility, (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Facility or (C)  any insurer or insurance broker in connection with obtaining or obtaining a quote for credit risk insurance; (viii) with the consent of the Parent; or (x) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, (B) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party who did not acquire such information as a result of a breach of this Section or (C) has been or is subsequently independently conceived or developed by the Administrative Agent, any Arranger or any Lender without reference to or reliance on non-public Information. In addition, the Administrative Agent, the Fronting Banks and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents, the Fronting Bank or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Parent or any of its Subsidiaries relating to the Parent or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Fronting Bank or any Lender on a nonconfidential basis prior to disclosure by the Parent or any of its Subsidiaries; provided that, in the case of information received from the Parent or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 11.13 PATRIOT Act. Each Fronting Bank or Lender subject to the PATRIOT Act hereby notifies the Loan Parties that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow the Fronting Bank or Lender to identify such Loan Party in accordance with the PATRIOT Act.

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SECTION 11.14     Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Obligation owing under this Agreement, together with all fees, charges and other amounts that are treated as interest on such Loan or other Obligation under Applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or other Obligation in accordance with Applicable Law, the rate of interest payable in respect of such Loan or other Obligation hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan or other Obligation but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender in respect of other Loans or other Obligations or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate for each day to the date of repayment, shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or other Obligation or refunded to the applicable Loan Party so that at no time shall the interest and charges paid or payable in respect of such Loan or other Obligation exceed the maximum amount collectible at the Maximum Rate.
SECTION 11.15 Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the Fronting Bank or any Lender, or the Administrative Agent, the Fronting Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Fronting Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the Fronting Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
SECTION 11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Loan Parties and their Subsidiaries and any Arranger, any Agent, the Fronting Bank, the Swingline Lender or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether any Arranger, any Agent, the Fronting Bank, the Swingline Lender or any Lender has advised or is advising any Loan Party or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Arrangers, the Agents, the Fronting Banks, the Swingline Lender and the Lenders are arm’s-length commercial transactions between any Loan Party and its Affiliates, on the one hand, and the Arrangers, the Agents, the Fronting Banks, the Swingline Lender and the Lenders, on the other hand, (iii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Arrangers, the Agents, the Fronting Banks, the Swingline Lender and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person; (ii) none of the Arrangers, the Agents, the Fronting Banks, the Swingline Lender and the Lenders has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Arrangers, the Agents, the Fronting Banks, the Swingline Lender and the Lenders and their respective branches and Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of any Loan Party and its Affiliates, and none of the Arrangers, the Agents, the Fronting Banks, the Swingline Lender and the Lenders has any obligation to disclose any of such interests to any Loan Party or its Affiliates. To the fullest extent permitted by Law, each Loan Party hereby waives and releases any claims that it may have against any of the Arrangers, the Agents, the Fronting Banks, the Swingline Lender and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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SECTION 11.17     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
SECTION 11.18     Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y)

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covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
SECTION 11.19     Existing Credit Agreement.
(a)    This Agreement does not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of the Borrowers under the Existing Credit Agreement from any of their obligations and liabilities as a “Borrower” thereunder. The Borrowers hereby confirm and agree that, except as modified hereby or by instruments executed concurrently herewith, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date of this Agreement all references in any such Loan Document to “the Credit Agreement,” “the Facility,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Existing Credit Agreement shall mean this Agreement.
(b)    Unless and until the conditions to the effectiveness set forth in SECTION 5.01 have been satisfied or waived in accordance with the terms hereof, this Agreement shall have no force and effect and the terms of the Existing Credit Agreement shall remain in full force and effect and are hereby ratified for such purpose. Upon and after the effectiveness or due waiver of the conditions set forth in said SECTION 5.01, (i) this Agreement shall become effective and shall be in full force and effect and shall replace and supersede the terms of the Existing Credit Agreement and (ii) and all Obligations of the Borrowers outstanding as of such date under the Existing Credit Agreement shall be deemed to be Obligations outstanding under the corresponding facilities described herein and the Lenders (as defined in the Existing Credit Agreement) shall be deemed to have assigned to the Lenders (as defined hereunder) such interests as necessary to ensure that the outstanding balance of each Facility reflects the ratable interests of the Lenders hereunder, without any further action. In furtherance thereof, the Lenders (as defined in the Existing Credit Agreement) shall be deemed to have assigned to the Lenders (as defined hereunder) such interests as necessary to ensure that the outstanding balance of each Facility reflects the ratable interests of the Lenders hereunder. It is acknowledged that certain lenders under the Existing Credit Agreement have agreed to be repaid thereunder on the Closing Date and cease to be a party to this Agreement and that certain Lenders party hereto were not parties to the Existing Credit Agreement but have joined this Agreement and become a Lender hereunder and under the other Loan Documents for all purposes by executing this Agreement.
SECTION 11.20 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Borrower in respect of any such sum due from it to the Administrative Agent, the Fronting Bank or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, the Fronting Bank or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, the Fronting Bank or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, the Fronting Bank or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the Fronting Bank or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, the Fronting Bank or any Lender in such currency, the Administrative Agent, the Fronting Bank or such Lender, as the case may be, agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under Applicable Law).
[Remainder of page intentionally left blank]

107

108

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
ENSTAR GROUP LIMITED
as the Parent, as a Borrower and as a Guarantor

By /s/ Orla Gregory
Name: Orla Gregory
Title: President

KENMARE HOLDINGS LTD.
as a Borrower and as a Guarantor

By /s/ Robert Morgan
Name: Robert Morgan
Title: Authorised Signatory

ENSTAR (US ASIA-PAC) HOLDINGS LIMITED
as a Borrower and as a Guarantor

By /s/ Shaun Holden
Name: Shaun Holden
Title: Director

ENSTAR HOLDINGS (US) LLC
as a Borrower and as a Guarantor

By /s/ Jennifer Miu
Name: Jennifer Miu
Title: Chief Financial Officer

CAVELLO BAY REINSURANCE LIMITED
as a Borrower

By /s/ Duncan Scott
Name: Duncan Scott
Title: Director

ENSTAR (US) INC.
as agent for service of process

By /s/ Robert Redpath
Name: Robert Redpath
Title: Senior Vice President

[Signature Page to Amended and Restated Revolving Credit Agreement]

NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937),
as a Lender

By /s/ Carole Palmer
Name: Carole Palmer
Title: Director, CME

[Signature Page to Amended and Restated Revolving Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By /s/ William R. Goley
Name: William R. Goley
Title: Managing Director

[Signature Page to Amended and Restated Revolving Credit Agreement]

HSBC Bank USA, N.A.,
as a Lender

By /s/ Mrudul Kotia
Name: Mrudul Kotia
Title: Vice President, Financial Institutions

[Signature Page to Amended and Restated Revolving Credit Agreement]

Sumitomo Mitsui Banking Corporation,
as a Lender

By /s/ Brett Austin
Name: Brett Austin
Title: Managing Director

[Signature Page to Amended and Restated Revolving Credit Agreement]

TRUIST BANK,
as a Lender

By /s/ Hays Wood
Name: Hays Wood
Title: Director

[Signature Page to Amended and Restated Revolving Credit Agreement]

Barclays Bank PLC,
as a Lender

By /s/ Stephanie J. Reid
Name: Stephanie J. Reid
Title: Director, Financial Institutions
Authorized Signatory

[Signature Page to Amended and Restated Revolving Credit Agreement]

Bank of Montreal, Chicago Branch,
as a Lender

By /s/ Benjamin Mlot
Name: Benjamin Mlot
Title: Director

[Signature Page to Amended and Restated Revolving Credit Agreement]

Bank of America, N.A.,
as a Lender

By /s/ Timothy James Waltman
Name: Timothy James Waltman
Title: Senior Vice President

[Signature Page to Amended and Restated Revolving Credit Agreement]

ING Bank N.V., London Branch,
as a Lender

By /s/ Neal Abhyankar
Name: Neal Abhyankar
Title: Director

By /s/ Mariette Groen
Name: Mariette Groen
Title: Managing Director

[Signature Page to Amended and Restated Revolving Credit Agreement]

JPMorgan Chase Bank, N.A.,
as a Lender

By /s/ Danielle Babine
Name: Danielle Babine
Title: ED

[Signature Page to Amended and Restated Revolving Credit Agreement]

The Bank of Nova Scotia,
as a Lender

By /s/ Patrick Wong
Name: Patrick Wong
Title: Director, US FIG

[Signature Page to Amended and Restated Revolving Credit Agreement]

NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937),
as Administrative Agent, Swingline Lender and LC Administrator

By /s/ Melisha Hughes
Name: Melisha Hughes
Title: Head of Agency Services, Northern Hemisphere

[Signature Page to Amended and Restated Revolving Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Fronting Bank

By /s/ William R. Goley
Name: William R. Goley
Title: Managing Director

[Signature Page to Amended and Restated Revolving Credit Agreement]

EXHIBIT A

[FORM OF ASSIGNMENT AND ASSUMPTION]

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Closing Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Closing Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including any guarantees included in such facility), and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.    Assignor:    _________________________________________
            _________________________________________
2.    Assignee:    _________________________________________
            _________________________________________
    [Assignee is an [Affiliate][Approved Fund] of [identify Lender]
3.    Borrowers:    Enstar Group Limited, an exempted company limited by shares and incorporated in Bermuda, Kenmare Holdings Ltd., an exempted company limited by shares and incorporated in Bermuda, Enstar (US Asia-Pac) Holdings Limited, a limited liability company incorporated in England and Wales, Enstar Holdings (US) LLC, a limited liability company formed in the State of Delaware and Cavello Bay Reinsurance Limited, an exempted company limited by shares and incorporated in Bermuda and registered as a Class 3B insurer pursuant to the Insurance Act 1978
4.    Administrative Agent:    National Australia Bank Limited, as the Administrative Agent under the Credit Agreement
5.    Credit Agreement: The $800,000,000 Amended and Restated Revolving Credit Agreement dated as of May 30, 2023 among the Borrowers identified in item 3 above, the Guarantors parties thereto, the Lenders parties thereto, and National Australia Bank Limited as Administrative Agent.
6.    Assigned Interest:

Exhibit A-1

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans
$	$	%
$	$	%
$	$	%

Exhibit A-2

Closing Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE CLOSING DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR

[NAME OF ASSIGNOR]
By:_________________________________
Name:
Title:
ASSIGNEE

[NAME OF ASSIGNEE]
By:_________________________________
Name:
Title:

Consented to and Accepted:
NATIONAL AUSTRALIA BANK LIMITED,
as Administrative Agent
By: _________________________________
Name:
Title:
[Consented to:1
ENSTAR GROUP LIMITED
By: ________________________________
Name:
Title:]
[Consented to:2
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Fronting Bank
By: ________________________________
Name:
Title:]
1 To be added only if the consent of the Parent is required by the terms of the Credit Agreement.
2 To be added only if the consent of the Fronting Bank is required by the terms of the Credit Agreement.

Exhibit A-3

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. the Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2    Assignee.3 the Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.04 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Closing Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Closing Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Closing Date and to the Assignee for amounts that have accrued from and after the Closing Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Closing Date to the Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
3 UK Tax Confirmation to be included if the Assignee comes within (a)(ii) of the definition of “UK Qualifying Lender”.

Exhibit A-4

EXHIBIT B
FORM OF BORROWING REQUEST

[National Australia Bank Limited,
as Administrative Agent

52 Lime Street
London EC3M 7AF
Attention: Lending Admin / Agency Services, Northern Hemisphere
Email: ]

[National Australia Bank Limited,
as Swingline Lender

[Level 19, 277 Park Avenue
New York, NY 10172
Attention: Marie Healey
Telephone: 212-916-9691
Email: ]]4

[Date]
Ladies and Gentlemen:
Reference is hereby made to the Amended and Restated Credit Agreement dated as of May 30, 2023 (as amended, restated, supplemented and otherwise modified and in effect on the date hereof, the “Credit Agreement”), between, among others, Enstar Group Limited, Kenmare Holdings Ltd., Enstar (US Asia-Pac) Holdings Limited, Enstar Holdings (US) LLC and Cavello Bay Reinsurance Limited as Borrowers, the Guarantors party thereto, the Lenders party thereto, National Australia Bank Limited as Administrative Agent for the Lenders and LC Administrator, National Australia Bank Limited as Swingline Lender and Wells Fargo Bank, National Association as Fronting Bank.

We refer to the Credit Agreement. This is a Borrowing Request. Terms defined in the Credit Agreement have the same meaning in this Borrowing Request unless given a different meaning in this Borrowing Request.
1.    Borrower: __________
2.    Proposed date of Borrowing: __________
3.    Amount5: __________
[(a)    Amount designated to repay outstanding Swingline Loan: __________]6
4.    Currency: __________
5.    Type of Borrowing7: __________
4 To be included in the case of a Swingline Borrowing.
5 Not less than the applicable amounts specified in Section 2.02(c) of the Credit Agreement: (i) Term SOFR Borrowings shall be in an aggregate amount of $5,000,000 or a larger multiple of $100,000, (ii) Eurocurrency Rate Borrowings shall be in an aggregate amount of the Dollar Amount of $5,000,000 or a larger multiple of the Dollar Amount of $100,000, (iii) SONIA Borrowings shall be in an aggregate amount of the Dollar Amount of $5,000,000 or a larger multiple of the Dollar Amount of $100,000, (iv) ABR Borrowings (other than Swingline Loans) shall be in an aggregate amount equal to $5,000,000 or a larger multiple of $100,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments and (v) Swingline Loans shall be in an amount equal to $[100,000] or a larger multiple of $[50,000].
6 To be included if any Swingline Loans outstanding.
7 ABR, SONIA, Term SOFR, Eurocurrency Rate or Swingline.

Exhibit B-1

6.    Interest Period8: __________
7.    Purpose: __________
8.    Location/Account Number: __________
[Signature Page Follows]
We confirm that each condition specified in Section[s] [5.01 (Closing Date) and]9 5.02 (Conditions to All Credit Extensions) of the Credit Agreement is satisfied on the date of this Borrowing Request.

This Borrowing Request is irrevocable.

Very truly yours,
[•]
as the Borrower

By:______________________________
Name:
Title:
8 To be included in the case of a Term SOFR or Eurocurrency Rate Borrowing, which must comply with the definition of “Interest Period” and end not later than the Maturity Date. Interest Periods may be one, three or six months.
9 To be included only for Borrowings on the Closing Date.

Exhibit B-2

EXHIBIT C
FORM OF CONFIRMING BANK AGREEMENT

[Letterhead of Issuing Lender]

____________________, 20__
[Name of Confirming Bank]
[Address]
Ladies and Gentlemen:

Reference is hereby made to (i) the Amended and Restated Credit Agreement dated as of May 30, 2023 (as amended, restated, supplemented and otherwise modified and in effect on the date hereof, the “Credit Agreement”), between, among others, Enstar Group Limited, Kenmare Holdings Ltd., Enstar (US Asia-Pac) Holdings Limited, Enstar Holdings (US) Limited and Cavello Bay Reinsurance Limited as Borrowers, the Guarantors party thereto, the Lenders party thereto, National Australia Bank Limited as Administrative Agent for the Lenders and LC Administrator, National Australia Bank Limited as Swingline Lender and Wells Fargo Bank, National Association as Fronting Bank, and (ii) the irrevocable standby letter of credit number [•] issued by the LC Administrator on [•] (the “Applicable Letter of Credit”) to [•] (the “Beneficiary”). Terms defined in the Credit Agreement are used herein with the same meanings.
The undersigned is a Lender (the “Issuing Lender”) under the Credit Agreement but is not on the date hereof a bank listed on the most current “List of Qualified U.S. Financial Institutions” approved by the NAIC. Accordingly, in order to be an “NAIC Qualified Institution” for the purposes of the Credit Agreement, the undersigned hereby requests that you be a Confirming Bank with respect to the undersigned for the purposes of the Credit Agreement and the Applicable Letter of Credit, including the Issuing Lender.
By your signature below, you undertake that any draft drawn under and in strict compliance with the terms of the Applicable Letter of Credit issued by the LC Administrator on behalf of the Lenders, including the Issuing Lender, under the Credit Agreement will be duly honored by you, as to the Issuing Lender only, as if, and to the extent, you were the Issuing Lender under such Applicable Letter of Credit. [In connection with the foregoing, and not in limitation of the agreements set forth herein, the Issuing Lender hereby designates you as its agent for the receipt and payment of drafts drawn under the Applicable Letter of Credit for the purposes of Section 13(G)(1) of NAIC Model Regulation 786 (Credit for Reinsurance) (the “Regulation”), the version of the Regulation adopted in the applicable jurisdiction or any similar applicable regulation or statute that may require such a formal designation]10. Notwithstanding the foregoing, your liability under the Applicable Letter of Credit issued under the Credit Agreement shall be limited to an amount (the “Liability Limit”) equal to the share of the Commitment of the undersigned under the Credit Agreement in effect on the date hereof represented by the Applicable Letter of Credit (an amount equal to $_________), as such Liability Limit may be increased after the date hereof with your prior written consent by reason of an increase in the Commitment of the undersigned under the Credit Agreement. In addition, you hereby irrevocably appoint and designate the LC Administrator as your attorney-in-fact, acting through any duly authorized officer of National Australia Bank Limited, to execute and deliver, at any time
10 To be included if the beneficiary of the Letter of Credit is organized in a jurisdiction that has adopted NAIC Model Regulation 786 or any similar statute or regulation.

Exhibit C-1

prior to the Commitment Termination Date in effect on the date of this letter agreement, in your name and on your behalf the Applicable Letter of Credit to be confirmed by you in accordance herewith and with the Credit Agreement. You agree that, promptly upon the request of the LC Administrator, you will furnish to the LC Administrator such powers of attorney or other evidence as any beneficiary of the Applicable Letter of Credit may reasonably request in order to demonstrate that the LC Administrator has the power to act as attorney-in-fact for you in connection with the execution and delivery of such Applicable Letter of Credit. You further agree that, pursuant to Section 3.12(a) of the Credit Agreement, the LC Administrator may amend the Applicable Letter of Credit to add your name to the face of the Applicable Letter of Credit.
In consideration of the foregoing, the undersigned agrees that if you shall make any LC Disbursement in respect of the Applicable Letter of Credit, regardless of the identity of the applicant or beneficiary of the Applicable Letter of Credit, the undersigned shall reimburse you by paying to you an amount equal to the amount of the LC Disbursement made by you, such payment to be made not later than noon, New York City time, on (i) the Business Day that the undersigned receives notice of such LC Disbursement, if such notice is received prior to 11:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the undersigned receives such notice, if such notice is received on a day which is not a Business Day or is not received prior to 11:00 a.m., New York City time, on a Business Day. The undersigned's obligations to reimburse you as provided in the foregoing sentence shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this letter agreement under any and all circumstances whatsoever, and irrespective of any event or circumstance of the type described in Section 2.09(a) of the Credit Agreement (or of any analogous event or circumstance relating to the undersigned).
If any LC Disbursement is made by you, then, unless the undersigned shall reimburse the amount of such LC Disbursement to you in full on the date such LC Disbursement is made by you, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date of reimbursement, at the rate per annum equal to (i) the Federal Funds Effective Rate to but excluding the date four Business Days after such LC Disbursement and (ii) from and including the date four Business Days after such LC Disbursement, ABR plus the Applicable Rate plus 2%.
This letter agreement shall be governed by and construed in accordance with the law of the State of New York.
Please indicate your acceptance of the foregoing terms and conditions by signing the three enclosed copies of this letter agreement and returning (a) one such signed copy to the undersigned at the address indicated above, (b) one such signed copy to the LC Administrator at National Australia Bank Limited at The Scalpel, 52 Lime Street, London EC3M 7AF; Attention of Lending Admin /Agency Services, Northern Hemisphere; Email: and (c) one such signed copy to the Company at its address specified in Section 11.01 of the Credit Agreement.
[NAME OF ISSUING LENDER]

By____________________________
Title:

Exhibit C-2

AGREED AS AFORESAID:

[NAME OF CONFIRMING BANK]

By___________________________

Exhibit C-3

EXHIBIT D
FORM OF SYNDICATED LETTER OF CREDIT NOTICE

[NAME OF BORROWER]

From:    [Name of Borrower]

To:         National Australia Bank Limited
        as Administrative Agent

        National Australia Bank Limited
        as LC Administrator

        in each case, under the Credit Agreement (as defined below)

Date:

Request for Syndicated Letter of Credit

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Revolving Credit Agreement dated as of May 30, 2023 among Cavello Bay Reinsurance Limited, Enstar Group Limited, Kenmare Holdings Ltd. Enstar (US Asia-Pac) Holdings Limited, and Enstar Holdings (US) LLC as Borrowers, Enstar Group Limited, Kenmare Holdings Ltd. Enstar (US Asia-Pac) Holdings Limited, and Enstar Holdings (US) LLC as Guarantors, the lenders party thereto, National Australia Bank Limited, as Swingline Lender, Wells Fargo Bank, National Association as Fronting Bank, and National Australia Bank Limited as Administrative Agent and LC Administrator (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms used herein and not otherwise defined shall have the meaning assigned thereto in the Credit Agreement. The undersigned hereby gives you irrevocable notice, pursuant to Section [3.02(b)], of the following:

1. The undersigned hereby requests the issuance of a Syndicated Letter of Credit in the amount of [] (the “Letter of Credit”) in the form of Exhibit A attached hereto.

2. The date of issuance of the Syndicated Letter of Credit shall be [] and the expiration date of the Syndicated Letter of Credit shall be [].

3. The applicant named on the Syndicated Letter of Credit is [●].

4. The beneficiary of the requested Syndicated Letter of Credit shall be [name] at [address].

5. Set out below is a description of the purpose and nature of the requested Syndicated Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Syndicated Letter of Credit:
__________________________________________________________
__________________________________________________________
__________________________________________________________

6. The Syndicated Letter of Credit shall be delivered to the beneficiary listed above as follows:
__________________________________________________________
__________________________________________________________
__________________________________________________________

7. The Syndicated Letter of Credit requested herein complies with the Credit Agreement and we confirm that each condition specified in Section 5.02 of the Credit Agreement is satisfied on the date of this request for letter of credit.

[8. The Syndicated Letter of Credit requested herein must be issued by a NAIC-Qualified Lender.]

Exhibit D-1

[SIGNATURE PAGE TO FOLLOW]
[Borrower Name]

By:______________________
Name:____________________
Title:_____________________

Exhibit D-2

Exhibit A Form of Letter of Credit Requested

Exhibit D-3

EXHIBIT E-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Agreement dated as of May 30, 2023 among Cavello Bay Reinsurance Limited, Enstar Group Limited, Kenmare Holdings Ltd. Enstar (US Asia-Pac) Holdings Limited, and Enstar Holdings (US) LLC as Borrowers, Enstar Group Limited, Kenmare Holdings Ltd. Enstar (US Asia-Pac) Holdings Limited, and Enstar Holdings (US) LLC as Guarantors, the lenders party thereto, National Australia Bank Limited, as Swingline Lender, Wells Fargo Bank, National Association as Fronting Bank, and National Australia Bank Limited as Administrative Agent and LC Administrator (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

Exhibit E-1 - 1

EXHIBIT E-2
[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Agreement dated as of May 30, 2023 among Cavello Bay Reinsurance Limited, Enstar Group Limited, Kenmare Holdings Ltd. Enstar (US Asia-Pac) Holdings Limited, and Enstar Holdings (US) LLC as Borrowers, Enstar Group Limited, Kenmare Holdings Ltd. Enstar (US Asia-Pac) Holdings Limited, and Enstar Holdings (US) LLC as Guarantors, the lenders party thereto, National Australia Bank Limited, as Swingline Lender, Wells Fargo Bank, National Association as Fronting Bank, and National Australia Bank Limited as Administrative Agent and LC Administrator (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:_________________________________
Name:
Title:
Date: ________ __, 20[

Exhibit E-2 - 1

EXHIBIT E-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Agreement dated as of May 30, 2023 among Cavello Bay Reinsurance Limited, Enstar Group Limited, Kenmare Holdings Ltd. Enstar (US Asia-Pac) Holdings Limited, and Enstar Holdings (US) LLC as Borrowers, Enstar Group Limited, Kenmare Holdings Ltd. Enstar (US Asia-Pac) Holdings Limited, and Enstar Holdings (US) LLC as Guarantors, the lenders party thereto, National Australia Bank Limited, as Swingline Lender, Wells Fargo Bank, National Association as Fronting Bank, and National Australia Bank Limited as Administrative Agent and LC Administrator (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

Exhibit E-3 - 1

EXHIBIT E-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Agreement dated as of May 30, 2023 among Cavello Bay Reinsurance Limited, Enstar Group Limited, Kenmare Holdings Ltd. Enstar (US Asia-Pac) Holdings Limited, and Enstar Holdings (US) LLC as Borrowers, Enstar Group Limited, Kenmare Holdings Ltd. Enstar (US Asia-Pac) Holdings Limited, and Enstar Holdings (US) LLC as Guarantors, the lenders party thereto, National Australia Bank Limited, as Swingline Lender, Wells Fargo Bank, National Association as Fronting Bank, and National Australia Bank Limited as Administrative Agent and LC Administrator (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]
Exhibit E-4 -1

EXHIBIT F

FORM OF SYNDICATED LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER [ ]
NATIONAL AUSTRALIA BANK LIMITED, AS LC ADMINISTRATOR

Effective Date: --------------------------------------------------
Beneficiary Name :-----------------------------------------------
Beneficiary Address:---------------------------------------------
For the account of [Insert relevant Borrower/Applicant Name], National Australia Bank Limited, in its capacity as administrative agent and attorney-in-fact for the Letter of Credit Banks (as defined below) (in such capacity, the “LC Administrator”) hereby issues this clean, irrevocable and unconditional letter of credit - number [****], on behalf of the issuing banks listed below (hereinafter referred to individually as a “Letter of Credit Bank” and collectively as the “Letter of Credit Banks”), in your favor as beneficiary (the “Beneficiary”) available on any Business Day for an aggregate amount of up to the maximum of [******] effective as at the date set forth above and expiring at 4PM Eastern Standard Time at the office of National Australia Bank Limited as LC Administrator, located at The Scalpel, 52 Lime Street, London EC3M 7AF; Attention of Lending Admin / Agency Services, Northern Hemisphere or such other office as the LC Administrator shall notify you in writing, on the Expiration Date (as defined below).
The maximum liability of each Letter of Credit Bank with respect to any demands for payment made hereunder shall be its Commitment Share listed below of the amount of such demand for payment, as follows:

Letter of Credit Bank	Commitment Share	Maximum share of Letter of Credit amount
National Australia Bank Limited	[***]%	[***]
[Lender]	[***]%	[***]
Total		[***]

Upon funds being made available to you by a Letter of Credit Bank of its Commitment Share of the amount specified in the relevant sight draft drawn on such Letter of Credit Bank hereunder, such Letter of Credit Bank shall be discharged of its obligations under this Letter of Credit with respect to such sight draft, such Letter of Credit Bank shall not be obligated thereafter to make any further payments under this Letter of Credit with respect to such sight draft, and the amount available to be drawn thereafter under this Letter of Credit from such Letter of Credit Bank shall be automatically and permanently reduced by an amount equal to its Commitment Share of the amount of such sight draft. The obligations of the Letter of Credit Banks hereunder are several and not joint and no Letter of Credit Bank shall be responsible or otherwise liable for the failure of any other Letter of Credit Bank to perform its obligations hereunder, nor
Exhibit F-1

shall the failure of any Letter of Credit Bank to perform its obligations under this Letter of Credit relieve any other Letter of Credit Bank of its obligations hereunder. National Australia Bank Limited, solely in its capacity as the LC Administrator, shall have no liability for the obligations of any Letter of Credit Bank hereunder.
Funds under this Letter of Credit are available to you, as the beneficiary (and any successor by operation of law), on or prior to the Expiration Date as then in effect against your sight draft(s), in the form set out in Annex A hereto, presented to the LC Administrator, purportedly signed by your duly authorized officer, bearing the clause “Drawn under Letter of Credit number [****].” No document other than a sight draft need be presented in order for you to obtain funds. Partial and multiple drawings are permitted. All drafts must be presented on any Business Day to (i) The Scalpel, 52 Lime Street, London EC3M 7AF; Attention of Lending Admin / Agency Services, Northern Hemisphere, (ii) Level 19, 277 Park Avenue, New York, N.Y. 10172, Attention of Marie Healey or (iii) such other office as the LC Administrator shall notify you in writing, in one lot along with this original Letter of Credit and amendments hereto, if any.
This Letter of Credit sets forth in full the terms of the Letter of Credit Banks’ undertaking to you and, except as expressly set forth herein, is not subject to any agreement, conditions or qualifications outside of it. Such undertaking to you shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to, or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document or instrument. The Letter of Credit Banks’ obligations under this Letter of Credit are in no way contingent upon reimbursement of any drawing under this Letter of Credit.
This Letter of Credit may be amended by the LC Administrator without your consent to delete a Letter of Credit Bank, add a Letter of Credit Bank, or change Commitment Shares; provided that such amendment does not decrease the Letter of Credit Amount or the aggregate liability of the Letter of Credit Banks in respect of the Letter of Credit Amount.
This Letter of Credit may expire or be extended from time to time as provided in the immediately succeeding paragraph.
Unless the LC Administrator has notified you in writing prior to the sixtieth (60th) calendar day (or, in the event that one of the Letter of Credit Banks is not a qualified United States financial institution as defined in [insert applicable state law citation], the thirtieth (30th) calendar day) preceding the Expiration Date then in effect that the Letter of Credit Banks have elected not to extend this Letter of Credit, this Letter of Credit shall be automatically extended for a period of one year from the Expiration Date then in effect, but in no event beyond May [ ], 202911.
“Expiration Date” means [specify initial Expiration Date], or, if this Letter of Credit is extended from time to time as provided in the immediately preceding paragraph, the latest date to which this Letter of Credit is extended.
For the purpose hereof, "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York and London, England are authorized or required by law to close.
Notwithstanding anything to the contrary herein, the LC Administrator and the Letter of Credit Banks will not make payment under this Letter of Credit to any person who and/or entity that is listed on a United Nations, European Union, United States of America sanctions list or the sanctions list of any other jurisdiction to which each of the LC Administrator and the Letter of Credit Banks may be subject, nor to any person with whom each of the LC Administrator and the Letter of Credit Banks is prohibited from engaging in transactions under applicable anti-boycott, anti-terrorism or anti-money laundering laws.
11 LC Expiration Date to be inserted.
Exhibit F-2

This Letter of Credit is governed by and construed in accordance with the laws of the State of [_____] and the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce Publication No. 600 (UCP 600). In the event of any conflict, the laws of the State of [_____] will control. If this Letter of Credit expires during an interruption of business as described in Article 36 of said UCP 600, the Letter of Credit Banks hereby specifically agree to effect payment if this Letter of Credit is drawn upon within 30 calendar days after the resumption of the LC Administrator’s business.
Except in the case of sight drafts presented under this Letter of Credit and the accompanying original of this Letter of Credit and any amendments, all notices provided for in this Letter of Credit shall be in writing and delivered by overnight courier service or certified mail, return receipt requested. All notices given hereunder shall be deemed to be given on the date of receipt.

Yours faithfully,
NATIONAL AUSTRALIA BANK LIMITED
As LC Administrator

By:____________________________________
Name:
Title:

By: _____________________________________
Name:
Title:

Exhibit F-3

ANNEX A – SIGHT DRAFT
(Draft Issue Date) ….
(Draft Issue Place) …
Drawn under Standby Letter of Credit Number: [Insert details]         Dated: [ ]
Issued by: National Australia Bank Limited
Amount in Figures
(Amount Being Claimed in Figures)
AT SIGHT, PAY TO THE ORDER OF [full name of Beneficiary]
THE SUM OF_________________________________________________________
(The amount being claimed under the L/C expressed in words)
DRAWEE:
[Insert details of Bank]
DRAWER:
[Full name of Beneficiary]

____________________________________
Name:
Title:
Duly authorized

____________________________________
Name:
Title:
Duly authorized

Exhibit F-4